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                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.,
                                             Depositor


                              THE FIFTH THIRD BANK,
                                             Master Servicer


                                       and


                       THE FIRST NATIONAL BANK OF CHICAGO,
                                             Trustee





                          ----------------------------

                         POOLING AND SERVICING AGREEMENT
                          Dated as of November 1, 1995

                          ----------------------------




                       Mortgage Pass-Through Certificates

                                  Series 1995-2



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



                                TABLE OF CONTENTS

SECTION                                                                     PAGE

                                    ARTICLE I

                                   DEFINITIONS
1.01.    Defined Terms.......................................................  2
Administrator................................................................  2
Affiliate....................................................................  2
Agreement....................................................................  2
Assignment...................................................................  2
Available Distribution Amount................................................  2
Bankruptcy Amount............................................................  3
Bankruptcy Code..............................................................  3
Bankruptcy Loss..............................................................  3
Book-Entry Certificate.......................................................  3
Business Day.................................................................  3
Certificate..................................................................  3
Certificate Factor...........................................................  3
Certificateholder or Holder..................................................  3
Certificate Owner............................................................  4
Certificate Principal Balance................................................  4
Certificate Register and Certificate Registrar...............................  4
Class........................................................................  4
Class A Certificate..........................................................  4
Class B Certificate..........................................................  4
Class R Certificate..........................................................  4
Closing Date.................................................................  4
Code.........................................................................  4
Collection Account...........................................................  4
Corporate Trust Office.......................................................  5
Custodial Agreement..........................................................  5
Custodian....................................................................  5
Cut-off Date.................................................................  5
Debt Service Reduction.......................................................  5
Deficient Valuation..........................................................  5
Definitive Certificates......................................................  5
Deleted Mortgage Loan........................................................  5
Depositor....................................................................  5
Depository...................................................................  5
Depository Institution.......................................................  6
Depository Participant.......................................................  6
Designated Seller's Agreement................................................  6
Determination Date...........................................................  6
Directly Operate.............................................................  6
Disqualified Organization....................................................  6

SECTION                                                                     PAGE

Distribution Account.........................................................  7
Distribution Date............................................................  7
Due Date.....................................................................  7
Due Period...................................................................  7
Eligible Account.............................................................  7
Estate in Real Property......................................................  7
Event of Default.............................................................  7
Excess Bankruptcy Loss.......................................................  7
Excess Fraud Loss............................................................  7
Excess Special Hazard Loss...................................................  8
Extraordinary Loss...........................................................  8
Extraordinary Trust Fund Expenses............................................  8
FDIC.........................................................................  9
FHLMC........................................................................  9
Final Recovery Determination.................................................  9
FNMA.........................................................................  9
Foreclosure Profits".........................................................  9
Fraud Loss...................................................................  9
Fraud Loss Amount............................................................  9
Independent.................................................................. 10
Independent Contractor....................................................... 10
Insurance Proceeds........................................................... 10
Interest Accrual Period...................................................... 10
Interest Distribution Amount................................................. 10
Late Collections............................................................. 11
Liquidation Event............................................................ 11
Liquidation Proceeds......................................................... 11
Loan-to-Value Ratio.......................................................... 11
Master Servicer.............................................................. 11
Master Servicer Remittance Date.............................................. 11
Monthly Payment.............................................................. 12
Moody's...................................................................... 12
Mortgage..................................................................... 12
Mortgage File................................................................ 12
Mortgage Loan................................................................ 12
Mortgage Loan................................................................ 12
Mortgage Loan Schedule....................................................... 12
Mortgage Note................................................................ 13
Mortgaged Property........................................................... 13
Mortgage Rate................................................................ 13
Mortgagor.................................................................... 13
Net Mortgage Rate............................................................ 14
New Lease.................................................................... 14
Nonrecoverable P&I Advance................................................... 14
Non-United States Person..................................................... 14

SECTION                                                                     PAGE

Officers' Certificate........................................................ 14
Opinion of Counsel........................................................... 14
Original Mortgage Loan....................................................... 14
Ownership Interest........................................................... 14
Percentage Interest.......................................................... 14
Permitted Investments........................................................ 15
Permitted Transferee......................................................... 16
Person....................................................................... 16
P&I Advance.................................................................. 16
Prepayment Assumption........................................................ 16
Prepayment Interest Shortfall................................................ 16
Prepayment Period............................................................ 16
Primary Mortgage Insurance Policy............................................ 16
Principal Prepayment......................................................... 16
Purchase Price............................................................... 16
Qualified Substitute Mortgage Loan........................................... 17
Rating Agency................................................................ 18
Realized Loss................................................................ 18
Record Date.................................................................. 19
Regular Certificate.......................................................... 19
Regular Interest............................................................. 19
Relief Act................................................................... 19
Relief Act Interest Shortfall................................................ 19
REMIC........................................................................ 19
REMIC Provisions............................................................. 19
Remittance Report............................................................ 19
Rents from Real Property..................................................... 19
REO Disposition.............................................................. 20
REO Imputed Interest......................................................... 20
REO Principal Amortization................................................... 20
REO Property................................................................. 20
Request for Release.......................................................... 20
Residential Dwelling......................................................... 20
Residual Certificate......................................................... 20
Residual Interest............................................................ 20
Responsible Officer.......................................................... 20
Scheduled Principal Balance.................................................. 21
Seller....................................................................... 21
Senior Percentage............................................................ 21
Senior Prepayment Percentage................................................. 22
Senior Principal Distribution Amount......................................... 22
Servicing Account............................................................ 24
Servicing Advances........................................................... 24
Servicing Fee................................................................ 24
Servicing Fee Rate........................................................... 24

SECTION                                                                     PAGE

Servicing Officer............................................................ 24
Single Certificate........................................................... 24
Special Hazard Amount........................................................ 24
Special Hazard Loss.......................................................... 25
Startup Day.................................................................. 25
Stated Principal Balance..................................................... 25
Subordinate Percentage....................................................... 25
Subordinate Prepayment Percentage............................................ 26
Subordinate Principal Distribution Amount.................................... 26
Sub-Servicer................................................................. 27
Sub-Servicing Account........................................................ 27
Sub-Servicing Agreement...................................................... 27
Tax Returns.................................................................. 27
Termination Price............................................................ 27
Transfer..................................................................... 27
Transferee................................................................... 27
Transferor................................................................... 27
Trust Fund................................................................... 28
Trustee...................................................................... 28
Trustee's Fee................................................................ 28
Trustee's Fee Rate........................................................... 28
Uninsured Cause.............................................................. 28
United States Person......................................................... 28
Value........................................................................ 28
Variable Pass-Through Rate................................................... 29
Voting Rights................................................................ 29
Weighted Average Mortgage Loan Remittance Rate............................... 29
1.02.  Allocation of Certain Interest Shortfalls............................. 29

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES
2.01.    Conveyance of Mortgage Loans........................................ 30
2.02.    Acceptance of the Trust Fund by Trustee............................. 33
2.03.    Repurchase or Substitution of Mortgage Loans by the
         Seller.............................................................. 35
2.04.    Representations, Warranties and Covenants of the Master
         Servicer............................................................ 37
2.05.    Issuance of Certificates............................................ 39

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

SECTION                                                                     PAGE

3.01.    Master Servicer to Act as Master Servicer........................... 40
3.02.    Sub-Servicing Agreements Between Master Servicer and
         Sub-Servicer........................................................ 41
3.03.    Successor Sub-Servicer.............................................. 43
3.04.    Liability of the Master Servicer.................................... 43
3.05.    No Contractual Relationship Between Sub-Servicer and
         Trustee or Certificateholders....................................... 43
3.06.    Assumption or Termination of Sub-Servicing Agreements
         by Trustee.......................................................... 44
3.07.    Collection of Certain Mortgage Loan Payments........................ 44
3.08.    Sub-Servicing Accounts.............................................. 45
3.09.    Collection of Taxes, Assessments and Similar Items;
         Servicing Accounts.................................................. 45
3.10.    Collection Account and Distribution Account......................... 46
3.11.    Withdrawals from the Collection Account............................. 48
3.12.    Investment of Funds in the Collection Account and the
         Distribution Account................................................ 50
3.13.    Maintenance of the Primary Mortgage Insurance Policies;
         Collections Thereunder.............................................. 51
3.14.    Maintenance of Hazard Insurance and Errors and
         Omissions and Fidelity Coverage..................................... 52
3.15.    Enforcement of Due-On-Sale Clauses; Assumption
         Agreements.......................................................... 53
3.16.    Realization Upon Defaulted Mortgage Loans........................... 55
3.17.    Trustee to Cooperate; Release of Mortgage Files..................... 57
3.18.    Servicing Compensation.............................................. 58
3.19.    Reports to the Trustee; Collection Account Statements............... 58
3.20.    Statement as to Compliance.......................................... 59
3.21.    Independent Public Accountants' Servicing Report.................... 59
3.22.    Access to Certain Documentation..................................... 60
3.23.    Title, Management and Disposition of REO Property................... 60
3.24.    Obligations of the Master Servicer in Respect of
         Prepayment Interest Shortfalls...................................... 63
3.25.    Information Reports to be filed by the Master Servicer.............. 63

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS
4.01.    Distributions....................................................... 64
4.02.    Statements to Certificateholders.................................... 66
4.03.    Remittance Reports; P&I Advances.................................... 69
4.04.    Allocation of Extraordinary Trust Fund Expenses and
         Realized Losses..................................................... 71


                                    ARTICLE V

                                THE CERTIFICATES
5.01.    The Certificates.................................................... 73
5.02.    Registration of Transfer and Exchange of Certificates............... 75
5.03.    Mutilated, Destroyed, Lost or Stolen Certificates................... 79
5.04.    Persons Deemed Owners............................................... 80
                                  -v-

SECTION                                                                     PAGE

5.05.    Certain Available Information....................................... 80

                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER
6.01.    Liability of the Depositor and the Master Servicer.................. 81
6.02.    Merger or Consolidation of the Depositor or the Master
         Servicer............................................................ 81
6.03.    Limitation on Liability of the Depositor, the Master
         Servicer and Others................................................. 81
6.04.    Limitation on Resignation of the Master Servicer.................... 82
6.05.    Rights of the Depositor in Respect of the Master Servicer........... 83

                                   ARTICLE VII

                                     DEFAULT
7.01.    Events of Default................................................... 84
7.02.    Trustee to Act; Appointment of Successor............................ 86
7.03.    Notification to Certificateholders.................................. 87
7.04.    Waiver of Events of Default......................................... 87

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE
8.01.    Duties of Trustee................................................... 88
8.02.    Certain Matters Affecting the Trustee............................... 89
8.03.    Trustee Not Liable for Certificates or Mortgage Loans............... 90
8.04.    Trustee May Own Certificates........................................ 91
8.05.    Trustee's Fees and Expenses......................................... 91
8.06.    Eligibility Requirements for Trustee................................ 92
8.07.    Resignation and Removal of the Trustee.............................. 92
8.08.    Successor Trustee................................................... 93
8.09.    Merger or Consolidation of Trustee.................................. 93
8.10.    Appointment of Co-Trustee or Separate Trustee....................... 94
8.11.    Appointment of Custodians........................................... 95
8.12.    Appointment of Office or Agency..................................... 95
8.13.    Appointment of Administrator........................................ 95

SECTION                                                                     PAGE

                                   ARTICLE IX

                                   TERMINATION
9.01.    Termination Upon Repurchase or Liquidation of all
         Mortgage Loans...................................................... 96
9.02.    Additional Termination Requirements................................. 98

                                    ARTICLE X

                                REMIC PROVISIONS
10.01.   REMIC Administration................................................ 99
10.02.   Prohibited Transactions and Activities..............................102
10.03.   Master Servicer and Trustee Indemnification.........................102

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS
11.01.   Amendment...........................................................103
11.02.   Recordation of Agreement; Counterparts..............................104
11.03.   Limitation on Rights of Certificateholders..........................104
11.04.   Governing Law.......................................................105
11.05.   Notices.............................................................105
11.06.   Severability of Provisions..........................................106
11.07.   Notice to Rating Agency.............................................106
11.08.   Article and Section References......................................107

EXHIBITS

Exhibit A-1       Form of Class A Certificate
Exhibit A-2       Form of Class B Certificate
Exhibit A-3       Form of Class R Certificate
Exhibit C-1       Form of Trustee's Initial Certification
Exhibit C-2       Form of Trustee's Final Certification
Exhibit D         Form of Designated Seller's Agreement
Exhibit E-1       Form of Request for Release
Exhibit F-1       Form of Transferor Representation Letter
                  and Form of Transferee Representation Letter in
                  connection with transfer of Class B Certificates
                  Pursuant to Rule 144A Under the 1933 Act
Exhibit F-2       Form of Transferee Representation Letter
                  regarding ERISA and the Code in connection with
                  transfer of Class B Certificates or Residual
                  Certificates
Exhibit F-3       Form of Transfer Affidavit and Agreement
                  and Form of Transferor Affidavit regarding compliance
                  with REMIC Provisions in connection with transfer of
                  Residual Certificates
Exhibit G         Form of Custodial Agreement

Schedule 1        Mortgage Loan Schedule

          This Pooling and Servicing Agreement, is dated and effective as of November 1, 1995, among SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., as Depositor, THE FIFTH THIRD BANK, as Master Servicer, and THE FIRST NATIONAL BANK OF CHICAGO, as Trustee.

                             PRELIMINARY STATEMENT:

                   The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder.

          As provided herein, the Administrator will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Class A Certificates and the Class B Certificates will be the "regular interests" in the REMIC, and the Class R Certificates will be the sole class of "residual interests" therein.

          The following table irrevocably sets forth the initial Variable Pass-Through Rate, initial Certificate Principal Balance and "latest possible maturity date" for the respective Classes of Certificates evidencing "regular interests" in the Trust Fund created hereunder.

                                       INITIAL AGGREGATE
                INITIAL VARIABLE       CERTIFICATE             LATEST POSSIBLE
DESIGNATION     PASS-THROUGH RATE      PRINCIPAL BALANCE       MATURITY DATE(1)
-----------     -----------------      -----------------       ----------------
Class A           7.3795%              $45,151,000.00          December 25, 2025
Class B           7.3795%              $6,157,015.81           December 25, 2025
================================================================================

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loans with the latest maturity date in the Mortgage Pool has been designated as the "latest possible maturity date" for each Class of Certificates.

          As of the Cut-off Date, the Original Mortgage Loans had an aggregate Scheduled Principal Balance equal to $51,308,115.81.

          In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. Defined Terms.

          Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

          "Administrator": The Trustee or an Administrator appointed by the Trustee in pursuant to Section 8.13.

          "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

          "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

          "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account as of the close of business on the related Determination Date, (b) the aggregate of any amounts received in respect of an REO Property withdrawn from the Collection Account and deposited in the Distribution Account for such Distribution Date, (c) the aggregate of any amounts deposited in the Distribution Account in respect of Prepayment Interest Shortfalls for such Distribution Date pursuant to Section
3.24 and (d) the aggregate of any P&I Advances made by the Master Servicer for such Distribution Date pursuant to Section 4.03, reduced (to not less than zero) by (2) the portion of the amount described in clause (1)(a) hereof that represents (i) Monthly Payments received from a Mortgagor on or prior to the related Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the related Mortgage Loans during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds and Insurance Proceeds received after the related Prepayment Period, (iv) amounts reimbursable or payable to the Depositor, the Master Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to Section 3.11 or Section
3.12 or otherwise payable in respect of Extraordinary Trust Fund Expenses and/or
(v) amounts deposited in either the Collection Account or the Distribution Account, as the case may be, in error.

          "Bankruptcy Amount": As of any date of determination, an amount, equal to the excess, if any, of (A) $100,000, over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.04.

          "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

          "Bankruptcy Loss": With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

          "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

          "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of Ohio, the State of Illinois or the State of New York, or in the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

          "Certificate": Any one of the Depositor's Mortgage Pass-Through Certificates, Series 1995-2, issued under this Agreement.

          "Certificate Factor": With respect to any Class of Certificates, as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Certificate Principal Balance of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal, and allocations of Realized Losses and Extraordinary Trust Fund Expenses, in reduction of the Certificate Principal Balance of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Certificate Principal Balance of such Class of Certificates as of the Closing Date.

          "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified Organization nor a NonUnited States Person shall be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee may conclusively rely upon a certificate of the Depositor or in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the

Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the person in whose name a Certificate is registered in the Certificate Registrar.

          "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

          "Certificate Principal Balance": With respect to any Certificate, as of any date of determination, the Certificate Principal Balance of such Certificate on the Distribution Date immediately prior to such date of determination, reduced by all distributions of principal made thereon and the principal portion of all Realized Losses allocated thereto on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the initial Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof).

          "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

          "Class": Collectively, all of the Certificates bearing the same class designation.

          "Class A Certificate": Any one of the Class A Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in the Trust Fund for purposes of the REMIC Provisions.

          "Class B Certificate": Any one of the Class B Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in the Trust Fund for purposes of the REMIC Provisions.

          "Class R Certificate": Any one of the Class R Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3 and evidencing the Residual Interest in the Trust Fund for purposes of the REMIC Provisions.

          "Closing Date": November 30, 1995.

          "Code": The Internal Revenue Code of 1986.

          "Collection Account": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.10(a), which shall be entitled "The Fifth Third Bank, as Master Servicer for The First National Bank of Chicago, as Trustee, in trust for registered holders of Salomon Brothers Mortgage Securities VII, Inc., Mortgage Pass-Through Certificates, Series 1995-2", and which must be an Eligible Account.

          "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at One First National Plaza, Suite 0126, Chicago, Illinois, Attention: Salomon Brothers Mortgage Securities VII, Inc., Mortgage Pass-Through Certificates, Series 1995-2, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

          "Custodial Agreement": An agreement that may be entered into among the Depositor, the Master Servicer, the Trustee and a Custodian in the form of Exhibit G annexed hereto or an agreement assigned to the Trustee with respect to the Mortgage Loans.

          "Custodian": A Custodian, which (in the case of any Custodian, other than the initial Custodian) shall not be the Depositor, Master Servicer, the Seller or any affiliate of any of them, appointed pursuant to a Custodial Agreement.

          "Cut-off Date": With respect to each Original Mortgage Loan, November 1, 1995. With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution.

          "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

          "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

          "Definitive Certificates": As defined in Section 5.01(b).

          "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

          "Depositor": Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation, or its successor in interest.

          "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial

Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

          "Depository Institution": Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations (or, in the case of a depository institution that is a subsidiary of a holding company, such holding company has unsecured commercial paper or other short-term unsecured debt obligations) that are rated P-1 by Moody's (or comparable ratings if Moody's is not the Rating Agency).

          "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Designated Seller's Agreement": The agreement by and between the Seller and the Depositor, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor, substantially in the form of Exhibit D annexed hereto.

          "Destroyed Mortgage Note": A Mortgage Note the original of which was lost or destroyed and has not been replaced.

          "Determination Date": With respect to each Distribution Date, the 20th day of the calendar month in which such Distribution Date occurs or, if such 20th day is not a Business Day, the Business Day immediately preceding such 20th day.

          "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

          "Disqualified Organization": Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the Trustee that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) which shall be entitled "The First National Bank of Chicago, as Trustee, in trust for registered holders of Salomon Brothers Mortgage Securities VII, Inc., Mortgage Pass-Through Certificates, Series 1995-2", and which must be an Eligible Account.

          "Distribution Date": The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in December 1995.

          "Due Date": With respect to each Distribution Date, the first day of the calendar month in which such Distribution Date occurs, which is the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

          "Due Period": With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the related Due Date.

          "Eligible Account": Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated P-1 by Moody's (or comparable ratings if Moody's is not the Rating Agency) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a corporate trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

          "Estate in Real Property": A fee simple estate in a parcel of land.

          "Event of Default": One or more of the events described in Section
7.01.

          "Excess Bankruptcy Loss": Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

          "Excess Fraud Loss": Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

          "Excess Special Hazard Loss": Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

          "Extraordinary Loss": Any Realized Loss or portion thereof caused by or resulting from:

     (i) wear and tear, deterioration, rust or corrosion, mold, wet or dry rot; inherent vice or latent defect; animals, birds, vermin, insects;

     (ii) smog, smoke, vapor, liquid or dust discharge from agricultural or industrial operations; pollution; contamination;

     (iii) settling, subsidence, cracking, shrinkage, bulging or expansion of pavements, foundations, walls, floors, roofs or ceilings;

     (iv) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

     (v) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

     (vi) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by any government or sovereign power, DE JURE, or DE FACTO, or by any authority maintaining or using military, naval or air forces, or by military, naval or air forces, or by an agent of any such government, power, authority or forces;

     (vii) any weapon of war employing atomic fission or radioactive forces whether in time of peace or war, and

     (viii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transactions or trade.

          "Extraordinary Trust Fund Expenses": Any amounts reimbursable to the Master Servicer or the Depositor pursuant to Section 6.03, any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii), any amounts reimbursable to the Trustee from the Trust Fund pursuant to Section 8.05 and any other costs, expenses, liabilities and losses borne by the Trust Fund (exclusive of any cost, expense, liability or loss that is specific to a particular Mortgage Loan or REO Property and is taken into account in calculating a Realized Loss in respect thereof) for which the Trust Fund has not and, in the reasonable good faith judgment of the Trustee shall not, obtain reimbursement or indemnification from any other Person.

          "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

          "FHLMC": Federal Home Loan Mortgage Corporation or any successor thereto.

          "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller, the Depositor or the Master Servicer pursuant to or as contemplated by Section 2.03, 3.16(c) or 9.01), a determination made by the Master Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby and give prompt written notice thereof to the Trustee.

          "FNMA": Federal National Mortgage Association or any successor thereto.

          "Foreclosure Profits": As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.11(iii)) in respect of each Mortgage Loan or REO Property for which a Final Recovery Determination or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Final Recovery Determination or REO Disposition occurred.

          "Fraud Loss": Any Realized Loss or portion thereof sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including by reason of the denial of coverage under any related Primary Mortgage Insurance Policy.

          "Fraud Loss Amount": An amount initially equal to $1,026,162. As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the first anniversary of the Cut-off Date an amount equal to $1,026,162 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.04 since the Cut-off Date up to such date of determination and (Y) from the first to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.04 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

          "Independent": When used with respect to any specified Person, any such Person who (a) states that such Person is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate thereof, and
(c) is not connected with the Depositor or the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

          "Independent Contractor": Either (i) any Person (other than the Master Servicer) that would be an "independent contractor" with respect to the Trust Fund within the meaning of Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

          "Insurance Proceeds": Proceeds of any Primary Mortgage Insurance Policy, title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

          "Interest Accrual Period": With respect to any Distribution Date, the one-month period ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

          "Interest Distribution Amount": With respect to any Class of Certificates for any Distribution Date, an amount equal to (a) one month's interest accrued during the most recently ended Interest Accrual Period at the applicable Variable Pass-Through Rate, based on a 360 day year consisting of twelve 30 day months, on the Certificate Principal Balance of such Certificates immediately prior to such Distribution Date, plus (b) in the case of any Distribution Date subsequent to the initial Distribution Date, the excess, if any, of the Interest Distribution Amount in respect of such Certificates for the immediately preceding Distribution Date, over the aggregate distributions of interest made in respect of such Certificates pursuant to Section 4.01(a) on such immediately preceding Distribution Date, less (c) any Prepayment Interest Shortfalls (to the extent not covered by payments by the Master Servicer pursuant to Section 3.24) and Relief Act Interest Shortfalls that were allocated to such Certificates on such Distribution Date pursuant to Section 1.02.

          "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

          "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being purchased pursuant to Section 9.01.

          "Liquidation Proceeds": The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan through a trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.16(c), Section 3.23 or Section 9.01.

          "Loan-to-Value Ratio": As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

          "Master Servicer": The Fifth Third Bank, a corporation organized under the laws of Ohio, until such time as it ceases to act in such capacity in accordance with this Agreement, and thereafter any successor master servicer appointed as herein provided.

          "Master Servicer Remittance Date": As to any Distribution Date, the Business Day prior thereto.

          "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Principal Prepayment with respect to such Mortgage Loan applied prior to the Due Date for such Monthly Payment,
(ii) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (iii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any modification, waiver or amendment granted or agreed to by the Master Servicer pursuant to Section 3.07; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

          "Moody's": Moody's Investors Service, Inc, or its successors.

          "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

          "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

          "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

          "Mortgage Loan Remittance Rate": With respect to any Mortgage Loan or REO Property, as of any date of determination, the then applicable Net Mortgage Rate in respect thereof minus the Trustee's Fee Rate.

          "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule 1. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

     (i)       the loan number;

     (ii)      the Mortgagor's name;

     (iii) the street address of the Mortgaged Property, including the city, state and zip code;

     (iv) the type of Mortgaged Property and whether the related Mortgagor represented at the origination of the Mortgage Loan that such Mortgaged

               Property would be occupied as a primary residence or as a secondary residence or would be owned for investment purposes;

     (v)       the Mortgage Rate;

     (vi)      the original term and the stated maturity date;

     (vii)     the remaining number of months to maturity as of the Cut-off
               Date;

     (viii)    the original principal balance;

     (ix)      the due date of the first Monthly Payment;

     (x)       the amount of the Monthly Payment;

     (xi)      the Scheduled Principal Balance as of the Cut-off Date;

     (xii)     the Loan-to-Value Ratio at origination;

     (xiii) whether the Mortgage Loan is covered by a Primary Mortgage Insurance Policy as of the Cut-off Date; and

     (xiv)     the loan purpose.

          The Mortgage Loan Schedule shall also set forth the total of the amounts described under (xi) above for all of the Mortgage Loans. The Mortgage Loan Schedule may be in the form of more than one list, collectively setting forth all of the information required. The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, the items described in clauses (vii), (xi) and (xiii) shall be set forth as of the date of substitution.

          "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

          "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

          "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, without regard to any reduction therein as a result of a Debt Service Reduction or operation of the Relief Act.

          "Mortgagor": The obligor on a Mortgage Note.

          "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

          "New Lease": Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund if the Trust Fund has the right to renegotiate the terms of such lease.

          "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

          "Non-United States Person": Any Person other than a United States Person.

          "Officers' Certificate": With respect to the Depositor or the Seller, a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or an assistant treasurer or assistant secretary thereof. With respect to the Master Servicer, a certificate signed by any two Servicing Officers thereof.

          "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor or the Master Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account, (b) qualification of the Trust Fund as a REMIC, (c) compliance with the REMIC Provisions or (d) resignation of the Master Servicer pursuant to Section 6.04 must be an opinion of Independent counsel.

          "Original Mortgage Loan": Any of the Mortgage Loans included in the Trust Fund as of the Closing Date.

          "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "Percentage Interest": With respect to any Class of Certificates, the portion of the respective Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance represented by such Certificate, and the denominator of which is the initial aggregate Certificate Principal Balance of all of the Certificates of such Class. The Book-Entry Certificates are issuable only in Percentage Interests corresponding to initial Certificate Principal Balances of $1.00 and integral multiples thereof. The Class B Certificates are issuable only in Percentage Interests corresponding to initial Certificate Principal Balance of $10,000 and integral multiples of $1,000 in excess thereof; provided, however, that a single Certificate of such Class of Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Certificate Principal Balance of such Class or to an otherwise authorized denomination for such Class plus such remainder. The Residual Certificates are issuable only in Percentage Interests corresponding to initial Certificate Principal Balances of $20 and integral multiples thereof.

          "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Master Servicer, the Trustee or any of their respective Affiliates:

          (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

          (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances issued by, any Depository Institution;

          (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

          (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by the Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by the Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

          (vi) mutual funds organized under the Investment Company Act of 1940 rated not less than "Aaa" by Moody's;

          (vii) units of money market funds or common trust funds that have been rated in the highest long-term or highest short-term rating category by the Rating Agency; and

          (viii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to Moody's as a permitted investment of funds backing securities having ratings equivalent to their highest initial rating of the Class A Certificates;

provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

          "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

          "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "P&I Advance": As to any Mortgage Loan or REO Property, any advance made by the Master Servicer in respect of any Distribution Date pursuant to
Section 4.03.

          "Prepayment Assumption": 175% of the standard prepayment assumption, used solely for determining the accrual of original issue discount, premium and market discount on the Certificates for federal income tax purposes. The standard prepayment assumption assumes a constant rate of prepayment of mortgage loans of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans, increasing by an additional 0.2% per annum in each succeeding month until the thirtieth month, and a constant 6% per annum rate of prepayment thereafter for the life of the mortgage loans.

          "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment that was applied by the Master Servicer to reduce the outstanding principal balance of such loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which such Principal Prepayment is applied and ending on the last day of the related Prepayment Period. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfalls are set forth in Section 3.24.

          "Prepayment Period": With respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs.

          "Primary Mortgage Insurance Policy": Each primary policy of mortgage guaranty insurance in effect and as so indicated on the Mortgage Loan Schedule, or any replacement policy therefor obtained by the Master Servicer or any Sub-Servicer pursuant to Section 3.13.

          "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

          "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, 3.16(c) or 9.01, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase, (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer, which payment or advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and P&I Advances that as of the date of purchase been distributed as or to cover REO Imputed Interest pursuant to Section 4.01,
(iii) any unreimbursed Servicing Advances and P&I Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the related Collection Account in respect of such Mortgage Loan or REO Property pursuant to Sections 3.11(ix) and 3.16(b), and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Master Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation.

          "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) have a Net Mortgage Rate equal to the Net Mortgage Rate of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (v) have the same Due Date as the Due Date on the Deleted Mortgage Loan,
(vi) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (vii) be covered under a Primary Insurance Policy if such Qualified Substitute Mortgage Loan has a Loan-toValue Ratio in excess of 80% and (viii) conform to each representation and warranty set forth in Section 6 of the Designated Seller's Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause
(ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the Net Mortgage Rates described in clause (iii) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (iv) shall be determined on the basis of weighted average remaining terms to maturity, the Loan-to-Value Ratios described in clause (vi) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (viii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

          "Rating Agency": Moody's or its successor. If such agency or its successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee and Master Servicer.

          "Realized Loss": With respect to each Mortgage Loan as to which a Final Recovery Determination has been made an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus
(ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan, net of the Servicing Fee Rate, and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) any amounts previously withdrawn from the related Collection Account in respect of such Mortgage Loan pursuant to Sections 3.11(ix) and 3.16(b), minus (iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Master Servicer with respect to such Mortgage Loan pursuant to clause (iii) of Section 3.11.

          With respect to any REO Property as to which a Final Recovery Determination has been made an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of the Trust Fund, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan, net of the Servicing Fee Rate, and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the related Collection Account in respect of the related Mortgage Loan pursuant to Sections 3.11(ix) and 3.16(b), minus (v) the aggregate of all P&I Advances made by the Master Servicer in respect of such REO Property or the related Mortgage Loan for which the Master Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.23 out of rental income, Insurance Proceeds and Liquidation

Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to Section 3.23.

          With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

          With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

          "Record Date": With respect to each Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

          "Regular Certificate": Any Class A Certificate or Class B Certificate.

          "Regular Interest": A "regular interest" in a REMIC within the meaning of Section 860G(a)(1) of the Code.

          "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

          "Relief Act Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act. "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

          "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

          "Remittance Report": A report on machine readable media (or in such other media as may be reasonably requested by the Trustee or the Administrator) prepared by the Master Servicer pursuant to Section 4.03 and containing the information agreed to by the Trustee, or the Administrator on the Trustee's behalf, and the Master Servicer.

          "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property".

          "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

          "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the close of business on the Distribution Date in such calendar month.

          "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 9.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23(c) in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer pursuant to Section 3.23(d) for unpaid Servicing Fees in respect of the related Mortgage Loans and unreimbursed Servicing Advances and P&I Advances in respect of such REO Property or the related Mortgage Loan, over
(b) the REO Imputed Interest in respect of such REO Property for such calendar month.

          "REO Property": A Mortgaged Property acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

          "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E-1 or Exhibit E-2 attached hereto.

          "Residential Dwelling": Any one of the following: (i) a detached or semi- detached single-family dwelling, (ii) a two to four-unit dwelling, (iii) a townhouse or (iv) a unit in a condominium or a planned unit development, none of which is a mobile or manufactured home.

          "Residual Certificate": Any one of the Class R Certificates.

          "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

          "Responsible Officer": When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice

President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred.

          "Scheduled Principal Balance": With respect to any Mortgage Loan: (a) as of the Cut-off Date, the outstanding principal balance of such Mortgage Loan as of such date, net of the principal portion of all unpaid Monthly Payments, if any, due on or before such date; (b) as of any Due Date subsequent to the Cut-off Date up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such Mortgage Loan, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, minus the sum of
(i) the principal portion of each Monthly Payment due on or before such Due Date but subsequent to the Cut-off Date, whether or not received, (ii) all Principal Prepayments received before such Due Date but after the Cut-off Date, (iii) the principal portion of all Liquidation Proceeds and Insurance Proceeds received before such Due Date but after the Cut-off Date, net of any portion thereof that represents principal due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) on a Due Date occurring on or before the date on which such proceeds were received and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation occurring before such Due Date, but only to the extent such Realized Loss represents a reduction in the portion of principal of such Mortgage Loan not yet due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) as of the date of such Deficient Valuation; and (c) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such Mortgage Loan, zero. With respect to any REO Property: (a) as of any Due Date subsequent to the date of its acquisition on behalf of the Trust Fund up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such REO Property, an amount (not less than zero) equal to the Scheduled Principal Balance of the related Mortgage Loan as of the Due Date in the calendar month in which such REO Property was acquired, minus the aggregate amount of REO Principal Amortization, if any, in respect of such REO Property for all previously ended calendar months; and (b) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such REO Property, zero.

          "Seller": The Fifth Third Bank, or its successor in interest.

          "Senior Percentage": With respect to any Distribution Date, the lesser of (a) 100% and (b) a fraction, expressed as a percentage, the numerator of which is the excess, if any, of the Certificate Principal Balance of the Class A Certificates for such Distribution Date, over the aggregate amount, if any, payable to the Holders of the Class A Certificates on such date pursuant to clause (d) of the definition of "Senior Principal Distribution Amount" and the denominator of which is the sum of (i) the aggregate of the Scheduled Principal Balance of each of the Mortgage Loans, plus (ii) the aggregate of the Scheduled Principal Balance of each of the REO Properties, in each case before reduction for any Realized Losses on such Distribution Date.

          "Senior Prepayment Percentage": With respect to any Distribution Date within the range indicated below, the percentage as indicated below:

DISTRIBUTION DATE                               SENIOR PREPAYMENT PERCENTAGE
-----------------------------------             --------------------------------
December 1995 through November 2000.............100%
December 2000 through November 2001.............Senior Percentage, plus 70% of the difference between the
                                                 Senior Percentage and 100%

December 2001 through November 2002.............Senior Percentage, plus 60% of the difference between the
                                                 Senior Percentage and 100%

December 2002 through November 2003.............Senior Percentage, plus 40% of the difference between the
                                                 Senior Percentage and 100%

December 2003 through November 2004.............Senior Percentage, plus 20% of the difference between the
                                                 Senior Percentage and 100%

December 2004 and thereafter....................Senior Percentage;


provided, however, no reduction to the Senior Prepayment Percentage described above shall be made as of any Distribution Date unless either (a)(i) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (ii) Realized Losses on the Mortgage Loans to date are less than 30% of the sum of the initial Certificate Principal Balance of the Class B Certificates or (b)(i) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and (ii) Realized Losses on the Mortgage Loans to date are less than 10% of the sum of the initial Certificate Principal Balance of the Class B Certificates. Notwithstanding the foregoing, upon the reduction of the aggregate Certificate Principal Balance of the Class A Certificates to zero, the Senior Prepayment Percentage shall thereafter be 0%. In addition, on any Distribution Date on which the Senior Percentage exceeds the Senior Percentage for the first Distribution Date, the Senior Prepayment Percentage shall be 100%.

          "Senior Principal Distribution Amount": For any Distribution Date, an amount equal to the sum of:

          (a) the product of (x) the then-applicable Senior Percentage and (y) the sum of the following:

               (i) the aggregate of the principal portions of all Monthly Payments due during the related Due Period in respect of all the Mortgage Loans whether or not received on or prior to the related Determination Date;

               (ii) the principal portion of all Insurance Proceeds and Liquidation Proceeds (other than amounts described in clause (c) below) received in respect of the Mortgage Loans during the related Prepayment Period (other than any such Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03, 3.16(c) or 9.01 during the related Prepayment

          Period), net of any portion thereof that represents a recovery of principal for which an advance was made by the Master Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date;

               (iii) the Stated Principal Balance (calculated immediately prior to such Distribution Date) of each Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03, 3.16(c) or 9.01 during the related Prepayment Period;

               (iv) all REO Principal Amortization collected in respect of any REO Property during the related Prepayment Period; and

               (v) in connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans pursuant to Section 2.03 during the related Prepayment Period, the excess, if any, of (i) the aggregate of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Deleted Mortgage Loans, net of the aggregate of the principal portions of the Monthly Payments due during the related Prepayment Period (to the extent received from the related Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on the Distribution Date in the related Prepayment Period) in respect of each such Deleted Mortgage Loan that was replaced prior to the Distribution Date in the related Prepayment Period, over (ii) the aggregate of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Qualified Substitute Mortgage Loans.

          (b) the product of (x) the then-applicable Senior Prepayment Percentage and (y) all Principal Prepayments received in respect of the Mortgage Loans during the related Prepayment Period;

          (c) with respect to any Mortgage Loan the subject of a Final Recovery Determination in the related Prepayment Period, the lesser of (a) the then-applicable Senior Prepayment Percentage multiplied by the net Liquidation Proceeds and Insurance Proceeds allocable to principal in respect of such Mortgage Loans; and (b) the then-applicable Senior Percentage multiplied by the Scheduled Principal Balance of such Mortgage Loan at the time of such Final Recovery Determination; and

          (d) in the case of any Distribution Date subsequent to the initial Distribution Date, an amount equal to the excess, if any, of the Subordinate Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made in respect of the Class A Certificates on such immediately preceding Distribution Date pursuant to Section
4.01 to the extent that any such amounts are not attributable to Realized Losses which were allocated to the Class B Certificates pursuant to Section 4.04.

          "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

          "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, and (iv) the performance of its obligations under Sections 3.01, 3.09, 3.13, 3.14, 3.16 and 3.23.

          "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the applicable Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month.

          "Servicing Fee Rate": With respect to each Mortgage Loan, 0.375% per annum.

          "Servicing Officer": Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

          "Single Certificate": With respect to any Class of Certificates (other than the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance of $1,000. With respect to the Residual Certificates, a hypothetical Certificate of such Class evidencing a 20% Percentage Interest in such Class.

          "Special Hazard Amount": Initially, an amount equal to $2,469,567. As of each anniversary of the Cut-off Date, an amount equal to the lesser of (a) the Special Hazard Amount as of the immediately preceding anniversary of the Cut-off Date minus the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with Section 4.04 since such immediately preceding anniversary and (b) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the greatest of (i) the product of 1.00% multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution
Date) of Mortgage Loans secured by Mortgaged Properties located in the same zip code area in the State of California and (iii) twice the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the largest Mortgage Loan.

          "Special Hazard Loss": Any Realized Loss or portion thereof not in excess of the lesser of the cost of repair or replacement of a Mortgaged Property suffered by such Mortgaged Property by reason of damage caused by certain hazards (including earthquakes, mudflows, and, to a limited extent, floods) not insured against under the hazard insurance policies or fire or flood insurance policies required to be maintained in respect of such Mortgaged Property pursuant to Section 3.14, or by reason of the application of any co-insurance provision, in any event exclusive of any Extraordinary Loss.

          "Startup Day": With respect to the Trust Fund, the day designated as such pursuant to Section 10.01(b) hereof.

          "Stated Principal Balance": With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of
(i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Master Servicer as recoveries of principal in accordance with the provisions of Section 3.16, to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Prepayment Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the sum (i) if such REO Property was acquired before the Distribution Date in any calendar month, the principal portion of the Monthly Payment due on the Due Date in the calendar month of acquisition, to the extent advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination, and (ii) the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to
Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

          "Subordinate Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of the Class B Certificates immediately prior to such date, and the denominator of which is the sum of (i) the aggregate Scheduled Principal Balance of all of the Mortgage Loans, plus (ii) the aggregate Scheduled Principal Balance of all of the REO Properties, in each case before reduction for any Realized Losses on such Distribution Date.

          "Subordinate Prepayment Percentage": With respect to any Distribution Date, 100% minus the Senior Prepayment Percentage.

          "Subordinate Principal Distribution Amount": For any Distribution Date, an amount equal to the sum of:

          (a) the product of (x) the then-applicable Subordinate Percentage and
     (y) the sum of the following:

               (i) the aggregate of the principal portions of all Monthly Payments due during the related Due Period in respect of the Mortgage Loans whether or not received on or prior to the related Determination Date;

               (ii) the principal portion of all Insurance Proceeds and Liquidation Proceeds (other than amounts described in clause (c) below) received in respect of the Mortgage Loans during the related Prepayment Period (other than any such Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03, 3.16(c) or 9.01 during the related Prepayment Period), net of any portion thereof that represents a recovery of principal for which an advance was made by the Master Servicer pursuant to Section 4.03 in respect of a preceding Distribution Date;

               (iii) the Stated Principal Balance (calculated immediately prior to such Distribution Date) of each Mortgage Loan that was purchased, sold or replaced pursuant to or as contemplated by Section 2.03, 3.16(c) or 9.01 during the related Prepayment Period;

               (iv) all REO Principal Amortization collected in respect of any REO Property during the related Prepayment Period; and

               (v) in connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans pursuant to Section 2.03 during the related Prepayment Period, the excess, if any, of (i) the aggregate of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Deleted Mortgage Loans, net of the aggregate of the principal portions of the Monthly Payments due during the related Prepayment Period (to the extent received from the related Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on the Distribution Date in the related Prepayment Period) in respect of each such Deleted Mortgage Loan that was replaced prior to the Distribution Date in the related Prepayment Period, over (ii) the aggregate of the Stated Principal Balances (calculated as of the respective dates of substitution) of such Qualified Substitute Mortgage Loans; and

          (b) the product of (x) the then-applicable Subordinate Prepayment Percentage and (y) all Principal Prepayments received in respect of the Mortgage Loans during the related Prepayment Period; and

          (c) with respect to any Mortgage Loans the subject of a Final Recovery Determination in the related Prepayment Period, the amount, if any, by which the net Liquidation Proceeds and Insurance Proceeds allocable to principal in respect of such Mortgage Loans exceed the amount distributable to the Class A Certificates pursuant to clause (c) of the definition of "Senior Principal Distribution Amount".

          "Sub-Servicer": Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

          "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Master Servicer.

          "Sub-Servicing Agreement": The written contract between the Master Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

          "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, US Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

          "Termination Price": As defined in Section 9.01.

          "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

          "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

          "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

          "Trust Fund": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof; (ii) any REO Property, together with all collections thereon and proceeds thereof; (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof; (iv) the Depositor's rights under the Designated Seller's Agreements (including any security interest created thereby); and (v) the Collection Account, the Distribution Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, the Trust Fund specifically excludes all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date.

          "Trustee": The First National Bank of Chicago, a national banking association, or its successor in interest, or any successor trustee appointed as herein provided.

          "Trustee's Fee": The amount payable to the Trustee on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder, which amount shall equal one twelfth of the product of (i) the Trustee's Fee Rate, multiplied by (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans and any REO Properties as of the second preceding Due Date (or, in the case of the initial Distribution Date, as of the Cut-off Date).

          "Trustee's Fee Rate": 0.02% per annum.

          "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

          "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States. The terms "United States" shall have the meaning set forth in Section 7701 of the Code or successor provisions.

          "Value": With respect to any Mortgaged Property securing a Mortgage Loan the proceeds of which were used to purchase such Mortgaged Property, either
(a) the lesser of (i) the value thereof as determined by an appraisal made for the originator at the time of the origination of the related Mortgage Loan, and
(ii) the sales price of such Mortgaged Property at such time of origination or
(b) in connection with any requirement to maintain Primary Mortgage Insurance Policies as provided in Section 3.13, the value thereof as determined by an appraisal provided by the Mortgagor and acceptable to the Master Servicer. With respect to any Mortgaged Property securing a Mortgage Loan the proceeds of which were used to refinance an existing loan, the appraised value of such Mortgaged Property at the time of origination of such Mortgage Loan.

          "Variable Pass-Through Rate": With respect to any Class of Certificates for any Distribution Date, the Weighted Average Mortgage Loan Remittance Rate for the Mortgage Loans for such Distribution Date.

          "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, (i) 99% of all of the Voting Rights shall be allocated to the Regular Certificates in proportion to their then outstanding Certificate Principal Balances and (ii) 1% of all of the Voting Rights shall be allocated to the Residual Certificates, in proportion to their Percentage Interests in such Class. All Voting Rights allocated to any Class of Certificates shall be allocated among such Certificates PRO RATA in accordance with the respective Percentage Interests evidenced thereby.

                  "Weighted Average Mortgage Loan Remittance Rate": With respect to the Mortgage Loans and any Distribution Date, the weighted average of the Mortgage Loan Remittance Rates in effect during the most recently ended calendar month for such Mortgage Loans and related REO Properties based on the respective Scheduled Principal Balances thereof as of the Due Date in such most recently ended calendar month (or, in the case of the initial Distribution Date, as of the Cut-off Date).

          SECTION 1.02. Allocation of Certain Interest Shortfalls.

          (a) The aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments as provided in Section 3.24 hereof) and Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among the Certificates, PRO RATA in accordance with, and to the extent of one month's interest at the then applicable Variable Pass-Through Rate on the respective Certificate Principal Balance of such Certificate immediately prior to such Distribution Date.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

          SECTION 2.01. Conveyance of Mortgage Loans.

          The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Designated Seller's Agreement with respect to such Mortgage Loans, and all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date).

          No liability to any Mortgagor under any of the Mortgage Loans arising out of any act or omission to act of the Seller in originating the Mortgage Loans or of the Master Servicer in servicing the Mortgage Loans prior to the Closing Date is intended to be assumed by the Trustee or the Certificateholders under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Trustee and the Certificateholders expressly disclaim such assumption.

          In connection with such transfer and assignment, the Depositor has requested the Seller to deliver to, and deposit with, the Trustee, or to one or more Custodians as the agent or agents of the Trustee, the following documents or instruments with respect to each Mortgage Loan (a "Mortgage File") so transferred and assigned:

               (i) the original Mortgage Note, endorsed by the originator or the originator's successor in interest (which in all cases will be The Fifth Third Bank or an Affiliate) in the following form: "Pay to the order of The First National Bank of Chicago, as Trustee under the Pooling and Servicing Agreement, dated as of November 1, 1995, Salomon Brothers Mortgage Securities VII, Inc., Series 1995-2, without recourse", or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the Seller stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note, provided that in no event shall lost note affidavits be delivered for more than 2% of the unpaid principal balance of the Mortgage Loans as of the Cut-off Date;

               (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified by the Seller to be a true and complete copy of the original submitted for recording;

               (iii) an original Assignment of the Mortgage executed by the originator or the originator's successor in interest (which in all cases will be The Fifth Third Bank or an Affiliate) in the following form: "The First National Bank of Chicago, as Trustee under the Pooling and Servicing Agreement, dated as of November 1, 1995, Salomon Brothers Mortgage Securities VII, Inc., Series 1995- 2";

               (iv) the original lender's title insurance policy, together with all endorsements or riders which were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company or an attorney's title opinion, if customary in the related jurisdiction where the Mortgaged Property is located;

               (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

               (vi) if such Mortgage Loan has a Loan-to-Value Ratio at the Cut-off Date in excess of 80% (as shown in the Mortgage Loan Schedule), the original Primary Insurance Policy, or in the event such original Primary Insurance Policy is unavailable, a written commitment from the mortgage insurer to issue such policy; and

               (vii) if applicable, a true and complete copy, certified as such by an officer of the Seller, of each certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name and such certificate or other evidence shall not have been recorded in the public recording office where the related Mortgage is required to be recorded.

               Pursuant to the Designated Seller's Agreement, The Master Servicer promptly shall cause to be recorded, at no expense to the Trust Fund, the Depositor or the Trustee, in the appropriate public office for real property records, each Assignment referred to in
          Section 2.01(iii). In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Master Servicer promptly shall prepare a substitute Assignment or cure such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

          If any of the documents referred to in Section 2.01(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee, or the appropriate Custodian on behalf of the Trustee, of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee, or the appropriate Custodian on behalf of the Trustee, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy was not delivered pursuant to Section 2.01(vi) above, the Depositor shall deliver or cause to be delivered to the Trustee, or the appropriate Custodian on behalf of the Trustee, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original to be delivered to the Trustee, or the appropriate Custodian on behalf of the Trustee, promptly upon receipt thereof. If the original Primary Mortgage Insurance Policy (if applicable) was not delivered pursuant to Section 2.01(vii) above, the Depositor shall deliver or cause to be delivered to the Trustee, or the appropriate Custodian on behalf of the Trustee, a written commitment from the mortgage insurer to issue such policy, with the original to be delivered to the Trustee, or the appropriate Custodian on behalf of the Trustee, promptly upon receipt thereof. The Depositor shall deliver or cause to be delivered to the Trustee promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

          All original documents relating to the Mortgage Loans that are not delivered to the Trustee, or the appropriate Custodian on behalf of the Trustee, are and shall be held by the Seller, the Depositor or the Master Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee, or the appropriate Custodian on behalf of the Trustee. Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Master Servicer.

          The Depositor herewith delivers to the Trustee an executed copy of the Designated Seller's Agreement.

          It is intended that the conveyances by the Depositor to the Trustee of the Mortgage Loans as provided for in this Section 2.01 be construed as a sale by the Depositor to the Trustee of the Mortgage Loans for the benefit of the Certificateholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that the Mortgage Loans are held to be property of the Depositor or of the Seller, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York, Ohio and Illinois Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyances provided for in this Section 2.01 shall be deemed to be (1) a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Collection Account or the Distribution Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Trustee of any security interest in any and all of the Seller's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B) and (C) granted by the Seller to the Depositor pursuant to the Designated Seller's Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party", or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York, Ohio and Illinois Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

          The Depositor and, at the Depositor's direction, the Seller and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Depositor shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Master Servicer, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans as evidenced by an Officers' Certificate of the Depositor, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of the Seller, the Depositor or the Trustee, (2) any change of location of the place of business or the chief executive office of the Seller or the Depositor or (3) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan.

          SECTION 2.02. Acceptance of the Trust Fund by Trustee.

          The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, receipt by the respective Custodian as the duly appointed agent of the Trustee), subject to the provisions of Section 2.01 and subject to any exceptions noted on the exception report described in the next paragraph below, the documents referred to in Section 2.01 above (other than such documents described in Section 2.01(v)) and all other assets included in the definition of "Trust Fund" under clauses (i), (iii), (iv) and (v) (to the extent of amounts deposited into the Distribution Account) and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it holds or will hold all such assets and such other assets included in the definitions of "Trust Fund" in trust for the exclusive use and benefit of all related present and future Certificateholders.

          The Trustee agrees, for the benefit of the Certificateholders, to review (or cause a Custodian on its behalf to review) each Mortgage File on or before the Closing Date and to certify in substantially the form attached hereto as Exhibit C-1 (or cause the Custodian to certify in the form of the Initial Certification attached to the Custodial Agreement) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(v)) required to be delivered to it pursuant to this Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i)-(iii), (v), (vi), (viii) and (ix)-(xii) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee was under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face, or (ii) to determine whether any Mortgage File should include any of the documents specified in clause (v) of Section 2.01.

          Prior to the first anniversary date of this Agreement the Trustee shall deliver to the Depositor and the Master Servicer a final certification in the form annexed hereto as Exhibit C-2 (or shall cause the Custodian to deliver to the Trustee, the Depositor and the Master Servicer a Final Certification in the form attached to the Custodial Agreement) evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

          If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above the Trustee or any Custodian finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee (or a Custodian on behalf of the Trustee) shall so notify the Depositor and the Master Servicer. In addition, upon the discovery by the Depositor, the Master Servicer or the Trustee (or a Custodian or the Administrator on behalf of the Trustee) of a breach of any of the representations and warranties made by the Seller in the Designated Seller's Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

          The Trustee (or a Custodian on behalf of the Trustee) shall, at the expense of any Certificateholder, provide a written report to such Certificateholder of all Mortgage Files released to the Master Servicer for servicing purposes.

          SECTION 2.03. Repurchase or Substitution of Mortgage Loans by the
                        Seller.

          (a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Designated Seller's Agreement which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee (or a Custodian or the Administrator on behalf of the Trustee) shall promptly notify the Seller and the Master Servicer of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 60 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Master Servicer shall enforce the Seller's obligation to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price within 90 days after the date on which the Seller was notified (subject to Section 2.03(e)) of such missing document, defect or breach, if and to the extent that the Seller is obligated to do so under the Designated Seller's Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the related Collection Account and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, without recourse as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Designated Seller's Agreement or the related sale documents, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

          (b) Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.04 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

          (c) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a), in the case of the Seller, or Section 2.03(b), in the case of the Depositor, must be effected prior to the date which is two years after the Startup Day for the Trust Fund.

          As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee (or a Custodian on behalf of the Trustee), for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Trustee (or a Custodian on behalf of the Trustee) shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within five Business Days thereafter, review such documents as specified in
Section 2.02 and deliver to the Depositor and the Master Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit C-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Depositor and the Master Servicer a certification substantially in the form of Exhibit C-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the appropriate Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Designated Seller's Agreement or the related sale documents in all respects, including, in the case of a substitution effected by the Seller, all applicable representations and warranties thereof included in the Designated Seller's Agreement or the related sale documents as of the date of substitution.

          For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Scheduled Principal Balance thereof as of the date of substitution, together with one month's interest on such Scheduled Principal Balance at the applicable Net Mortgage Rate. On the date of such substitution, the Seller will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Master Servicer of such deposit, shall release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

          In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under
Section 860G(d)(1) of the Code, or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          (d) Upon discovery by the Seller, the Depositor, the Master Servicer, the Trustee or the Administrator that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller shall repurchase or, subject to the limitations set forth in Section 2.03(c), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of notice by the Master Servicer or the Trustee. Such repurchase or substitution shall be made by the Seller, if the affected Mortgage Loan's status as a non-qualified mortgage is a breach of any representation, warranty or covenant made by the Seller under the Designated Seller's Agreement. The Trustee shall reconvey to the applicable party the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

          (e) Any obligation of the Master Servicer hereunder to enforce any obligation of the Seller under the Designated Seller's Agreement shall be undertaken by the Master Servicer in its capacity as agent of the Trustee (as assignee of the rights under the Designated Seller's Agreement) and the Master Servicer shall not be required to take any action against the Seller to the extent such action is limited by the terms of the Designated Seller's Agreement.

          SECTION 2.04. Representations, Warranties and Covenants of the Master
                        Servicer.

          The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of both the Trustee and the Certificateholders, and to the Depositor that as of the Closing Date:

               (i) The Master Servicer is a bank duly organized, validly existing and in good standing under the laws of Ohio and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

               (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Articles of Incorporation or Code of Regulations or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

               (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally or the rights of creditors of financial institutions the accounts of which are insured by the FDIC and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any Federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

               (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

               (vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each insurance policy required to be maintained from time to time under this Agreement or the related Sub-Servicing Agreement;

               (vii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

               (viii) The execution of this Agreement and the performance of the Master Servicer's obligations hereunder do not require any license, consent or approval of any state or federal court, agency, regulatory authority or other governmental body having jurisdiction over the Master Servicer, other than such as have been obtained;

               (ix) No information, certificate of an officer, statement furnished in writing or report delivered to the Depositor, any affiliate of the Depositor or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading; and

               (x) The Master Servicer will examine each new Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any new Subservicing Agreements will comply with the provisions of Section 3.02.

          It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee or to a Custodian, as the case may be, and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Master Servicer, the Trustee or the Administrator of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the other parties. The obligation of the Master Servicer set forth in Section 2.03(b) to cure breaches and the right of the Trustee to terminate the Master Servicer pursuant to Section 7.01 for failure to cure such breaches shall constitute the sole remedies available to the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.04.

          SECTION 2.05. Issuance of Certificates.

          The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it or any Custodian on its behalf of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

          SECTION 3.01. Master Servicer to Act as Master Servicer.

          The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers but without regard to:

               (i) any relationship that the Master Servicer, any Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Mortgagor;

               (ii) the ownership of any Certificate by the Master Servicer or any Affiliate of the Master Servicer;

               (iii) the Master Servicer's obligation to make P&I Advances or Servicing Advances; or

               (iv) the Master Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Master Servicer shall also seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Sub-Servicer as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when the Master Servicer believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the

Mortgagors any reports required to be provided to them thereby. The Master Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Primary Mortgage Insurance Policy and any standard hazard insurance policy. Subject to Section 3.17, the Trustee shall execute, at the direction of the Master Servicer on behalf of the Master Servicer or any Sub-Servicer, any limited or special powers of attorney and other documents necessary or appropriate to enable the Master Servicer or any SubServicer to carry out their servicing and administrative duties hereunder and the Trustee shall not be accountable for the actions of the Master Servicer or any Sub-Servicer under any such limited or special powers of attorney.

          In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Master Servicer or by a Sub-Servicer in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

          Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any future advances with respect to a Mortgage Loan and the Master Servicer shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan or any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and
(B) cause the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

          The Master Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Master Servicer from the responsibilities or liabilities arising under this Agreement.

          The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent of the Trustee.

          SECTION 3.02. Sub-Servicing Agreements Between Master Servicer and
                        Sub-Servicer.

          (a) The Master Servicer may enter into Sub-Servicing Agreements (provided such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates) with Sub-Servicers, for the servicing and administration of the Mortgage Loans. Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution the deposit accounts in which are insured by the FDIC and (iii) a FHLMC or FNMA approved mortgage servicer. Each SubServicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Master Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Master Servicer and the Sub-Servicer may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights. Any variation without the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the SubServicing Accounts or the timing and amount of remittances by the Sub-Servicer to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments.

          (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each SubServicer under the related Sub-Servicing Agreement and shall use its best efforts to enforce the obligations of the Seller under the Designated Seller's Agreement including, without limitation, any obligation to make advances in respect of delinquent payments as required by a SubServicing Agreement, or to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed. If the Master Servicer is the Seller, enforcement of the Designated Seller's Agreement against the Seller shall be effected by the Trustee in accordance with the foregoing provisions of this paragraph, provided that the costs of such enforcement by the Trustee shall be reimbursed to the Trustee to the extent provided in Section 8.05.

          (c) Any Sub-Servicing Agreement shall be terminable by the Trustee without fee, which the Trustee shall do in accordance with the termination provisions of the SubServicing Agreement which termination provisions shall be reasonably acceptable to the Trustee, in the event that the Master Servicer shall no longer be the Master Servicer due to a Master Servicer Event of Default. The payment of termination fees, if any, in connection with any such termination, shall be the responsibility of the Master Servicer in its own capacity without right to reimbursement, and the payment of any such fees shall not be a condition precedent to any such termination.

          SECTION 3.03. Successor Sub-Servicer.

          The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

          SECTION 3.04. Liability of the Master Servicer.

          Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a SubServicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

          SECTION 3.05. No Contractual Relationship Between Sub-Servicer and
                        Trustee or Certificateholders.

          Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

          SECTION 3.06. Assumption or Termination of Sub-Servicing Agreements by
                        Trustee.

          In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into. Upon such assumption, the Trustee, its designee or the successor servicer for the Trustee appointed pursuant to Section 7.02 shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if each SubServicing Agreement had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement.

          The Master Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

          SECTION 3.07. Collection of Certain Mortgage Loan Payments.

          The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders, provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable. In the event of any such arrangement, the Master Servicer shall make timely P&I Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements.

          SECTION 3.08. Sub-Servicing Accounts.

          In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer will be required to deposit into the Sub-Servicing Account on a daily basis no later than the first Business Day after receipt all proceeds of Mortgage Loans received by the Sub-Servicer (unless such deposit is made via an automated clearing house in which case such deposit shall be made within two Business Days of receipt), less its servicing compensation to the extent permitted by the Sub-Servicing Agreement and to remit such proceeds to the Master Servicer for deposit in the Collection Account not later than the related Determination Date thereafter. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

          SECTION 3.09. Collection of Taxes, Assessments and Similar Items;
                        Servicing Accounts.

          The Master Servicer shall, establish and maintain or cause to be established and maintained one or more accounts (the "Servicing Accounts"), into which all collections from the Mortgagors (or related advances from Sub-Servicer) for the payment of taxes, assessments, hazard insurance premiums, and comparable items for the account of the Mortgagors ("Escrow Payments") shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Master Servicer shall deposit or cause to be deposited in the Servicing Accounts on a daily basis, no later than the second Business Day after receipt and retain therein, all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect timely payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse the Master Servicer (or a SubServicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of the Master Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article IX. As part of its servicing duties, the Master Servicer or Sub-Servicer shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. In the event the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding.

          SECTION 3.10. Collection Account and Distribution Account.

          (a) The Master Servicer shall deposit all of the amounts listed below on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, to the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities. The Master Servicer shall establish and maintain one or more accounts (collectively, the "Collection Account"), held in trust for the benefit of the Trustee and the Certificateholders. The Master Servicer shall deposit or cause to be deposited in the Collection Account on a daily basis within two Business Days of receipt, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

               (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

               (ii) all payments on account of interest (net of the sum of the related Servicing Fee and the related Trustee's Fee) on each Mortgage Loan;

               (iii) all Insurance Proceeds and Liquidation Proceeds (other than amounts held for restoration or repair of a related Mortgaged Property and amounts paid by the Master Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01);

               (iv) any amounts required to be deposited pursuant to Section
          3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

               (v) any amounts required to be deposited by the Master Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

               (vi) any amounts required to be deposited by the Master Servicer pursuant to Section 3.23(c) in connection with any REO Property; and

               (vii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.16(c) or the Purchase Price received by the Master Servicer with respect to a Mortgage Loan pursuant to Section 2.03.

For purposes of the immediately preceding sentence, the Cut-off Date with respect to any Qualified Substitute Mortgage Loan shall be deemed to be the date of substitution.

          The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment or late payment charges, penalty interest or assumption fees need not be deposited by the Master Servicer in the Collection Account. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

          (b) The Trustee shall establish and maintain one or more accounts (collectively, the "Distribution Account"), held in trust for the benefit of the Certificateholders. The Master Servicer shall deliver or cause to be delivered to the Trustee in immediately available funds for deposit in the Distribution Account on or before two o'clock p.m. New York City time (i) on the Master Servicer Remittance Date, that portion of the Available Distribution Amount (calculated without regard to the references in clause (2)(iv) of the definition thereof to amounts that may be withdrawn from the Distribution Account to the extent payable to the Trustee) for the related Distribution Date then on deposit in the Collection Account, and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account". If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account", the Master Servicer shall, on or before two o'clock p.m. New York City time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Master Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

          (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Master Servicer shall give notice to the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Master Servicer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

          (d) Funds held in the Collection Account at any time may be delivered or caused to be delivered by the Master Servicer to the Trustee for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Master Servicer shall deliver to the Trustee from time to time for deposit, and the Trustee shall so deposit, in the Distribution Account:

               (i) any P&I Advances, as required pursuant to Section 4.03;

               (ii) any amounts required to be deposited pursuant to Section 3.23(f) in connection with any REO Property;

               (iii) any amounts to be paid by the Master Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to
          Section 9.01; and

               (iv) any amounts required to be deposited pursuant to Section
          3.24 in connection with any Prepayment Interest Shortfalls.

          SECTION 3.11. Withdrawals from the Collection Account.

          The Master Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in
Section 4.03:

               (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

               (ii) subject to Section 3.16(d), to reimburse the Master Servicer for P&I Advances , but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.03;

               (iii) subject to Section 3.16(d), to reimburse the Master Servicer or any Sub-Servicer for unpaid Servicing Fees and unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Liquidation Proceeds and Insurance Proceeds or Late Collections received with respect to such Mortgage Loan;

               (iv) to pay to the Master Servicer as servicing compensation (in addition to the Servicing Fee) on each Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account and any Foreclosure Profits for the related Prepayment Period;

               (v) to pay to the Master Servicer, the Depositor, the Seller, or the related originator, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section

          3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

               (vi) to reimburse the Master Servicer for any P&I Advance previously made which the Master Servicer has determined to be a Nonrecoverable P&I Advance and for any Servicing Advances after liquidation of the Mortgaged Property not otherwise reimbursed under
          (iii) above;

               (vii) to reimburse the Master Servicer or the Depositor for expenses incurred by or reimbursable to the Master Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

               (viii) to reimburse the Master Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

               (ix) to pay, or to reimburse the Master Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b);

               (x) to reimburse the Master Servicer for costs and expenses incurred in connection with the prosecution of any claim, which costs and expenses were not reimbursed out of amounts collected on account of such claim; and

               (xi) to clear and terminate the Collection Account pursuant to
          Section 9.01.

          The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (v), (vi) and (viii)-(x) above. The Master Servicer shall provide written notification in the form of an Officers' Certificate to the Trustee, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclauses (vi) and (vii) above.

          SECTION 3.12. Investment of Funds in the Collection Account and the
                        Distribution Account.

          (a) The Master Servicer may direct any depository institution maintaining the Collection Account (each, for purposes of this Section 3.12, an "Investment Account"), and the Trustee, in accordance with the direction of a Servicing Officer of the Master Servicer, shall direct any depository institution maintaining the Distribution Account (for purposes of this Section 3.12, an "Investment Account") to invest the funds in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand,
(i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

          (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

          (b) All income and gain realized from the investment of funds deposited in the Collection Account held by or on behalf of the Master Servicer, shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.11. The Master Servicer shall deposit in the Collection Account the amount of any loss incurred in respect of any such Permitted Investment made with funds in such Collection Account immediately upon realization of such loss. All income and gain realized from the investment of funds deposited in the Distribution Account shall be for the benefit of the Master Servicer and shall be distributed to the Master Servicer on each Distribution Date. The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account the amount of any loss incurred in respect of any such Permitted Investment made with funds in the Distribution Account immediately upon realization of such loss.

          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Sections 8.01 and 8.02(v), upon the request of Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

          SECTION 3.13. Maintenance of the Primary Mortgage Insurance Policies;
                        Collections Thereunder.

          The Master Servicer will maintain or cause the related Sub-Servicer, if any, to maintain in full force and effect, to the extent available, a Primary Mortgage Insurance Policy issued by a FNMA or FHLMC approved insurer with respect to each Mortgage Loan so insured as of the Closing Date (or, in the case of a Qualified Substitute Mortgage Loan, on the date of substitution). Such coverage will be maintained with respect to each such Mortgage Loan for so long as it is outstanding, subject to any applicable laws or until the related Loan-to-Value Ratio is reduced to less than or equal to 80% based on Mortgagor payments. The Master Servicer shall cause the premium for each Primary Mortgage Insurance Policy to be paid on a timely basis and shall pay such premium out of its own funds if the related Mortgagor fails to do so. The Master Servicer or the related Sub-Servicer, if any, will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect on the Closing Date (or, in the case of a Qualified Substitute Mortgage Loan, on the date of substitution) that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy for such canceled or non-renewed policy is obtained from and maintained with an insurer that satisfies the standards set forth above.

          The Master Servicer shall not take, or permit any Sub-Servicer to take, any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer or Sub-Servicer, would have been covered thereunder. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Primary Mortgage Insurance Policy. In connection with any assumption and modification agreement or substitution of liability agreement entered into or to be entered into pursuant to Section 3.15, the Master Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption in accordance with the terms of such policies and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy. If any such Primary Mortgage Insurance Policy is terminated as a result of such assumption, the Master Servicer or the related Sub-Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

          In connection with its activities as servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Any amounts collected by the Master Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11; and any amounts collected by the Master Servicer under any Primary Mortgage Insurance Policy in respect of any REO Property shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.23. In those cases in which a Mortgage Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee, and the



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                                     -52-

Certificateholders, will present claims to the insurer under any Primary Mortgage Insurance Policy and all collections thereunder shall be deposited initially in the Sub-Servicing Account.

          SECTION 3.14. Maintenance of Hazard Insurance and Errors and Omissions
                        and Fidelity Coverage.

          (a) The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of the current principal balance of such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related Servicing Advances. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer will cause to be maintained flood insurance in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

          In the event that the Master Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section

3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

          (b) The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of FNMA or FHLMC if it were the purchaser of the Mortgage Loans, unless the Master Servicer has obtained a waiver of such requirements from FNMA or FHLMC. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of FNMA or FHLMC, unless the Master Servicer has obtained a waiver of such requirements from FNMA or FHLMC. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy shall by its terms not be cancelable without thirty days' prior written notice to the Trustee and the fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Master Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

          SECTION 3.15. Enforcement of Due-On-Sale Clauses; Assumption
                        Agreements.

          The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Master Servicer shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. If the Master Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer. In connection with any assumption or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable Primary Mortgage Insurance Policy and the hazard insurance policy. Any fee collected by the Master Servicer in respect of an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Master Servicer shall notify the Trustee and any respective Custodian that any such substitution or assumption agreement has been completed by forwarding to the Trustee or to such Custodian, as the case may be, the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

          Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

          The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that the REMIC would not fail to continue to qualify as a REMIC under the Code as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

          SECTION 3.16. Realization Upon Defaulted Mortgage Loans.

          (a) The Master Servicer shall use its best efforts, consistent with the servicing standard set forth in Section 3.01, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.11 and 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

          (b) Notwithstanding the foregoing provisions of this Section 3.16, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on his reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

               (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

               (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

          The cost of the environmental audit report contemplated by this
Section 3.16 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

          If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

          (c) The Master Servicer may at its option purchase from the Trust Fund any Mortgage Loan which is 90 days or more delinquent and which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee prior to purchase), at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the related Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release or cause to be released to the Master Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer shall furnish and as shall be necessary to vest in the Master Servicer title to any Mortgage Loan released pursuant hereto.

          (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: FIRST, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances, pursuant to Section 3.11(iii); SECOND, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and THIRD, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Master Servicer as follows: FIRST, to unpaid Servicing Fees; and SECOND, to the balance of the interest then due and owing as provided in
Section 1.02(b). The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any SubServicer pursuant to
Section 3.11(iii). The portion of the recovery allocated to interest (net of unpaid Servicing Fees) and the portion of the recovery allocated to principal of the Mortgage Loan shall be applied as follows: FIRST, to reimburse the Master Servicer for any related unreimbursed P&I Advances in accordance with Section 3.11(ii), and SECOND, as part of the amounts to be transferred to the Distribution Account in accordance with Section 3.10(b).

          SECTION 3.17. Trustee to Cooperate; Release of Mortgage Files.

          Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee and any related Custodian by a certification in the form of Exhibit E-2 (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to
Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee or such Custodian, as the case may be, shall promptly release the related Mortgage File to the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

          From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Mortgage Insurance Policy or any other insurance policy relating to the Mortgage Loans, the Trustee and any related Custodian shall, upon request of the Master Servicer and delivery to the Trustee or such Custodian, as the case may be, of a Request for Release in the form of Exhibit E-1, release the related Mortgage File to the Master Servicer on a best efforts basis within five (5) Business Days of such request, and the Trustee shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Trustee or to such Custodian when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, the Request for Release shall be released by the Trustee or such Custodian to the Master Servicer.

          Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required.

          SECTION 3.18. Servicing Compensation.

          As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section
3.24. In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds or Liquidation Proceeds or Late Collections to the extent permitted by Section 3.11(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

          Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the Master Servicer (subject to Section 3.24) only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.11(iv) to withdraw from the Collection Account as additional servicing compensation, interest or other income earned on deposits therein and interest or other income earned on deposits in the Distribution Account, subject to Section 3.12 and Section 3.24. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including servicing compensation of each Sub-Servicer, premiums due under the Primary Mortgage Insurance Policies, if any, and premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, and to the extent provided herein in Section 8.05, any payments in respect of indemnification to the Trustee) and shall not be entitled to reimbursement therefor except as specifically provided herein. In addition, the Master Servicer shall be required to pay the fees, costs and expenses of each Custodian, pursuant to the Designated Seller's Agreement and as provided in Section 8.11, and of the Trustee, pursuant to the Designated Seller's Agreement and as provided in
Section 8.05.

          SECTION 3.19. Reports to the Trustee; Collection Account Statements.

          Not later than the Business Day following each Determination Date, the Master Servicer shall forward to the Trustee and the Depositor a statement setting forth the status of the related Collection Account as of the close of business on the preceding Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.10(a) and each category of withdrawal specified in Section 3.11. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

          SECTION 3.20. Statement as to Compliance.

          The Master Servicer will deliver to the Depositor (in machine readable format) and to the Trustee on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of its performance under the pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its material obligations in all material respects throughout such year, or, if there has been a default in the fulfillment in all material respects of any such obligation relating to this Agreement, specifying each such default known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has fulfilled its material obligations under its Subservicing Agreement in all material respects, or if there has been a material default in the fulfillment of such obligations relating to this Agreement, specifying such default known to such officer and the nature and status thereof.

          SECTION 3.21. Independent Public Accountants' Servicing Report.

          On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of Independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor (in machine readable format) and the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans under pooling and servicing agreements (including this Agreement) substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby, including this Agreement) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing examination disclosed no material items of noncompliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of Independent public accountants with respect to the related Subservicer. For purposes of such statement, such firm may conclusively assume that all pooling and servicing agreements among the Depositor, the Master Servicer and the Trustee relating to Mortgage Pass-Through Certificates evidencing an interest in first mortgage loans are substantially similar one to another except for any such pooling and servicing agreement which, by its terms, specifically states otherwise.

          SECTION 3.22. Access to Certain Documentation.

          The Master Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans serviced by the Master Servicer required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans serviced by the Master Servicer will be provided to any

Certificateholder and to any Person identified to the Master Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access.

          SECTION 3.23. Title, Management and Disposition of REO Property.

          (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, on behalf of the Certificateholders. The Master Servicer, on behalf of the Trust Fund, shall either sell any REO Property within two years after the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or, at the expense of Trust Fund, request, more than 60 days before the day on which the two-year grace period would otherwise expire, an extension of the two-year grace period, unless the Master Servicer has delivered to the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to two years after its acquisition will not result in the imposition on the Trust Fund of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause the Trust Fund to fail to qualify as a REMIC under federal laws at any time that any Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

          (b) The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property in the Collection Account.

          (c) The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Master Servicer shall deposit, or cause to be deposited, on a daily basis no later than the second Business Day after receipt in the Collection Account all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of any REO Property including, without limitation:

               (i) all insurance premiums due and payable in respect of any REO Property;

               (ii) all real estate taxes and assessments in respect of any REO Property that may result in the imposition of a lien thereon; and

               (iii) all costs and expenses necessary to maintain any REO Property.

To the extent that amounts on deposit in the Collection Account are insufficient for the purposes set forth in clauses (i)-(iii) above, the Master Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if in the Master Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

          Notwithstanding the foregoing, the Master Servicer shall not:

               (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

               (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

               (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of
          Section 856(e)(4)(B) of the Code; or

               (iv) allow any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

          The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

               (i) the terms and conditions of any such contract shall not be inconsistent herewith;

               (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

               (iii) none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

               (iv) the Master Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees.

          (d) In addition to the withdrawals permitted under Section 3.23(c), the Master Servicer may from time to time make withdrawals from the Collection Account for any REO Property (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan, and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and P&I Advances made in respect of such REO Property or the related Mortgage Loan.

          (e) Subject to the time constraints set forth in Section 3.23(a), and further subject to obtaining the approval of the insurer under any related Primary Mortgage Insurance Policy (if and to the extent that such approvals are necessary to make claims under such policies in respect of the affected REO Property), each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities and as are in accordance with general FNMA guidelines.

          (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01.

          SECTION 3.24. Obligations of the Master Servicer in Respect of
                        Prepayment Interest Shortfalls.

          The Master Servicer shall deliver to the Trustee for deposit into the Distribution Account on or before two o'clock p.m. New York City time on each Master Servicer Remittance

Date from its own funds an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting solely from Principal Prepayments in full during the related Prepayment Period and (ii) the aggregate Servicing Fee for the most recently ended calendar month, net of an amount equal to the sum of (A) the Trustee's Fee with respect to such Distribution Date and (B) the aggregate, with respect to each Mortgage Loan and such calendar month, of one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at 0.250% per annum on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month.

          SECTION 3.25. Information Reports to be filed by the Master Servicer.

          The Master Servicer shall file information reports with respect to the receipt of mortgage interest received in a trade or business, foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code, respectively, and deliver on or before March 31 of each year to Trustee an Officers' Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

          The Master Servicer shall file on behalf of the Trust Fund all reports requires to be filed with the Securities and Exchange Commission or any exchange or association of securities dealers pursuant to the Securities Exchange Act of 1934, as amended, or any rules and regulations thereof.



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                                      -64-

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

          SECTION 4.01. Distributions.

          (a)(i) On each Distribution Date, the Trustee shall withdraw from the Distribution Account, but only to the extent necessary to make the distributions described in clauses FIRST through FIFTH below, the Available Distribution Amount for such Distribution Date, less any amounts permitted to be withdrawn from the Distribution Account pursuant to this Agreement, and shall apply such amount for the following purposes and in the following order of priority, in each case to the extent of remaining available funds:

          FIRST, to distributions of interest in respect of the Class A Certificates and the Residual Certificates, in an amount (allocable among such Certificates PRO RATA in accordance with the respective amounts payable as to each pursuant to this clause FIRST) equal to the aggregate of the Interest Distribution Amounts in respect of such Certificates for such Distribution Date;

          SECOND, to the extent of the Senior Principal Distribution Amount, to distributions of principal in respect of the Class A Certificates and the Residual Certificates (applied to reduce the Certificate Principal Balance of such Certificates) in the priorities and amounts set forth in Section 4.01(b)(i);

          THIRD, to distributions of interest in respect of the Class B Certificates equal to the Interest Distribution Amount in respect of such Certificates for such Distribution Date;

          FOURTH, to the extent of the Subordinate Principal Distribution Amount, to distributions of principal in respect of the Class B Certificates, an amount equal to the Subordinate Principal Distribution Amount for such Distribution Date (applied to reduce the Certificate Principal Balance of such Certificates); and

          FIFTH, to the Holders of the Residual Certificates, any remaining amounts.

          (ii) All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, reduced (to not less than zero) by any Extraordinary Trust Fund Expenses and Realized Losses, in each case allocated to such Class of Certificates, on such Distribution Date pursuant to Section 4.04.

          (b)(i) On each Distribution Date, the aggregate distributions of principal made on such date in respect of the Class A Certificates and the Residual Certificates pursuant to Section 4.01(a)(i) SECOND above shall be applied among such Classes in the following order of priority, in each case to the extent of remaining available funds:

                    FIRST, in the case of the Residual Certificates, on the
               Distribution Date in December 1995, an amount equal to the entire Certificate Principal Balance thereof; and

                    SECOND, to the Class A Certificates until the Certificate
               Principal Balance thereof are reduced to zero.

          (c) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated PRO RATA among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 4.01(e) or Section 9.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Certificates having an initial aggregate Certificate Principal Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial Certificate Principal Balance of such Class of Certificates, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

          Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

          (d) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor the Trustee nor the Master Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

          (e) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trustee shall, no later than two days after the related Determination Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

          (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified, and

          (ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining nontendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, contact the remaining non-tendering Certificateholders concerning surrender of their Certificates in the manner reasonably specified to the Trustee by the Master Servicer in writing. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall retain all amounts distributable to the Holders thereof and shall thereafter hold such amounts for the benefit of such Holders, subject to any applicable escheat statutes. No interest shall accrue or be payable to any Certificateholder on any amount held in trust or by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(e).

          SECTION 4.02. Statements to Certificateholders.

          On each Distribution Date, the Administrator shall prepare based on information provided by the Master Servicer and provide to the Trustee, and the Trustee shall forward by mail to each Holder of the respective Classes of Regular Certificates and to the Master Servicer, a statement as to the distributions made on such Distribution Date setting forth:

               (i) the amount of the distribution made on such Distribution Date to the Holders of Certificates of each such Class allocable to principal;

               (ii) the amount of the distribution made on such Distribution Date to the Holders of Certificates of each such Class allocable to interest;

               (iii) the aggregate amount of servicing compensation received by the Master Servicer during the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

               (iv) the aggregate amount of P&I Advances included in such distributions;

               (v) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties at the close of business on such Distribution Date;

               (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

               (vii) the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans (a) delinquent 30 days, (b) delinquent 60 days,
          (c) delinquent 90 or more days, (d) as to which foreclosure proceedings have been commenced in the related Prepayment Period and
          (e) as to which foreclosure proceedings have been commenced in the aggregate;

               (viii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid principal balance and the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

               (ix) the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date;

               (x) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

               (xi) the aggregate amount of Realized Losses incurred during the related Prepayment Period (or, in the case of Bankruptcy Losses allocable to interest, during the related Due Period), separately identifying whether such Realized Losses constituted Extraordinary Losses, Fraud Losses, Special Hazard Losses or Bankruptcy Losses;

               (xii) the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Collection Account or the Distribution Account and consequently resulting in a reduction in the Available Distribution Amount for such Distribution Date;

               (xiii) the aggregate Certificate Principal Balance of each such Class of Certificates, after giving effect to the distributions, and allocations of Realized Losses and Extraordinary Trust Fund Expenses, made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses and Extraordinary Trust Fund Expenses;

               (xiv) the Certificate Factor for each such Class of Certificates applicable to such Distribution Date;

               (xv) the Variable Pass-Through Rate and the Interest Distribution Amount in respect of each such Class of Certificates for such Distribution Date (separately identifying any reductions resulting from the allocation of Realized Losses allocable to interest and Extraordinary Trust Fund Expenses on such Distribution Date) and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

               (xvi) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to Section 3.24;

               (xvii) the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

               (xviii) the then-applicable Fraud Loss Amount, Bankruptcy Amount and Special Hazard Amount;

               (xix) with respect to any Mortgage Loan as to which foreclosure proceedings have been concluded, the loan number and unpaid principal balance of such Mortgage Loan as of the date of such conclusion of foreclosure proceedings; and

               (xx) with respect to Mortgage Loans as to which a Final Liquidation has occurred, the number of Mortgage Loans, the unpaid principal balance of such Mortgage Loans as of the date of such Final Liquidation and the amount of proceeds (including Liquidation Proceeds and Insurance Proceeds) collected in respect of such Mortgage Loans.

          In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

          Within a reasonable period of time after the end of each calendar year, the Administrator shall furnish to the Trustee and the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Administrator and the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Administrator and the Trustee pursuant to any requirements of the Code as from time to time are in force.

          On each Distribution Date the Trustee shall forward to the Depositor, to each Holder of a Residual Certificate, and to the Master Servicer, a copy of the reports forwarded to the Regular Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Residual Certificates, respectively, on such Distribution Date.

          Within a reasonable period of time after the end of each calendar year, the Administrator shall furnish to the Trustee and the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.

          The Trustee, or the Administrator on its behalf, shall, upon request, furnish to each Certificateholder and the Master Servicer, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonably obtainable by the Trustee or the Administrator, with respect to the Certificateholder or the Master Servicer, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder or the Master Servicer in accordance with such reasonable and explicit instructions and directions as the Certificateholder or the Master Servicer may provide. For purposes of this Section 4.02, the Trustee's duties are limited to the extent that the Trustee, or the Administrator on its behalf, receives timely reports as required from the Master Servicer.

          The Master Servicer shall make available the information contained in the reports generated pursuant to Section 4.02 with respect to the Class A Certificates through "The Bloomberg(R)" service or a comparable service through which information concerning registered residential mortgage pass-through certificates is generally made available to the public. The Master Servicer shall not make any such information available with respect to the Class B Certificates.

          SECTION 4.03. Remittance Reports; P&I Advances.

          (a) Prior to the close of business on the eighth Business Day of each month, the Master Servicer shall furnish a statement to the Trustee and the Administrator, in such written and/or machine readable format as the Trustee and the Administrator shall each reasonably request, setting forth all information with respect to the Mortgage Loans as the Trustee, or the Administrator on behalf of the Trustee, may reasonably require to perform the calculations for the distributions contemplated by Section 4.01 and as the Administrator may reasonably require to prepare the statements to Certificateholders contemplated by Section 4.02. On the Business Day following each Determination Date, the Master Servicer shall forward to the Administrator by overnight mail, in machine readable format, the information set forth in its Remittance Report with respect to the related Distribution Date. On the same day, the Administrator shall furnish or cause to be furnished to the Master Servicer and the Trustee a statement, in such written and/or machine readable format as the Trustee and the Administrator shall each reasonably request, setting forth (i) the Available Distribution Amount and (ii) the amounts required to be withdrawn from the Collection Account and deposited into the Distribution Account on the immediately succeeding Master Servicer Remittance Date pursuant to Section 3.10(b). The Administrator shall have no duty to recompute, recalculate or verify any information provided to it by the Master Servicer pursuant to this Section 4.03(a).

          (b) The amount of P&I Advances to be made by the Master Servicer for any Distribution Date shall equal, subject to Section 4.03(d), the sum of (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date in respect of the Mortgage Loans, which Monthly Payments were delinquent as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date.

          On or before two o'clock p.m. noon New York City time on each Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either
(i) from its own funds or (ii) from the Collection Account held by or on behalf of it, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of such Collection Account that amounts held for future distribution have been, as permitted by this Section 4.03, used by the Master Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Master Servicer with respect to the related Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account held by or on behalf of it on or before any future Master Servicer Remittance Date to the extent that the Available Distribution Amount for the related Distribution Date (determined without regard to P&I Advances to be made on the Master Servicer Remittance Date) shall be less than the total amount that would be distributed to the related Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make P&I Advances. The Trustee will provide notice to the Master Servicer by telecopy by the close of business on any Master Servicer Remittance Date in the event that the amount remitted by the Master Servicer to the Trustee on such date is less than the P&I Advances required to be made by the Master Servicer for the related Distribution Date.

          In the event that the Master Servicer determines as of the Business Day preceding any Master Servicer Remittance Date that it will be unable to remit to the Trustee an amount equal to the P&I Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Master Servicer Remittance Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Distribution Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Distribution Account an amount equal to the Advance for the immediately succeeding Distribution Date.

          (c) The obligation of the Master Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

          (d) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder by the Master Servicer if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Depositor and the Trustee.

          SECTION 4.04. Allocation of Extraordinary Trust Fund Expenses and
                        Realized Losses.

          (a) Prior to each Determination Date, the Master Servicer shall determine: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period; (ii) whether and the extent to which such Realized Losses constituted Fraud Losses, Special Hazard Losses or Extraordinary Losses; and
(iii) the respective portions of such Realized Losses allocable to interest and allocable to principal. Prior to each Determination Date, the Master Servicer shall also determine: (i) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period; and (ii) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period. The information described in the two preceding sentences that is to be supplied by the Master Servicer shall be evidenced by an Officers' Certificate delivered to the Trustee by the Master Servicer prior to the Determination Date immediately following the end of (i) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such Realized Loss was incurred, and (ii) in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.

          (b) All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Trust Fund Expenses, shall be allocated as follows: first, to the Class B Certificates until the Certificate Principal Balance thereof has been reduced to zero, and thereafter, upon the reduction of the Certificate Principal Balance of the Class B Certificates to zero, to the Class A Certificates. Any Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses and Excess Fraud Losses attributable to any Mortgage Loan Expenses shall be allocated among the Class A Certificates and Class B Certificates on a PRO RATA basis. Extraordinary Trust Fund Expenses shall be among all Classes of Certificates on a PRO RATA basis. Any allocation of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred.

          As used herein, an allocation of a Realized Loss on a "PRO RATA basis" among two or more specified Classes of Certificates means an allocation on a PRO RATA basis, among the various Classes so specified, to each such Class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

                                    ARTICLE V

                                THE CERTIFICATES

          SECTION 5.01. The Certificates.

          (a) The Certificates collectively constitute the entire beneficial ownership interest in the Mortgage Loans and all other assets included in the Trust Fund. At the Closing Date, the aggregate Certificate Principal Balance of the Certificates will equal the aggregate Stated Principal Balance of the Mortgage Loans.

          The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-4. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

          Upon original issue, the Certificates shall be executed and delivered by the Trustee and the Trustee shall cause the Certificates to be authenticated by the Certificate Registrar to or upon the order of the Depositor. The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Trustee by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Certificate Registrar by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          (b) The Class A Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Certificate Registrar except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to the Class A Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

          The Trustee, the Certificate Registrar, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Certificate Registrar may establish a reasonable record date connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

          With respect to any Class of Book-Entry Certificates, if(i)(A) the Depositor advises the Certificate Registrar and the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository with respect to such Class of Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor,
(ii) the Depositor at its option advises the Certificate Registrar and the Trustee in writing that it elects to terminate the book-entry system through the Depository for such Class of Book-Entry Certificates or (iii) after the occurrence of an Event Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of any such Class of the Book-Entry Certificates advise the Certificate Registrar and the Trustee through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of such Certificate Owners, the Certificate Registrar shall notify all Certificate Owners representing Ownership Interests in such Class of Book-Entry Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class of Book-Entry Certificates requesting the same upon surrender to the Certificate Registrar of the related Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall cause the Trustee to issue the Definitive Certificates for such Class. Such Definitive Certificates will be issued in minimum denominations of $1,000, except that any beneficial Ownership Interest in an amount less than $1,000 immediately prior to the issuance of a Definitive Certificate that was represented by a Book-Entry Certificate immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such beneficial Ownership Interest. None of the Certificate Registrar, the Depositor, the Master Servicer or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of any Class, all references herein to obligations imposed upon or to be performed by the Depository with respect to such Class shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable with respect to such Definitive Certificates, and the Certificate Registrar and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders of such Class hereunder.

          SECTION 5.02. Registration of Transfer and Exchange of Certificates.

          (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of
Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee will initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Master Servicer and the Depositor, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee shall at any time not be the Certificate Registrar, the Trustee shall have and maintain the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

          (b) No transfer of any Class B Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that such a transfer of a Class B Certificate is to be made without registration or qualification, the Trustee and the Certificate Registrar shall each require, in order to assure compliance with such laws, receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Certificateholder desiring to effect the transfer, and from such Certificateholder's prospective transferee, substantially in the forms attached hereto as Exhibit F-1; and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in its capacity as such), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Master Servicer, the Certificate Registrar or the Trustee is obligated to register or qualify the Class B Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of a Class B Certificate shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          (c) No transfer of a Class B Certificate or Residual Certificate or any interest therein shall be made to (i) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code

(each, a "Plan") or (ii) any Person who is directly or indirectly purchasing the Class B Certificate or Residual Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the Trustee and the Certificate Registrar are provided with a certification of facts or an Opinion of Counsel which establishes to the satisfaction of each that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause any of the Trustee, the Certificate Registrar or the Master Servicer to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. In the absence of its having received the certification of facts or Opinion of Counsel contemplated by the preceding sentence, the Trustee and the Certificate Registrar shall require the prospective transferee of any Class B Certificate or Residual Certificate to certify either (a) that it is neither (i) a Plan nor (ii) a Person who is directly or indirectly purchasing the Class B Certificate or Residual Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including any insurance company using funds in its general or separate accounts that may constitute "plan assets") or (b) that it is an insurance company and that the source of funds used to purchase the Class B Certificate or Residual Certificates is an "insurance company general account" (as such term is defined in Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or an "affiliate" thereof within the meaning of PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under PTCE 95-60) as of the date of acquisition of such Certificates.

          (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                    (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                    (B) In connection with any proposed Transfer of any
               Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement (a "Transfer Affidavit and Agreement" attached hereto as Exhibit F-3) from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual

               Certificates that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
               Section 5.02(d) and agrees to be bound by them.

                    (C) Notwithstanding the delivery of a Transfer Affidavit and
               Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                    (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate (attached hereto as Exhibit F-3) to the Trustee stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

                    (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder".

               (ii) The Trustee will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Trustee shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is not a NonUnited States Person or a Disqualified Organization.

               (iii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                    (B) If any purported Transferee shall become a holder of a
               Residual Certificate in violation of the restrictions in this
               Section 5.02(d) and to the extent that the retroactive restoration of the rights of the holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself or any Affiliate of the Trustee. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

               (iv) The Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5)with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be accepted by the Administrator.

               (v) The provisions of this Section 5.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

                    (A) written notification from the Rating Agency to the
               effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

                    (B) an Opinion of Counsel, at the expense of the party
               seeking to modify, add to or eliminate such provisions, in form and substance satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not cause
               (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

          (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

          (f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and cause the Certificate Registrar to authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (g) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (h) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Certificate Registrar in accordance with its customary procedures.

          (i) The Trustee will cause the Certificate Registrar (unless the Trustee is acting as Certificate Registrar) to provide notice to the Trustee of each transfer of a Certificate and to provide the Trustee with an updated copy of the Certificate Register on the first Business Day in January and June of each year, commencing June 1996.

          SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

          If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          SECTION 5.04. Persons Deemed Owners.

          The Depositor, the Master Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

          SECTION 5.05. Certain Available Information.

          The Trustee shall maintain at its Corporate Trust Office and shall make available during normal business hours for review by any Holder of a Certificate or any Person identified to the Trustee as a prospective transferee of a Certificate, free of charge to such Holder or Person, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Class B Certificate, the private placement memorandum or other disclosure document relating to the Class B Certificates, in the form most recently provided to the Trustee; and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 11.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class as a Class pursuant to this Agreement since the Closing Date, (C) all certifications delivered by a Responsible Officer of the Trustee since the Closing Date pursuant to Section 10.01(h), (D) any and all Officers' Certificates delivered to the Trustee by the Master Servicer since the Closing Date to evidence the Master Servicer's determination that any P&I Advance was, or if made, would be a Nonrecoverable P&I Advance and (E) any and all Officers' Certificates delivered to the Trustee by the Master Servicer since the Closing Date pursuant to Section 4.04(a). Copies of any and all of the foregoing items will be available from the Trustee upon request at the expense of the person requesting the same.

                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

          SECTION 6.01. Liability of the Depositor and the Master Servicer.

          The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Master Servicer herein.

          SECTION 6.02. Merger or Consolidation of the Depositor or the Master
                        Servicer.

          Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and its qualification as an approved conventional seller/servicer for FNMA or FHLMC in good standing. The Depositor and the Master Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

          The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that the Rating Agency's ratings of any of the Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agency).

          SECTION 6.03. Limitation on Liability of the Depositor, the Master
                        Servicer and Others.

          None of the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Master Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified and held harmless by the Certificateholders against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the related Class(es) of Certificateholders to receive any portion of the amounts from which such cost, expense or liability is reimbursable pursuant to
Section 3.11.

          SECTION 6.04. Limitation on Resignation of the Master Servicer.

          The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of this Agreement which cannot be cured. Any such determination pursuant to the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No resignation of the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement as provided in Article VII.

          Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor Master Servicer, the entire amount of the Servicing Fee and other compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor Master Servicer. Notwithstanding anything to the contrary herein, the Master Servicer is entitled to subcontract any and all of its duties and obligations under this Agreement to one or more of its Affiliates without any consent of, or notice to, any party. However, no such subcontract will relieve the Master Servicer of its liability hereunder for the performance of such duties and obligations.

          SECTION 6.05. Rights of the Depositor in Respect of the Master
                        Servicer.

          The Master Servicer shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish to the Depositor and the Trustee its most recent financial statements and such other information as is reasonably requested relating to its capacity to perform its obligations under this Agreement as the Master Servicer possesses. To the extent such information is not otherwise available to the public, the Depositor and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the applicable Master Servicer's written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee or the Trust Fund, and in either case, the Depositor or the Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

                                   ARTICLE VII

                                     DEFAULT

          SECTION 7.01. Events of Default.

          "Event of Default", wherever used herein, means any one of the following events:

               (i) any failure by the Master Servicer to provide the information required to be provided by the Master Servicer pursuant to Section 4.03(a) or to remit to the Trustee for distribution to the Certificateholders any payment required to be made under the terms of this Agreement which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee (in which case notice shall be provided by telecopy), or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

               (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a "Notice of Default", shall have been given to the Master Servicer by the Depositor or the Trustee, or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights or (ii) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

               (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property;

               (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or, except as provided in Section 6.02 hereof, cease operations of its business; or

               (vi) the Master Servicer shall notify the Trustee pursuant to
          Section 4.03 that it is unable to make any P&I Advance on any Master Servicer Remittance Date required to be made from its own funds pursuant to Section 4.03 and subsequently fails to make such P&I Advance.

If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor), terminate all of the rights and obligations of the Master Servicer in its capacity as the Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice in writing to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer in its capacity as the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Master Servicer to the Collection Account held by or on behalf of the Master Servicer, the Distribution Account, or any Servicing Account held by or on behalf of the Master Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the Master Servicer (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of P&I Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). No termination of the Master Servicer shall affect any liability incurred prior to the time of such termination, or responsibility for any act or omission prior to the time of such termination. For purposes of this Section 7.01, the Trustee shall not be deemed to have knowledge of an Event of Default unless a Responsible

Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

          SECTION 7.02. Trustee to Act; Appointment of Successor.

          On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as the Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03(c), (iii) the obligation to deposit amounts in respect of losses pursuant to Section 3.12 and
(iv) the acts or omissions of either a predecessor or successor Master Servicer (other than the Trustee) by the terms and provisions hereof including, without limitation, the Master Servicer's obligations to make P&I Advances pursuant to
Section 4.03; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make P&I Advances pursuant to
Section 4.03; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 7.01 shall not be considered a default by the Trustee as successor to the Master Servicer hereunder. As compensation therefor, the Trustee shall be entitled to the Servicing Fees and all funds relating to the Mortgage Loans to which the Master Servicer would have been entitled if the Master Servicer had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to the Rating Agency and having a net worth of not less than $10,000,000, as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement. No appointment of a successor to the Master Servicer under this Agreement shall affect the rights, duties and liabilities of the Seller in any way or be effective until the assumption by the successor of all of the Master Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the applicable Master Servicer as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer under this Agreement, the Trustee shall act in such capacity as hereinabove provided.

          SECTION 7.03. Notification to Certificateholders.

          (a) Upon any termination of the Master Servicer pursuant to Section
7.01 above or any appointment of a successor to the Master Servicer pursuant to
Section 7.02 above, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

          (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute an Event of Default or five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Event of Default shall have been cured or waived.

          SECTION 7.04. Waiver of Events of Default.

          The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Event of Default hereunder, may waive such default or Event of Default; PROVIDED, HOWEVER, that a default or Event of Default under clause (i) or (vi) of Section 7.01 may be waived only by all of the Holders of the Regular Certificates. Upon any such waiver of a default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

          SECTION 8.01. Duties of Trustee.

          The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. During an Event of Default which has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of such person's own affairs, except if it is acting as Master Servicer it shall use the same degree of care and skill as required of the Master Servicer under this Agreement. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

          The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have Person submitting such instrument correct it.

          No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

               (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

               (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Depositor or any Certificateholder; and

               (v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any P&I Advance or Servicing Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Notwithstanding any provision of this Agreement, the Trustee shall have no liability upon any Permitted Investment except to the extent it is the obligor thereon. The Trustee shall not be liable for interest on any funds received by it except as the Trustee may agree in writing with the Master Servicer. The Trustee shall send statements to the Master Servicer monthly reflecting activity for each account created hereunder for the preceding month. Although the Master Servicer recognizes that it may obtain a broker confirmation or written statement containing comparable information at no additional cost, it hereby agrees that confirmations of investments are not required to be issued by the Trustee for each month in which a monthly statement is rendered. No statement need be rendered pursuant to the preceding sentence if no activity occurred in the account for such month. In the absence of the filing in writing with the Trustee of exceptions or objection to any statement rendered within sixty (60) days of the sending of such statement to the Master Servicer, the Trustee shall be released and discharged with respect to all matters set forth therein. Nothing herein, however, shall be deemed to preclude the Trustee or the Master Servicer from the right to have its accounts judicially settled by a court of competent jurisdiction.

          SECTION 8.02. Certain Matters Affecting the Trustee.

          (a) Except as otherwise provided in Section 8.01:

               (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of such person's own affairs;

               (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by such Certificateholders, the Trustee may require reasonable indemnity against such expense, or liability from such Certificateholders as a condition to taking any such action;

               (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

               (vii) The Trustee shall not be personally liable for any loss resulting from the investment of funds held in either Collection Account at the direction of the Master Servicer pursuant to Section 3.12.

          (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

          SECTION 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

          The recitals contained herein and in the Certificates (other than the signature of the Trustee, the authentication of the Certificate Registrar on the Certificates and the acknowledgments of the Trustee contained in Article II) shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature of the Trustee and authentication of the Certificate Registrar on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Accounts by the Master Servicer, other than any funds held by or on behalf of the Trustee in accordance with Section 3.10.

          SECTION 8.04. Trustee May Own Certificates.

          The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates and may transact business with the parties to this Agreement with the same rights it would have if it were not Trustee.

          SECTION 8.05. Trustee's Fees and Expenses.

          (a) The Trustee's Fee shall be paid to the Trustee monthly on each Distribution Date, and such other amounts as may be agreed upon in writing between the Trustee and the Master Servicer shall be paid to the Trustee from time to time as so agreed, in each case by the Master Servicer from its own funds and without right to reimbursement. In addition, the Master Servicer covenants and agrees to pay or reimburse the Trustee upon its request for all ongoing reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, whether or not such expenses are incurred in connection with any Opinion of Counsel acquired or permitted to be obtained by the Trustee), but not including any expense, disbursement or advance that constitutes a specific liability of the Trustee pursuant to Section 10.01(c), 10.01(d)
or 10.01(g) or any expense, disbursement or advance as may arise from the Trustee's negligence or bad faith or as a result of a breach of the Trustee's obligations under Article X hereof.

          (b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement, provided that:

               (i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

               (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

               (iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement shall affect the obligations created by this
Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

          Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of Certificateholders pursuant to the terms of this Agreement.

          SECTION 8.06. Eligibility Requirements for Trustee.

          The Trustee hereunder shall at all times be a corporation or an association, other than the Depositor, the Seller, the Master Servicer (except to the extent that the Trustee becomes successor Master Servicer in connection with an Event of Default) or any Affiliate of the foregoing, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

          SECTION 8.07. Resignation and Removal of the Trustee.

          The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor.

          The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Master Servicer by the Depositor.

          Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

          SECTION 8.08. Successor Trustee.

          Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

          No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

          Upon acceptance of appointment by a successor trustee as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

          SECTION 8.09. Merger or Consolidation of Trustee.

          Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

          Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

          In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          SECTION 8.11. Appointment of Custodians.

          The Trustee may, with the consent of the Depositor and the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. The appointment of any Custodian may at any time be terminated and a substitute Custodian appointed therefor upon the reasonable request of the Master Servicer to the Trustee, the consent to which shall not be unreasonably withheld. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such Custodian. Each Custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in
Section 11.01. The Master Servicer shall pay from its own funds, without any right to reimbursement, the fees, costs and expenses of each Custodian (including the costs of Custodian's counsel).

          SECTION 8.12. Appointment of Office or Agency.

          The Trustee will appoint an office or agency in the City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served, which at the date hereof is located at 14 Wall Street, 8th Floor, New York, New York 10005.

          SECTION 8.13. Appointment of Administrator.

          The Trustee agrees to perform, or cause to be performed by an Administrator as provided in this Section 8.13, all Certificate administration and REMIC administration duties specified hereunder to be performed by the Administrator. The Trustee shall have the right, however, to appoint an Administrator acceptable to the Depositor to perform, on behalf of the Trustee, such duties. The Trustee hereby initially appoints Residential Funding Corporation as Administrator and the Depositor hereby consents to such appointment. Arrangements for the Administrator to perform such duties on behalf of the Trustee hereunder shall be deemed to be by agreement between the Administrator and the Trustee alone; none of the Depositor, the Master Servicer or the Certificateholders shall be deemed to be a party thereto, and none of the Depositor, the Master Servicer or the Certificateholders shall have any claims or rights against the Administrator or obligations, duties or liabilities to the Administrator. Any fee required by the Administrator in connection with the performance of duties on behalf of the Trustee shall be paid by the Trustee from its own funds and without right to reimbursement.

          To the extent that the Trustee resigns from its obligations under this Agreement or is otherwise removed in accordance with Section 8.07, the Trustee shall, simultaneously therewith, terminate the agreement between the Trustee and the Administrator pursuant to which the Administrator has agreed with the Trustee to perform duties on behalf of the Trustee. In connection therewith, the Trustee shall cause the Administrator to deliver promptly to the successor Trustee all information in the possession of the Administrator relating to the transaction contemplated by this Agreement.

          Notwithstanding any of the provisions of this Agreement and notwithstanding any appointment by the Trustee of an Administrator, Trustee shall at all times remain obligated and primarily liable to the Master Servicer, the Depositor and Certificateholders for performance of the duties specified hereunder to be performed by the Administrator to the same extent and under the same terms and conditions as if the Trustee alone were performing such duties, without diminution of such obligation or liability by virtue of, without limitation, the terms of any agreement between the Trustee and an Administrator or the existence of any indemnification from an Administrator. Nothing in this Agreement shall prevent the Trustee from agreeing with an Administrator on terms requiring indemnification of the Trustee by such Administrator, and nothing in this Agreement shall be deemed to limit or modify any such terms of indemnification.

                                   ARTICLE IX

                                   TERMINATION

          SECTION 9.01. Termination Upon Repurchase or Liquidation of all Mortgage Loans.

          Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer and the Trustee with respect to the Mortgage Loans (other than the obligations of the Master Servicer to the Trustee pursuant to Section 8.05 and the Trustee to make payments to the Holders of the related Class(es) of Certificates as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earliest to occur of (i) the purchase by the Master Servicer of each Mortgage Loan and each REO Property remaining in the Trust Fund at a price (the "Termination Price") equal to the greater of (A) the aggregate Purchase Price of all such Mortgage Loans, plus the appraised value of each such REO Property, if any, (such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee), minus the aggregate amount of unreimbursed P&I Advances and Servicing Advances and unpaid Servicing Fees remaining outstanding, and (B) the aggregate fair market value of all of the assets of the Trust Fund (as determined by the Master Servicer and the Trustee as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), (ii) the purchase by the Holder or Holders of 100% Percentage Interest of each Class of Certificates then outstanding, or their designee (the "Sole Certificateholder"), with the consent of the Master Servicer, of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the Termination Price, provided, however, that the Termination Price shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of the Trust Fund as a REMIC, and (iii) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

          The Sole Certificateholder shall, not later than the second Business Day preceding the last day of the month, notify the Master Servicer of its intention to exercise its option pursuant to clause (ii) above and shall exercise such option not earlier than the first Business Day of the month following such notice and not later than the Determination Date in such following month. The Master Servicer shall make an election to purchase each Mortgage Loan and each REO Property remaining in the Trust Fund pursuant to clause (i) of the preceding paragraph by giving written notice to the Trustee and the Depositor no later than the Determination Date in the month immediately preceding the month in which such distribution will be made; provided, however, that the Master Servicer may elect to purchase each related

Mortgage Loan and each related REO Property remaining in the Trust Fund pursuant to clause (i) above only if the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund is at the time of such election less than 10% of the aggregate Stated Principal Balance of the Original Mortgage Loans at the Cut-off Date set forth in the Preliminary Statement hereto.

          Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) in the event such notice is given in connection with the purchase by the Master Servicer of all Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month in which such distribution will be made or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein designated. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to the Certificateholders. In the event such notice is given in connection with the Master Servicer's purchase of all Mortgage Loans and each REO Property remaining in the Trust Fund, the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month in which such distribution will be made an amount in immediately available funds equal to the Termination Price. Upon certification to the Trustee by a Servicing Officer of the making of such final deposit by the Master Servicer, the Trustee and any Custodian shall promptly release to the Master Servicer the Mortgage Files for the remaining Mortgage Loans purchased thereby. The Master Servicer shall promptly prepare any assignments, endorsements and other instruments necessary to transfer any such Mortgage Loans and REO Properties to the Master Servicer, and the Trustee shall execute as requested by the Master Servicer all such assignments, endorsements and other instruments necessary to effectuate such transfer.

          Upon presentation of the Certificates on the final Distribution Date, the Trustee shall distribute to each such Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and held uninvested by the Trustee for the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the Trust Fund. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall retain all amounts distributable to the Holders thereof and the Trustee shall thereafter hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust or by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

          Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

          SECTION 9.02. Additional Termination Requirements.

          (a) In the event that the Master Servicer or the Sole
Certificateholder purchases all Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements:

               (i) The Trustee, or the Administrator on behalf of the Trustee, shall specify the first day in the 90-day liquidation period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Master Servicer;

               (ii) During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Trustee, or the Administrator on behalf of the Trustee, shall sell all of the assets of the Trust Fund to the Master Servicer or the Sole Certificateholder, as the case may be, for cash; and

               (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

          (b) At the expense of the Master Servicer, the Trustee, or the Administrator on behalf of the Trustee, shall prepare the documentation required in connection with the adoption of a plan of complete liquidation of the Trust Fund pursuant to this Section 9.02.

          (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee, or the Administrator on behalf of the Trustee, to adopt a plan of complete liquidation of the Trust Fund, which authorization shall be binding upon all successor Certificateholders.

                                    ARTICLE X

                                REMIC PROVISIONS

          SECTION 10.01. REMIC Administration.

          (a) The Administrator shall elect to treat the Trust Fund as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The Class A Certificates and Class B Certificates shall be designated as the Regular Interests in the REMIC and the Residual Certificates shall be designated as the Residual Interest in the REMIC. The Trustee shall not permit the creation of any "interests" in the REMIC (within the meaning of Section 860G of the Code) other than the interests represented by the Certificates.

          (b) The Closing Date is hereby designated as the Startup Day of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

          (c) The Administrator, as agent for the Trust Fund's tax matters person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The holder of the largest Percentage Interest of the Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-IT, as the tax matters person of the Trust Fund. By its acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Administrator as its agent to perform all of the duties of the tax matters person for the Trust Fund.

          (d) The Administrator shall prepare, and the Trustee shall sign and file, all of the Tax Returns in respect of the REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor. The Master Servicer shall provide on a timely basis to the Administrator or its designee such information with respect to the assets of the Trust Fund as is in its possession and reasonably required by the Administrator to enable it to perform its obligations under this Article.

          (e) The Administrator shall perform on behalf of the Trust Fund all reporting and other tax compliance duties that are the responsibility of the Trust Fund under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Administrator shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is a Disqualified Organization, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the Trust Fund. The Master Servicer shall provide on a timely basis to the Administrator such information with respect to the assets of the Trust Fund, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Administrator to enable it to perform its obligations under this subsection. In addition, the Depositor shall provide or cause to be provided to the Administrator, within ten (10) days after the Closing Date, all information or data that the Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

          (f) The Administrator shall take such action and shall cause the REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Master Servicer shall assist it, to the extent reasonably requested by it). The Administrator shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the Trust Fund as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Administrator has received an Opinion of Counsel (at the expense of the party seeking to take such action, but in no event shall such Opinion of Counsel be an expense of the Trustee) to the effect that the contemplated action will not, with respect to the REMIC created hereunder, endanger such status or result in the imposition of such a tax, nor shall the Master Servicer or the Trustee take or fail to take any action (whether or not authorized hereunder) as to which the Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, the Master Servicer and the Trustee will consult with the Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust Fund, and neither the Master Servicer nor the Trustee shall take any such action or cause the Trust Fund to take any such action as to which the Administrator has advised it in writing that an Adverse REMIC Event could occur. The Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement (but in no event shall such cost be an expense of the Trustee). At all times as may be required by the Code, the Master Servicer, the Trustee and the Administrator will ensure that substantially all of the assets of the Trust Fund created hereunder will consist of "qualified mortgages" as defined in
Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (g) In the event that any tax is imposed on "prohibited transactions" of the REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the REMIC as defined in Section 860G(c) of the Code, on any contributions to the REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee or the Administrator of any of the obligations of either under this Article X, (ii) to the Master Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X, or otherwise (iii) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

          (h) On or before April 15 of each calendar year, commencing in 1996, the Trustee shall deliver to the Master Servicer and the Rating Agency a Certificate from a Responsible Officer of the Trustee stating the Trustee's and the Administrator's compliance with this Article X (after giving effect to any applicable extensions of time granted by any applicable state or federal taxing authority).

          (i) The Trustee, the Administrator and, to the extent that records are maintained by the Master Servicer in the normal course of its business, the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to the Trust Fund on a calendar year and on an accrual basis.

          (j) Following the Startup Day, the Trustee shall not accept any contributions of assets to the Trust Fund other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the Trust Fund to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (k) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services nor permit the Trust Fund to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

          SECTION 10.02. Prohibited Transactions and Activities.

          None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for the Trust Fund (other than REO Property acquired in respect of a defaulted Mortgage
Loan), nor sell or dispose of any investments in the

Collection Account or the Distribution Account for gain, nor accept any contributions to the Trust Fund after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution, but in no event shall such Opinion of Counsel be an expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of the Trust Fund as a REMIC or (b) cause the Trust Fund to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

          SECTION 10.03. Master Servicer and Trustee Indemnification.

          (a) The Trustee agrees to indemnify the Trust Fund, the Depositor and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Master Servicer, as a result of a breach of the Trustee's or the Administrator's covenants set forth in this Article X.

          (b) The Master Servicer agrees to indemnify the Trust Fund, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in Article III or this Article X.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

          SECTION 11.01. Amendment.

          This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Trustee and, if applicable, the Custodian without the notice to or consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provisions herein or in any Custodial Agreement, or (iii) to make any other provisions with respect to matters or questions arising under this Agreement or in any Custodial Agreement which shall not be inconsistent with the provisions of this Agreement or such Custodial Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder.

          This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates. Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder.

          Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement or any Custodial Agreement unless it shall have first received an Opinion of Counsel, at the expense of the party seeking such amendment, to the effect that such amendment will not result in the imposition of any tax on the Trust Fund pursuant to the REMIC Provisions or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding.

          It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          The cost of any Opinion of Counsel to be delivered pursuant to this
Section 11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee.

          The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

          SECTION 11.02. Recordation of Agreement; Counterparts.

          To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer servicing the larger aggregate principal amount of Mortgage Loans and at the expense of the Certificateholders, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

          For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          SECTION 11.03. Limitation on Rights of Certificateholders.

          The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 11.04. Governing Law.

          This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          SECTION 11.05. Notices.

          All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to (a) in the case of the Depositor, Seven World Trade Center, New York, New York 10048, Attention:
Mortgage Finance Group (telecopy number (212) 783-3895), or such other address or telecopy number as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Depositor, (b) in the case of the Master Servicer, 38 Fountain Square Plaza, Cincinnati, Ohio, 45263, Attention: John Fleshood, with a copy to Fred Darlington, Esq. or such other address as may hereafter be furnished to the Trustee and the Depositor in writing by the Master Servicer,
(c) in the case of the Trustee, The First National Bank of Chicago, to the Corporate Trust Office, Attention: Salomon Brothers Mortgage Securities VII, Inc., Series 1995- 2, or such other address as may hereafter be furnished to the Master Servicer and the Depositor in writing by the Trustee and (d) in the case of the Administrator, 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437, Attention: President, or such other address as may hereafter be furnished to the Depositor and the Master Servicer in writing by the Trustee. Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the

Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

          SECTION 11.06. Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 11.07. Notice to Rating Agency.

          The Trustee shall use its best efforts promptly to provide notice to the Rating Agency with respect to each of the following of which it has actual knowledge:

          1.   Any amendment to this Agreement;

          2. The occurrence of any Event of Default that has not been cured or waived;

          3. The resignation or termination of the Master Servicer or the Trustee;

          4. The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

          5.   The final payment to the Holders of any Class of Certificates;

          6. Any change in the location of either of the Collection Accounts or the Distribution Account; and

          7. Any event that would result in the inability of the Trustee to make advances regarding delinquent mortgage loans.

          In addition, the Trustee shall promptly furnish to the Rating Agency copies of each report to Certificateholders described in Section 4.02 and the Master Servicer shall promptly furnish to the Rating Agency copies of the following:

          1.   Each annual statement as to compliance described in Section 3.20;
               and

          2. Each annual independent public accountants' servicing report described in Section 3.21.

          Any such notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Moody's, 99 Church Street, 4th Floor, New York, New York 10007 or such other addresses as Moody's may designate in writing to the parties hereto.

          SECTION 11.08. Article and Section References.

          All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

          IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                                      SALOMON BROTHERS MORTGAGE
                                                      SECURITIES VII, INC.,
                                                               as Depositor

                                                      By:_______________________
                                                      Name:_____________________
                                                      Title:____________________


                                                      THE FIFTH THIRD BANK,
                                                              as Master Servicer

                                                      By:_______________________
                                                      Name:_____________________
                                                      Title:____________________


                                                      THE FIRST NATIONAL BANK OF
                                                      CHICAGO,
                                                               as Trustee

                                                      By:_______________________
                                                      Name:_____________________
                                                      Title:____________________

STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NEW YORK)


          On the ____ day of November, 1995 before me, a notary public in and for said State, personally appeared ______________________________, known to me to be an Assistant Vice President of Salomon Brothers Mortgage Securities VII, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                            ___________________________
                                                   Notary Public


 [Notarial Seal]

STATE OF                   )
                           ) ss.:
COUNTY OF                  )


          On the ____ day of November, 1995 before me, a notary public in and for said State, personally appeared ________________________________, known to me to be a __________________________ of The Fifth Third Bank, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                  ___________________________
                                                         Notary Public


[Notarial Seal]

STATE OF           )
                   ) ss.:
COUNTY OF          )


          On the ____ day of November, 1995 before me, a notary public in and for said State, personally appeared _____________________________, known to me to be a __________________________ of The First National Bank of Chicago, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                  _________________________
                                                        Notary Public


[Notarial Seal]

                                   EXHIBIT A-1

                           FORM OF CLASS A CERTIFICATE


          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS
          CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
          MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
          REVENUE CODE OF 1986 (THE "CODE").


Series 1995-2, Class A

Variable Pass-Through Rate

Initial Variable Pass-Through Rate:  approximately 7.3795% per annum

Date of Pooling and Servicing Agreement and Cut-off Date:  November 1, 1995

First Distribution Date:  December 27, 1995

No.

Aggregate Certificate Principal Balance of Class A Certificates as of the Issue
Date: $45,151,000.00

Denomination:  $

Master Servicer:  The Fifth Third Bank

Trustee:  The First National Bank of Chicago

Issue Date:  November 30, 1995

CUSIP:  79548KPV4

          DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family first mortgage loans (the "Mortgage Loans") formed and sold by

                            SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that __________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class A Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions and conditions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                             THE FIRST NATIONAL BANK OF CHICAGO,
                                                 as Trustee



                                             By_________________________________
                                                 Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class A Certificates referred to in the within-mentioned Agreement.

                                            THE FIRST NATIONAL BANK OF CHICAGO,
                                                as Certificate Registrar


                                            -----------------------------------
                                            By:  Authorized Signatory

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common            UNIF GIFT MIN ACT -   Custodian
                                                             -----------------
                                                             (Cust)    (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _________________
          of survivorship and not as                         (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: .

Dated:


                                         ---------------------------------------
                                         Signature by or on behalf of assignor


                                         ---------------------------------------
                                          Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________________ for the
account of _________________________________________________ account number
____________________________, or, if mailed by check, to ______________________
_______________________________. Applicable statements should be mailed to
----------------------------------------------------.

          This information is provided by

_______________________________________________, the assignee named above, or
___________________________, as its agent.

                                   EXHIBIT A-2

                           FORM OF CLASS B CERTIFICATE


SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS NOVEMBER 29, 1995. BASED ON THE OID REGULATIONS AND ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 175% OF THE STANDARD PREPAYMENT ASSUMPTION, USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_______ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE CLASS R CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Series 1995-2, Class B

Variable Pass-Through Rate

Initial Variable Pass-Through Rate:  approximately 7.3795% per annum

Date of Pooling and Servicing Agreement and Cut-off Date:  November 1, 1995

First Distribution Date:  December 27, 1995

No.

Aggregate Certificate Principal Balance of Class B Certificates as of the Issue
Date: $6,157,015.81

Denomination:  $

Master Servicer:  The Fifth Third Bank

Trustee:  The First National Bank of Chicago

Issue Date:  November 30, 1995


          DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family first mortgage loans (the "Mortgage Loans") formed and sold by

                            SALOMON BROTHERS MORTGAGE
                              SECURITIES VII, INC.

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that __________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class B Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates"; Holders thereof, hereinafter called the "CertificateHolders") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to CertificateHolders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions and conditions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the CertificateHolders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer of this Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee and the Certificate Registrar shall require receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Certificateholder desiring to effect the transfer, and from such Certificateholder's prospective transferee substantially in the forms attached to the Agreement as Exhibit F-1; and (ii) in all other cases, an Opinion of Counsel satisfactory to them that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or the Master Servicer in their respective capacities as such), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of this Certificate or any interest herein shall be made to (i) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan") or (ii) any Person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the Trustee and the Certificate Registrar are provided with a certification of facts or an Opinion of Counsel which establishes to the satisfaction of each that such transfer will not result in a violation of
Section 406 of ERISA or Section 4975 of the Code or cause any of the Trustee, the Certificate Registrar or the Master Servicer to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. In the absence of their having received the certification of facts or Opinion of Counsel contemplated by the preceding sentence, the Trustee and the Certificate Registrar shall require the prospective transferee of this Certificate to certify either (a) that it is neither (i) a Plan nor (ii) a Person who is directly or indirectly purchasing the Class B Certificate or Residual Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including any insurance company using funds in its general or separate accounts that may constitute "plan assets") or (b) that it is an insurance company and that the source of funds used to purchase the Class B Certificate or Residual Certificates is an "insurance company general account" (as such term is defined in Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or an "affiliate" thereof within the meaning of PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under PTCE 95-60) as of the date of acquisition of such Certificates.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of certificates.

          The Depositor, the Master Servicer and the Trustee and any agent of the Depositor, the Master Servicer and the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the CertificateHolders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                           THE FIRST NATIONAL BANK OF CHICAGO,
                                               as Trustee



                                           By_________________________________
                                               Authorized Officer


                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class B Certificates referred to in the within-mentioned Agreement.

                                           THE FIRST NATIONAL BANK OF CHICAGO,
                                               as Certificate Registrar


                                           -----------------------------------
                                           By:  Authorized Signatory

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common            UNIF GIFT MIN ACT -   Custodian
                                                             -----------------
                                                             (Cust)    (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _________________
          of survivorship and not as                         (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.


                                                    ASSIGNMENT


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: .

Dated:


                                         ---------------------------------------
                                         Signature by or on behalf of assignor


                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________________ for the
account of _________________________________________________ account number
____________________________, or, if mailed by check, to ______________________
_______________________________. Applicable statements should be mailed to
----------------------------------------------------.

          This information is provided by _____________________________________,
________________________________________________________________________________
the assignee named above, or ___________________________, as its agent.

                                   EXHIBIT A-3

                           FORM OF CLASS R CERTIFICATE


THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFI- CATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION,

SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

Series 1995-2, Class R                       Aggregate Certificate Principal
                                             Balance of Class R Certificates as
                                             of the Issue Date:

Initial Variable Pass-Through Rate:          $100.00
7.3795% per annum
                                             Denomination: $
Date of Pooling and Servicing Agreement
and Cut-off Date:  November 1, 1995          Master Servicer:
                                             The Fifth Third Bank

First Distribution Date:
December 27, 1995                            Trustee: The First National Bank of
                                             Chicago

No.

Issue Date:  November 30, 1995

CUSIP:  79548KPW2










                        MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family first mortgage loans (the "Mortgage Loans") formed and sold by

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR
          INTEREST IN SALOMON BROTHERS MORTGAGE SECURITIES VII, INC., THE MASTER SERVICER OR THE TRUSTEE OR ANY OF THEIR
          AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING
          MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
          INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that __________________ is the registered owner of the Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class R Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class R Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Salomon Brothers Mortgage Securities VII, Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of the Class R Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class R Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates"; the Holders thereof, hereinafter called the "Certificateholders") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer of this Certificate or any interest herein shall be made to (i) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan") or (ii) any Person who is directly or indirectly purchasing this Certificate or interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the Trustee and the Certificate Registrar are provided with a certification of facts or an Opinion of Counsel which establishes to the satisfaction of each that such transfer will not result in a violation of
Section 406 of ERISA or Section 4975 of the Code or cause any of the Trustee, the Certificate Registrar or the Master Servicer to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. In the absence of its having received the certification of facts or Opinion of Counsel contemplated by the preceding sentence, the Trustee and the Certificate Registrar shall require the prospective transferee of this Certificate to certify either (a) that it is neither (i) a Plan nor (ii) a Person who is directly or indirectly purchasing the Class B Certificate or Residual Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including any insurance company using funds in its general or separate accounts that may constitute "plan assets") or (b) that it is an insurance company and that the source of funds used to purchase the Class B Certificate or Residual Certificates is an "insurance company general account" (as such term is defined in Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or an "affiliate" thereof within the meaning of PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under PTCE 95-60) as of the date of acquisition of such Certificates.

          Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trustee: (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization; and (ii) a certificate which acknowledges that (A) the Class R Certificates have been designated as a residual interest in the Trust Fund (B) it will include in its income a pro rata share of the net income of the Trust Fund and that such income may be an "excess inclusion", as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

          No service charge will be made for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund, and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:
                                         THE FIRST NATIONAL BANK OF CHICAGO,
                                                 as Trustee


                                         By____________________________
                                         Authorized Officer


                                           CERTIFICATE OF AUTHENTICATION

          This is one of the Class R Certificates referred to in the within-mentioned Agreement.

                                         THE FIRST NATIONAL BANK OF CHICAGO,
                                                 as Certificate Registrar


                                         -----------------------------
                                         By:  Authorized Signatory

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common            UNIF GIFT MIN ACT -   Custodian
                                                             -----------------
                                                             (Cust)    (Minor)
TEN ENT - as tenants by the entireties                       under Uniform Gifts
                                                             to Minors Act
JT TEN  - as joint tenants with right                        _________________
          of survivorship and not as                         (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

          I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:
__________________________________________________________
----------------------------------------------------------------.

Dated:

                                         ---------------------------------------
                                         Signature by or on behalf of assignor



                                         ---------------------------------------
                                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS


          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to______________________________________________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
account number ________________, or, if mailed by check, to ____________________
__________________________________________________. Applicable statements should be mailed to _________________________________. This information is provided by ___________________________________________________, the assignee named above, or _____________________________, as its agent.

                                   EXHIBIT C-1

                     FORM OF TRUSTEE'S INITIAL CERTIFICATION



                                                    November __, 1995




Salomon Brothers Mortgage                   First National Bank of Chicago
  Securities VII, Inc.                      Corporate Trust Services
Seven World Trade Center                    One North State Street
New York, New York  10048                   Chicago, IL  60602

The Fifth Third Bank
38 Fountain Square
10th Floor
Cincinnati, OH  45263

               Re: Pooling and Servicing Agreement dated as of November 1, 1995, among Salomon Brothers Mortgage Securities VII, Inc., The Fifth Third Bank and First National Bank of Chicago, Mortgage Pass-Through Certificates, Series 1995-2


Ladies and Gentlemen:

          Attached is the Trustee's preliminary exceptions in accordance with
Section 2.02 of the above-referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Pooling and Servicing Agreement.

          The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to and shall not be responsible for: (i) the validity, legality, sufficiency, enforceability, recordability, due authorization or genuineness of any of the documents contained in the Mortgage File or of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File included any of the documents specified in clause (v) of Section 2.01 of the Pooling and Servicing Agreement.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                             FIRST NATIONAL BANK OF CHICAGO


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                   EXHIBIT C-2

                      FORM OF TRUSTEE'S FINAL CERTIFICATION


                                               [date]

Salomon Brothers Mortgage
  Securities VII, Inc.
Seven World Trade Center
New York, New York  10048

              and

__________________________
__________________________
__________________________


               Re: Pooling and Servicing Agreement dated as of November 1, 1995, among Salomon Brothers Mortgage Securities VII, Inc., The Fifth Third Bank and First National Bank of Chicago, Mortgage Pass-Through Certificates, Series 1995-2



Ladies and Gentlemen:


          In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it or a Custodian on its behalf has received:

                    (i) the original Mortgage Note, endorsed by the originator or the originator's successor in interest (which in all cases will be The Fifth Third Bank or an Affiliate) in the following form: "Pay to the order of The First National Bank of Chicago, as Trustee under the Pooling and Servicing Agreement, dated as of November 1, 1995, Salomon Brothers Mortgage Securities VII, Inc., Series 1995-2, without recourse", with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Seller, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the Seller stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note, provided that in no event shall lost note affidavits be delivered for more than 2% of the unpaid principal balance of the Mortgage Loans as of the Cut-off Date;

                    (ii) the original Mortgage with evidence of recording
               thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified by the Seller to be a true and complete copy of the original submitted for recording;

                    (iii) an original Assignment of the Mortgage executed by the originator or the originator's successor in interest (which in all cases will be The Fifth Third Bank or an Affiliate) in the following form: "The First National Bank of Chicago, as Trustee under the Pooling and Servicing Agreement, dated as of November 1, 1995, Salomon Brothers Mortgage Securities VII, Inc., Series 1995-2";

                    (iv) the original recorded Assignment or Assignments of the
               Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee or, if any such Assignment has been submitted for recording but has not been returned from the applicable public recording office or is not otherwise available, a copy of such Assignment certified by the Seller to be a true and complete copy of the original submitted for recording;

                    (v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

                    (vi) the original lender's title insurance policy, together with all endorsements or riders which were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company or an attorney's title opinion, if customary in the related jurisdiction where the Mortgaged Property is located;

                    (vii) if such Mortgage Loan has a Loan-to-Value Ratio at the
               Cut-off Date in excess of 80% (as shown in the Mortgage Loan Schedule), the original Primary Insurance Policy, or in the event such original Primary Insurance Policy is unavailable, a written commitment from the mortgage insurer to issue such policy; and

                    (viii) if applicable, a true and complete copy, certified as such by an officer of the Seller, of each certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name and such certificate or other evidence shall not have been recorded in the public recording office where the related Mortgage is required to be recorded.

          The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in the Mortgage File or of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File included any of the documents specified in clause (v) of Section 2.01 of the Pooling and Servicing Agreement.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                             FIRST NATIONAL BANK OF CHICAGO


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                    EXHIBIT D

                      FORM OF DESIGNATED SELLER'S AGREEMENT

                                    EXHIBIT E

                          FORMS OF REQUEST FOR RELEASE
DATE:

TO:

RE:       REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (circle one)        Mortgage Loan Prepaid in Full
                                       Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."

______________________
The Fifth Third Bank
Authorized Signature
*************************************************************
TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

Enclosed Documents:      [] Promissory Note
                                   [] Primary Insurance Policy
                                   [] Mortgage or Deed of Trust
                                   [] Assignment(s) of Mortgage or
                                      Deed of Trust
                                   [] Title Insurance Policy
                                   [] Other:___________________

_____________                 _____________________
Name                               Date
____________
Title

DATE:

TO:

RE:       REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request (circle one):        Mortgage Loan Prepaid in Full
                                     Mortgage Loan in Foreclosure

"We hereby certify that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan pursuant to the Pooling and Servicing Agreement."

______________________________________
The Fifth Third Bank
Authorized Signature
*************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

Enclosed Documents:      [] Promissory Note
                              [] Primary Insurance Policy
                              [] Mortgage or Deed of Trust
                              [] Assignment(s) of Mortgage or
                                 Deed of Trust
                              [] Title Insurance Policy
                              [] Other:________________________

______________           __________________
Name                          Date
______________
Title

                                   EXHIBIT F-1

                    FORM OF TRANSFEROR REPRESENTATION LETTER



                                                          [Date]




The First National Bank of Chicago
One North State Street
9th Floor
Chicago, Illinois 60602

Attention:     Salomon Brothers Mortgage Securities VII, Inc., Mortgage
               Pass-Through Certificates, Series 1995-2

                       Re:      Mortgage Pass-Through Certificates,
                                Series 1995-2, Class B

Ladies and Gentlemen:

          In connection with the sale by (the "Transferor") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 1995-2, Class B (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 1995 among Salomon Brothers Mortgage Securities VII, Inc., as depositor (the "Depositor"), The Fifth Third Bank, as master servicer, and The First National Bank of Chicago, as trustee (the "Trustee). The Transferor hereby certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

          Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Transferor will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                Very truly yours,

                                ________________________________________________
                                (Transferor)



                                By:_____________________________________________
                                Name:___________________________________________
                                Title:__________________________________________

                    FORM OF TRANSFEREE REPRESENTATION LETTER






                                                  [DATE]



[TRUSTEE]

[CERTIFICATE REGISTRAR]


              Re: Salomon Brothers Mortgage Securities VII, Inc., Mortgage Pass-Through Certificates, Series 1995-2, Class B, representing a ____% Class ___ Percentage Interest


Ladies and Gentlemen:

          In connection with the purchase from ______________________ (the "Transferor") on the date hereof of the captioned mortgage pass-through certificates (the "Certificates"), _______________ (the "Transferee") hereby certifies as follows:

               1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "1933 Act") and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

               2. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

          All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement dated as of November 1, 1995, among Salomon Brothers Mortgage Securities VII, Inc., as Depositor, The Fifth Third Bank, as Master Servicer, and First National Bank of Chicago, as Trustee, pursuant to which the Certificates were issued.



[TRANSFEREE]


By:_______________________

Name:_____________________

Title:____________________

                                                         ANNEX 1 TO EXHIBIT F-1

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and First National Bank of Chicago, as Trustee and Certificate Registrar, with respect to the mortgage pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the _______________________ ______________________________________ of the entity purchasing the Certificates
(the "Transferee").

          2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $______________________1 in securities (except for the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
144A) and (ii) the Transferee satisfies the criteria in the category marked below.

          ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

          ___ Bank. The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an


--------
1 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                    audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

          ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

          ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

          ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

          3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

          ___      ___   Will the Transferee be purchasing the Certificates
          Yes      No    only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.



Print Name of Transferee


By:___________________________________

Name:_________________________________

Title:________________________________


Date:_________________________________

                                                         ANNEX 2 TO EXHIBIT F-1


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]


          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and First National Bank of Chicago, as Trustee, with respect to the mortgage pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the ________________________ _________________________________ of the entity purchasing the Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the "Adviser").

          2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone, or the Transferee's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used.

____ The Transferee owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and
(vii) currency, interest rate and commodity swaps.

          5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee's own account.

          6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.




              Print Name of Transferee or Advisor



By:____________________________________

Name:

Title:



AN ADVISER:



Print Name of Transferee



Date:__________________________________

                                   EXHIBIT F-2

                           FORM OF ERISA CERTIFICATION




                                                   [DATE]



[TRUSTEE]

[CERTIFICATE REGISTRAR]


              Re: Salomon Brothers Mortgage Securities VII, Inc., Mortgage Pass-Through Certificates, Series 1995-2, [Class B] [Class R], representing a ____% Class ___ Percentage Interest


Ladies and Gentlemen:

          In connection with the purchase from ______________________ (the "Transferor") on the date hereof of the captioned mortgage pass-through certificates (the "Certificates"), _______________ (the "Transferee") hereby certifies that it satisifies the criteria in the category marked below.


          ___ The Transferee is neither (i) an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan") nor
                    (ii) a Person who is directly or indirectly purchasing the Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including any insurance company using funds in its general or separate accounts that may constitute "plan assets").

          ___ The Transferee is an insurance company and the source of funds used to purchase the Certificates is an "insurance company general account" (as such term is defined in Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or an "affiliate" thereof within the meaning of PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under PTCE 95-60) as of the date of acquisition of such Certificates.





Print Name of Transferee


By:______________________________

Name:____________________________

Title:___________________________


Date:____________________________

                                   EXHIBIT F-3

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT



STATE OF _____________ )
                       : ss.:
COUNTY OF ____________ )


          ____________, being first duly sworn, deposes, represents and warrants:

          1. That he is a _________________________________ of
________________________________________ (the "Owner") a corporation duly organized and existing under the laws of the State of Delaware, the record owner of a ____% Percentage Interest in Salomon Brothers Mortgage Securities VII, Inc., Mortgage Pass-Through Certificates, Series 1995-2, Class R (the "Class R Certificates"), on behalf of which he or she makes this affidavit. Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing agreement pursuant to which the Class R Certificates were issued.

          2. That the Owner (i) is and will be a "Permitted Transferee" as of November 29, 1995 and (ii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a possession of the United States. For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

          3. That the Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent;
(iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted

Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false and; (iv) that the Class R Certificates may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.

          4. That the Owner is aware of the tax imposed on a "pass-through entity" holding the Class R Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

          5. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificate unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

          6. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

          7. That the Owner's taxpayer identification number is _______________.

          8. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(d) of each respective Pooling and Servicing Agreement under which the related Class R Certificates were issued (in particular, clauses (iii)(A) and (iii) (B) of Section 5.02(d) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02(d)); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

          9. That the Owner is not acquiring and will not transfer the Class R Certificates in order to impede the assessment or collection of any tax.

          10. That the Owner anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

          11. That the Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificates.

          12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

          13. That the Owner is not acquiring the Class R Certificates with the intent to transfer the Class R Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding.

          14. That Owner will, in connection with any transfer that it makes of the Class R Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificates were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

          15. That Owner will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Trustee an affidavit, which represents and warrants that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding; and (iii) is not a "Permitted Transferee".

          16. That the Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

          IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ______ _________, attested by its _________________________________________
, this __th day of ________, 19__.


                                             ___________________________________


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________



ATTEST:


_____________________________
Name:________________________
Title:_______________________


          Personally appeared before me the above-named _______________________, known or proved to me to be the same person who executed the foregoing instrument and to be a _________________ of the Owner, and acknowledged to me that he or she executed the same as his or her free act and deed and the free act and deed of the Owner.

          Subscribed and sworn before me this __th day of ________, 19__.


                                                 ______________________________
                                                 NOTARY PUBLIC

                                                 COUNTY OF________________
                                                 STATE OF_________________
                                                 My Commission expires the ___
                                                 day of __________, 19__.

                          FORM OF TRANSFEROR AFFIDAVIT


STATE OF _________   )
                     : ss. :
COUNTY OF ________   )


          ____________________, being first duly sworn, deposes, represents and warrants:

          1. That he/she is a ___________________ of ____________________
____________________________________________ (the "Owner"), a corporation duly organized and existing under the laws of the State of ________, on behalf of which he/she makes this affidavit and agreement.

          2. That the Owner is not transferring the Residual Certificates to impede the assessment or collection of any tax.

          3. That the Owner has no actual knowledge that the Person which is the proposed transferee (the "Purchaser") of the Residual Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding, for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

          4. That the Owner understands that the Purchaser has delivered to the Trustee a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement with respect to the Owner's Mortgage Pass-Through Certificates, Series 1995-2 (the "Pooling and Servicing Agreement") as Exhibit F-3. The Owner does not know or believe that any representation contained therein is false.

          5. The Owner has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury regulations section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such investigation.

          6. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

          IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by ____________ ______________, attested by its ___________________________, this
___th day of ________, 19__.


                                            ___________________________
                                            ___________________________


                                            By:_________________________________
                                            Name:
                                            Title:


ATTEST:



_______________________
Secretary


          Personally appeared before me the above-named __________________, known or proved to me to be the same person who executed the foregoing instrument and to be a _______________________ of the Owner, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Owner.

          Subscribed and sworn before me this ___th day of _____________, 19__.


                                                 _______________________________
                                                 NOTARY PUBLIC

                                                 COUNTY OF_______________
                                                 STATE OF________________
                                                 My Commission expires the _____
                                                 day of __________, 19__.

                                    EXHIBIT G

                           FORM OF CUSTODIAL AGREEMENT


          THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of November 1, 1995, by and among THE FIRST NATIONAL BANK OF CHICAGO, as Trustee (including its successors under the Pooling Agreement defined below, the "Trustee"), SALOMON BROTHERS MORTGAGE SECURITIES VII, INC. (together with any successor in interest, the "Depositor"), THE FIFTH THIRD BANK, as master servicer (together with any successor in interest or successor under the Pooling Agreement referred to below, the "Master Servicer"), and THE FIFTH THIRD BANK, as Custodian (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                          W I T N E S S E T H T H A T :

          WHEREAS, the Depositor, the Master Servicer and the Trustee have entered into two Pooling and Servicing Agreements dated as of November 1, 1995, relating to the issuance of the Depositor's Mortgage Pass-Through Certificates, Series 1995-2 and Series 1995-3, respectively (as in effect on the date of this agreement, the "Original Pooling Agreements," and as amended and supplemented from time to time, the "Pooling Agreements");

          WHEREAS, The Fifth Third Bank, as seller (together with any successor in interest or successor under the Designated Seller's Agreement referred to below, the "Seller"), has agreed to deliver the Mortgage Files to the Custodian pursuant to a Designated Seller's Agreement (the "Designated Seller's Agreement"), dated November 30, 1995, among the Seller, the Depositor and Salomon Brothers Holding Company Inc; and

          WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered pursuant to the Pooling Agreements, all upon the terms and conditions and subject to the limitations hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Depositor, the Master Servicer and the Custodian hereby agree as follows:


                                    ARTICLE I

                                   Definitions

          Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreements, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

          Section 2.1. Custodian to Act as Agent; Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage Loans identified on the Mortgage Loan Schedule attached hereto and declares that it holds and will hold the Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders of the related series.

          Section 2.2. Recordation of Assignments. If any Mortgage File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records. As required in the Designated Seller's Agreement, the Seller, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

          Section 2.3. Review of Mortgage Files.

          (a) On or prior to the Closing Date, the Custodian shall deliver to the Trustee an Initial Certification for each series in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage Loan listed on the Mortgage Loan Schedule attached hereto.

          (b) Within one year of the initial issuance of the Certificates, the Custodian agrees, for the benefit of Certificateholders of the respective series, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreements, each Mortgage File, and shall deliver to the Trustee a final certification for each series as set forth in subsection (c) below. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face. If in performing the review required by this
Section 2.3 the Custodian finds any document or documents constituting a part of a Mortgage File to be defective in any material respect, the Custodian shall promptly so notify the Depositor, the Master Servicer and the Trustee. Upon receipt of written notification from the Master Servicer, signed by a Servicing Officer, that the Master Servicer has made a deposit into the Collection Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan, the Custodian shall release to the Master Servicer the related Mortgage File.

          (c) Upon receipt of all documents required to be in the Mortgage Files for each series the Custodian shall deliver to the Trustee a final certification for such series in the form annexed hereto as Exhibit Two evidencing the completeness of such Mortgage Files.

          Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

          Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Master Servicer as set forth in either Pooling Agreement or by the Seller in the Designated Seller's Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Depositor, the Master Servicer and the Trustee.

          Section 2.5. Custodian to Cooperate; Release of Mortgage Files. Upon the repurchase or substitution of any Mortgage Loan pursuant to Article II of either Pooling Agreement or payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 of such Pooling Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the related Mortgage File. The Custodian agrees, upon receipt of such certification and request, promptly to release to the Master Servicer the related Mortgage File. The Master Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Qualified Substitute Mortgage Loan.

          From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Mortgage Insurance Policy, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part, of the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any related Primary Mortgage Insurance Policy or other insurance policy. With such certificate, the Master Servicer shall deliver to the Custodian a trust receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Mortgage File or such document to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the related Collection Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a

Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver the trust receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the related Collection Account as provided in the related Pooling Agreement.

          The Custodian, on behalf of the Trustee, shall, at the expense of any Certificateholder, provide a written report to such Certificateholder of all Mortgage Files of the related series released to the Master Servicer for servicing purposes.

          Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the related Pooling Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

          Section 2.7. Safekeeping. The Custodian shall maintain the Mortgage Files and similar records in its possession, and agrees to hold the Mortgage Files on behalf of the Trustee for the use and benefit of all present and future Certificateholders of the respective series and to maintain accurate records pertaining to each Mortgage Note and Mortgage in the Mortgage Files as will enable the Trustee to comply with the terms and conditions of the Pooling and Servicing Agreements, and at all times to maintain a current inventory thereof and to conduct periodic physical inspections of the Mortgage Files held by it under this Agreement in such a manner as shall enable the Trustee to verify the accuracy of such inventory and recordkeeping. The Custodian will promptly report to the Trustee any failure on its part to hold the Mortgage Files as herein provided and promptly take appropriate action to remedy any such failure.

                                   ARTICLE III

                            Concerning the Custodian

          Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, holds such documents for the benefit of Certificateholders of the respective series and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Without limiting the generality of the foregoing, the Custodian shall not sell, assign, pledge or otherwise dispose of the Mortgage Notes and shall not grant or suffer to exist any lien or security interest on the Mortgage Notes (other than the liens granted by the respective Pooling and Servicing Agreements and the Designated Seller's Agreement). Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Depositor or the Master Servicer or otherwise released from the possession of the Custodian.

          Section 3.2. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

          Section 3.3. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

          Section 3.4. Custodian May Resign; Resignation Upon Downgrade of The Fifth Third Bank's Long-Term Debt Rating. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Depositor, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

          If at any time the long-term debt rating of The Fifth Third Bank assigned by Moody's falls below A3 (a "Trigger Event"), The Fifth Third Bank, as Custodian, shall cease to be eligible to act as Custodian hereunder and The Fifth Third Bank, as Custodian, shall resign; and if The Fifth Third Bank fails to resign as Custodian, the Trustee shall remove The Fifth Third Bank as Custodian. Upon the removal or resignation of the Custodian, the Trustee shall either appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder or the Trustee shall take custody of the Mortgage Files itself. Any successor Custodian other than the Trustee shall (i) be a depository institution subject to supervision or examination by federal or state authority, (ii) maintain the Mortgage Files in a custodial facility in the State of New York, (iii) be able to satisfy the other requirements contained in
Section 3.6 and (iv) be unaffiliated with The Fifth Third Bank or the Depositor.

          Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Depositor and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Depositor and the Master Servicer.

          Section 3.5. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 3.6. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

                                   ARTICLE IV

                            Miscellaneous Provisions

          Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

          Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and none of the Depositor, the Master Servicer or the Trustee shall enter into any amendment hereof except as permitted by the Pooling Agreements. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to either Pooling Agreement and furnish the Custodian with written copies thereof.

          Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

          Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the each Trust Fund), but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Master Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders of either series.

          For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

          IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                     THE FIRST NATIONAL BANK OF CHICAGO,
                                                 as Trustee
One First National Plaza
Mail Suite 0126
Chicago, Illinois  60670-0126
Attention: Corporate Trust Services

                                             By:________________________________
                                             Name:
                                             Title:

Address:                                     SALOMON BROTHERS MORTGAGE
                                             SECURITIES, VII, INC., as Depositor
Seven World Trade Center
New York, New York 10048

                                             By:________________________________
                                             Name:
                                             Title:



Address:                                     THE FIFTH THIRD BANK,
                                             as Master Servicer

38 Fountain Square Plaza
Cincinnati, Ohio  45263
                                             By:________________________________
                                             Name:
                                             Title:


Address:                                     THE FIFTH THIRD BANK, as Custodian

38 Fountain Square Plaza
Cincinnati, Ohio  45263
                                             By:________________________________
                                             Name:
                                             Title:

STATE OF             )
                     ) ss.:
COUNTY OF            )

          On the ____ day of November, 1995, before me, a notary public in and for said State, personally appeared ___________________, known to me to be a ______________ of The First National Bank of Chicago, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                  ______________________
                                                       Notary Public


[SEAL]

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

          On the ____ day of November, 1995, before me, a notary public in and for said State, personally appeared _________________, known to me to be a ___________________________ __________________________________________ of
Salomon Brothers Mortgage Securities VII, Inc. that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                             _____________________
                                                  Notary Public


[SEAL]

STATE OF ____________   )
                        ) ss.:
COUNTY OF ___________   )


          On the day of November, 1995 before me, a notary public in and for said State, personally appeared ________________, known to me to be a ______________ of The Fifth Third Bank, an Ohio banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                              ________________________
                                  Notary Public

[Notarial Seal]


STATE OF ______________            )
                                            ) ss:
COUNTY OF _____________            )

          On the day of November, 1995 before me, a notary public in and for said State, personally appeared ________________, known to me to be a ______________ of The Fifth Third Bank, an Ohio banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                           _______________________
                                               Notary Public

[Notarial Seal]

                             MORTGAGE LOAN SCHEDULE

                                  EXHIBIT ONE

                               FORM OF CUSTODIAN
                             INITIAL CERTIFICATION


                                                November __, 1995



The First National Bank of Chicago
One First National Plaza
Mail Suite 0126
Chicago, Illinois  60670-0126

Attention: Corporate Trust Services

                Re: Custodial Agreement dated as of November 1, 1995, by and among The First National Bank of Chicago, Salomon Brothers Mortgage Securities VII, Inc., The Fifth Third Bank, as Custodian and The Fifth Third Bank, as Master Servicer, Salomon Brothers Mortgage Securities VII, Inc. Mortgage Pass-Through Certificates, Series 1995-2

Ladies and Gentlemen:

          In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of each Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note) to the extent required in Section 2 of the Designated Seller's Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                              THE FIFTH THIRD BANK



                              By:___________________________________
                              Name:_________________________________
                              Title:________________________________

                                   EXHIBIT TWO



                      FORM OF CUSTODIAN FINAL CERTIFICATION



                                             ______________ __, 1995




The First National Bank of Chicago
One First National Plaza
Mail Suite 0126
Chicago, Illinois  60670-0126

Attention: Corporate Trust Services

                Re: Custodial Agreement dated as of November 1, 1995, by and among The First National Bank of Chicago, Salomon Brothers Mortgage Securities VII, Inc., The Fifth Third Bank, as Custodian and The Fifth Third Bank, as Master Servicer, Salomon Brothers Mortgage Securities VII, Inc. Mortgage Pass-Through Certificates, Series 1995-2

Ladies and Gentlemen:

          In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan
Schedule it has received:

          (a) the original mortgage note, endorsed by the originator (or the originator's successor in interest which in all cases will be the Seller or an affiliate) of the related Mortgage Loan in the following form: "Pay to the order of The First National Bank of Chicago, as Trustee under the Pooling and Servicing Agreement, dated as of November 1, 1995, Salomon Brothers Mortgage Securities VII, Inc., [Series 1995-2] [Series 1995-3], without recourse", or with respect to any mortgage note, the original of which was lost, misplaced or destroyed and has not been replaced (each, a "Misplaced Mortgage Note"), an original lost note affidavit from the Seller stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note, provided that in no event shall lost note affidavits be delivered for more than 2% of the unpaid principal balance of the Mortgage Loans in either Mortgage Pool as of the Cut-off Date;

           (b) the original mortgage with evidence of recording thereon, and the original recorded power of attorney, if the mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office or is not otherwise available, a copy of such mortgage or power of attorney, as the case may be, certified by the Seller to be a true and complete copy of the original submitted for recording;

          (c) an original assignment of the mortgage executed by the originator (or the originator's successor in interest which in all cases will be the Seller or an affiliate) in the following form: "The First National Bank of Chicago, as Trustee under the Pooling and Servicing Agreement, dated as of November 1, 1995, Salomon Brothers Mortgage Securities VII, Inc., [Series 1995-2] [Series 1995- 3]";

          (d) the original lender's title insurance policy, together with all endorsements or riders which were issued with or subsequent to the issuance of such policy, insuring the priority of the mortgage as a first lien on the related Mortgaged Property (as defined herein) represented therein as a fee interest vested in the mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company or an attorney's title opinion, if customary in the related jurisdiction where the related Mortgaged Property is located;

          (e) the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

          (f) if such Mortgage Loan has a loan-to-value ratio at the Cut-off Date in excess of 80% (as shown in the related Mortgage Loan Schedule), the original primary insurance policy, or in the event such original primary insurance policy is unavailable, a written commitment from the mortgage insurer to issue such policy; and

          (g) if applicable, a true and complete copy, certified as such by an officer of the Seller, of each certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name and such certificate or other evidence shall not have been recorded in the public recording office where the related mortgage is required to be recorded.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                             THE FIFTH THIRD BANK


                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                   SCHEDULE 1
                             MORTGAGE LOAN SCHEDULE




                                       -1-

 Salomon Brothers Inc
 12/11/95                  /mortgage6/d_fifth.third.bank.oh.1095/d_sbmsi7-1995-2-3/d_final.1195/sbmsi952                  Page    1

 --------------------------------------------------------------------------------------------------------------------------------
| LN NUMBER |              NAME              |CURRENT RATE |ORIG  DT|APPRAISAL AMT|PRPTY|2ndCD|DELNQ1|MARGIN|i CHG|PLAN| O RATE  |
| BRANCH/INV|         STREET ADDRESS         |CURRENT P&I  |1STPMTDT| SALES PRICE |OCCUP|BALLN|DELNQ2|PERCAP|p CHG|INDX| O P&I   |
| DOCUMENTS |   CITY,  STATE,  ZIP, COUNTY   |ORIG BALANCE |MAT   DT|  ORIG LTV   |LPURP|PARTF|#30+YR|LFECAP|iCHDT|ADJC| O INDEX |
|   POOL    |                                |CURR BALANCE |PAIDTODT|  CURR LTV   |LTYPE|PART%|FORECL|LFE FL|pCHDT|NGAM| NEGAM % |
|           |          /          /          |PMT PER/RTERM|ORIG TRM|  PMI CODE   |#UNIT|CNVT |SVSFEE|PAYCAP|1stDT|RNDC| RND FTR |
|===========|================================|=============|========|=============|=====|=====|======|======|=====|====|=========|
|01054625   |COLBERG GARY                    |     07.095% |  /  /  |   326,200.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    014    |802 TOWNER PLACE                |     1,749.89|01/91   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | LOUISVILLE ,  KY,  40223,  111 |   260,000.00|12/20   |   079.7 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   245,774.85|11/95/01|   075.34%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01080612   |FADEL JEFFREY                   |     08.250% |  /  /  |   550,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    014    |5 EAST MILL PLACE               |     2,988.23|03/93   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | LOUISVILLE ,  KY,  40222,  111 |   379,000.00|02/18   |   068.9 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   364,535.97|11/95/01|   066.27%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  300   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01127644   |ARTERBURN CO                    |     08.750% |  /  /  |   333,500.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    014    |3300 ARTERBURN AVENUE           |     2,055.37|10/74   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | LOUISVILLE ,  KY,  40206,  111 |   250,000.00|09/99   |   074.9 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |    80,069.29|11/95/10|   023.99%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  300   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01145172   |WITSIEPE WILL                   |     09.500% |  /  /  |   300,000.00|02 2F|     |002000| 0.000|  00 |    | 00.000% |
|    014    |2912-2914 BRINKEY WAY           |     2,402.83|12/80   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | LOUISVILLE ,  KY,  40218,  111 |   225,000.00|01/01   |   075.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   116,574.57|11/95/01|   038.86%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  242   |             | 002 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01230238   |BOYD LARRY                      |     07.125% |  /  /  |   395,400.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    014    |14907 FOREST OAKS DRIVE         |     1,819.05|08/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | LOUISVILLE ,  KY,  40245,  111 |   270,000.00|07/25   |   068.2 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   269,128.58|11/95/01|   067.98%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01246598   |MILLARD MITCH                   |     08.000% |  /  /  |   266,700.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    014    |4003 KEAL RUN WAY               |     1,565.13|11/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | LOUISVILLE ,  KY,  40241,  111 |   213,300.00|10/25   |   079.9 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   213,156.87|11/95/01|   079.85%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01253026   |POUPORE STEVE                   |     08.125% |  /  /  |   312,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    014    |1008 TODDS POINT ROAD           |     1,819.13|11/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | SIMPSONVILL,  KY,  40067,  211 |   245,000.00|10/25   |   078.5 %   |  RE |     |      |00.000|00/00|    | 00.000% |
|           |                                |   240,707.94|11/95/01|   077.12%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01269108   |SHOVER DANIEL                   |     08.750% |  /  /  |   240,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    070    |26497 CATAWBA DR                |     1,692.20|08/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | PERRYSBURG ,  OH,  43551,  173 |   215,100.00|07/25   |   089.6 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   214,599.52|11/95/01|   089.39%   | 04  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |     15      | 001 |     | 0.000|00.000|00/00|    |         |
|-----------|--------------------------------|-------------|--------|-------------|-----|-----|------|------|-----|----|---------|

 Salomon Brothers Inc
 12/11/95                  /mortgage6/d_fifth.third.bank.oh.1095/d_sbmsi7-1995-2-3/d_final.1195/sbmsi952                  Page    2
 --------------------------------------------------------------------------------------------------------------------------------
| LN NUMBER |              NAME              |CURRENT RATE |ORIG  DT|APPRAISAL AMT|PRPTY|2ndCD|DELNQ1|MARGIN|i CHG|PLAN| O RATE  |
| BRANCH/INV|         STREET ADDRESS         |CURRENT P&I  |1STPMTDT| SALES PRICE |OCCUP|BALLN|DELNQ2|PERCAP|p CHG|INDX| O P&I   |
| DOCUMENTS |   CITY,  STATE,  ZIP, COUNTY   |ORIG BALANCE |MAT   DT|  ORIG LTV   |LPURP|PARTF|#30+YR|LFECAP|iCHDT|ADJC| O INDEX |
|   POOL    |                                |CURR BALANCE |PAIDTODT|  CURR LTV   |LTYPE|PART%|FORECL|LFE FL|pCHDT|NGAM| NEGAM % |
|           |          /          /          |PMT PER/RTERM|ORIG TRM|  PMI CODE   |#UNIT|CNVT |SVSFEE|PAYCAP|1stDT|RNDC| RND FTR |
|===========|================================|=============|========|=============|=====|=====|======|======|=====|====|=========|
|01269191   |SEDDELMEYER L                   |     07.750% |  /  /  |   300,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    070    |334 PONDEROSA TRAIL             |     1,522.38|10/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | LIMA       ,  OH,  45805,  003 |   212,500.00|09/25   |   070.8 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   212,199.07|11/95/01|   070.70%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01510037   |BASCH JAMES                     |     07.625% |  /  /  |   428,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    028    |4824 CANTERWOOD COURT           |     2,349.87|09/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | HILLARD    ,  OH,  43026,  049 |   332,000.00|08/25   |   077.5 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   331,274.55|11/95/01|   077.33%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01512366   |GILANI BAHRAM                   |     08.875% |  /  /  |   445,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    028    |5727 MEDALLION DRIVE EAST       |     1,989.10|07/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | WESTERVILLE,  OH,  43081,  041 |   250,000.00|06/25   |   056.1 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   249,288.86|11/95/01|   055.94%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01514054   |JOHNSON JON                     |     07.000% |  /  /  |   320,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    028    |253 WEATHERBURN COURT           |     1,671.24|08/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | POWELL     ,  OH,  43065,  041 |   251,200.00|07/25   |   078.5 %   |  RE |     |      |00.000|00/00|    | 00.000% |
|           |                                |   250,369.13|11/95/01|   078.24%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01514118   |RICHARDS R                      |     07.875% |  /  /  |   620,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    028    |5598 PRESTON MILL WAY           |     2,900.28|09/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | DUBLIN     ,  OH,  43017,  041 |   400,000.00|08/25   |   064.5 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   399,168.73|11/95/01|   064.37%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01514724   |LUIKART ROBER                   |     07.625% |  /  /  |   260,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    028    |2917 HALSTEAD ROAD              |     1,466.55|11/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | COLUMBUS   ,  OH,  43221,  049 |   207,200.00|10/25   |   079.6 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   207,050.03|11/95/01|   079.54%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01515030   |POMERANTS B.J                   |     07.625% |  /  /  |   370,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    028    |3141 SCIOTO ESTATES COURT       |     2,227.77|11/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | COLUMBUS   ,  OH,  43221,  049 |   314,750.00|10/25   |   085.0 %   |  RE |     |      |00.000|00/00|    | 00.000% |
|           |                                |   314,522.20|11/95/01|   084.94%   | 04  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |     14      | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01515321   |STEWART MAC                     |     07.875% |  /  /  |   365,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    028    |930 NOTCHBROOK  DRIVE           |     1,915.28|10/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | DELAWARE   ,  OH,  43015,  041 |   264,150.00|09/25   |   072.3 %   |  RE |     |      |00.000|00/00|    | 00.000% |
|           |                                |   263,785.21|11/95/01|   072.20%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------|--------------------------------|-------------|--------|-------------|-----|-----|------|------|-----|----|---------|

 Salomon Brothers Inc
 12/11/95                  /mortgage6/d_fifth.third.bank.oh.1095/d_sbmsi7-1995-2-3/d_final.1195/sbmsi952                  Page    3

 --------------------------------------------------------------------------------------------------------------------------------
| LN NUMBER |              NAME              |CURRENT RATE |ORIG  DT|APPRAISAL AMT|PRPTY|2ndCD|DELNQ1|MARGIN|i CHG|PLAN| O RATE  |
| BRANCH/INV|         STREET ADDRESS         |CURRENT P&I  |1STPMTDT| SALES PRICE |OCCUP|BALLN|DELNQ2|PERCAP|p CHG|INDX| O P&I   |
| DOCUMENTS |   CITY,  STATE,  ZIP, COUNTY   |ORIG BALANCE |MAT   DT|  ORIG LTV   |LPURP|PARTF|#30+YR|LFECAP|iCHDT|ADJC| O INDEX |
|   POOL    |                                |CURR BALANCE |PAIDTODT|  CURR LTV   |LTYPE|PART%|FORECL|LFE FL|pCHDT|NGAM| NEGAM % |
|           |          /          /          |PMT PER/RTERM|ORIG TRM|  PMI CODE   |#UNIT|CNVT |SVSFEE|PAYCAP|1stDT|RNDC| RND FTR |
|===========|================================|=============|========|=============|=====|=====|======|======|=====|====|=========|
|01515444   |GEORGE II PAU                   |     07.875% |  /  /  |   350,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    028    |2198 W POWELL ROAD              |     1,667.67|10/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | POWELL     ,  OH,  43065,  041 |   230,000.00|09/25   |   065.7 %   |  RE |     |      |00.000|00/00|    | 00.000% |
|           |                                |   229,682.38|11/95/01|   065.61%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01515524   |CORATOLA PETE                   |     07.625% |  /  /  |   423,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    028    |8210 ADDINSTON COURT            |     2,395.17|11/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | DUBLIN     ,  OH,  43017,  049 |   338,400.00|10/25   |   080.0 %   |  RE |     |      |00.000|00/00|    | 00.000% |
|           |                                |   338,155.08|11/95/01|   079.94%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01515620   |SUTPHEN DAVID                   |     07.375% |  /  /  |   450,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    028    |2085 CHICKASAW DRIVE            |     2,478.51|12/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | LONDON     ,  OH,  43140,  097 |   358,850.00|11/25   |   079.7 %   |  RE |     |      |00.000|00/00|    | 00.000% |
|           |                                |   358,850.00|11/95/01|   079.70%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01515890   |SMITH WYNN                      |     08.000% |  /  /  |   430,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    028    |90 STANWOOD ROAD SOUTH          |     2,524.14|11/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | COLUMBUS   ,  OH,  43209,  049 |   344,000.00|10/25   |   080.0 %   |  RE |     |      |00.000|00/00|    | 00.000% |
|           |                                |   343,769.19|11/95/01|   079.95%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01515946   |STANTON THOMA                   |     07.625% |  /  /  |   470,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    028    |4407 OLMSTED ROAD               |     2,088.00|10/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | NEW ALBANY ,  OH,  43054,  049 |   295,000.00|09/25   |   062.7 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   294,571.60|11/95/01|   062.61%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01555964   |HAMMERLING LE                   |     08.000% |  /  /  |   640,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    034    |4339 BROOKSIDE ROAD             |     2,054.53|08/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | TOLEDO     ,  OH,  43606,  095 |   280,000.00|07/25   |   043.7 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   279,240.99|11/95/01|   043.58%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01561643   |WILLIAMS VERN                   |     07.625% |  /  /  |   355,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    034    |7514 PEACHTREE                  |     1,739.75|10/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | SYLVANIA   ,  OH,  43560,  095 |   245,800.00|09/25   |   069.2 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   245,443.07|11/95/01|   069.10%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01605220   |LEWIS     FR                    |     10.750% |  /  /  |    54,000.00|01 SF|     |032000| 0.000|  00 |    | 00.000% |
|    052    |2254 SHERWIN DR                 |       233.51|06/79   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | TWINSBURG  ,  OH,  44087,  153 |    23,000.00|05/04   |   042.5 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |     8,384.83|10/95/01|   015.49%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  300   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------|--------------------------------|-------------|--------|-------------|-----|-----|------|------|-----|----|---------|

 Salomon Brothers Inc
 12/11/95                  /mortgage6/d_fifth.third.bank.oh.1095/d_sbmsi7-1995-2-3/d_final.1195/sbmsi952                  Page    4

 --------------------------------------------------------------------------------------------------------------------------------
| LN NUMBER |              NAME              |CURRENT RATE |ORIG  DT|APPRAISAL AMT|PRPTY|2ndCD|DELNQ1|MARGIN|i CHG|PLAN| O RATE  |
| BRANCH/INV|         STREET ADDRESS         |CURRENT P&I  |1STPMTDT| SALES PRICE |OCCUP|BALLN|DELNQ2|PERCAP|p CHG|INDX| O P&I   |
| DOCUMENTS |   CITY,  STATE,  ZIP, COUNTY   |ORIG BALANCE |MAT   DT|  ORIG LTV   |LPURP|PARTF|#30+YR|LFECAP|iCHDT|ADJC| O INDEX |
|   POOL    |                                |CURR BALANCE |PAIDTODT|  CURR LTV   |LTYPE|PART%|FORECL|LFE FL|pCHDT|NGAM| NEGAM % |
|           |          /          /          |PMT PER/RTERM|ORIG TRM|  PMI CODE   |#UNIT|CNVT |SVSFEE|PAYCAP|1stDT|RNDC| RND FTR |
|===========|================================|=============|========|=============|=====|=====|======|======|=====|====|=========|
|01608990   |ALLMAN    FR                    |     08.500% |  /  /  |   250,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |3230 N DOVER ROAD               |     2,244.71|10/86   |         0.00|  I  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CUYAHOGA FL,  OH,  44224,  153 |   220,000.00|10/01   |   088.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   123,689.32|11/95/01|   049.48%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  181   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01613415   |MILLER    HU                    |     08.000% |  /  /  |   555,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |CRYSTAL SHORES PHASE            |     1,693.98|09/93   |         0.00|  I  |     |000000| 0.000|  00 | 00 |     0.00|
|           | AKRON      ,  OH,  44313,  153 |   335,000.00|04/20   |   060.3 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   217,816.06|11/95/01|   039.21%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  320   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01613423   |CROWELL   AL                    |     07.125% |  /  /  |   268,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |135 BROOKRUN DRIVE              |     1,596.04|04/90   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | AKRON      ,  OH,  44321,  153 |   209,000.00|11/13   |   077.9 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   193,808.73|11/95/01|   072.24%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  284   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01620367   |DILLMAN   HA                    |     07.000% |  /  /  |   780,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |S/L 117 BARRINGTON              |     5,498.59|11/94   |         0.00|  I  |     |000000| 0.000|  00 | 00 |     0.00|
|           | HUDSON     ,  OH,  44236,  133 |   600,000.00|11/09   |   076.92%   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   582,766.79|11/95/01|   074.71%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  181   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01621247   |STOKES    AR                    |     07.250% |  /  /  |   400,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |100 STOKES LANE                 |     2,128.59|01/94   |         0.00|  I  |     |000000| 0.000|  00 | 00 |     0.00|
|           | HUDSON     ,  OH,  44236,  153 |   290,000.00|12/13   |   072.5 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   256,621.01|11/95/01|   064.16%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  240   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01621351   |RINEHIMER CH                    |     07.375% |  /  /  |   397,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |1547 HUNTING HOLLOW             |     2,195.83|05/91   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | HUDSON     ,  OH,  44236,  153 |   316,800.00|04/21   |   079.7 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   301,897.37|10/95/01|   075.95%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01621634   |ANTHONY   RO                    |     07.125% |  /  /  |   415,000.00|01 SF|     |001000| 0.000|  00 |    | 00.000% |
|    052    |4808 PIN OAK RD                 |     1,759.45|11/91   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | AKRON      ,  OH,  44333,  153 |   223,131.84|04/13   |   053.7 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   209,356.31|11/95/01|   050.38%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  258   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01621650   |MELLION   JO                    |     07.875% |  /  /  |   775,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |LOT 16 ROUNDHILL DR             |     3,705.10|06/93   |         0.00|  I  |     |000000| 0.000|  00 | 00 |     0.00|
|           | AKRON      ,  OH,  44333,  153 |   446,492.36|05/13   |   057.6 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   420,888.46|11/95/01|   054.30%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  240   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------|--------------------------------|-------------|--------|-------------|-----|-----|------|------|-----|----|---------|

 Salomon Brothers Inc
 12/11/95                  /mortgage6/d_fifth.third.bank.oh.1095/d_sbmsi7-1995-2-3/d_final.1195/sbmsi952                  Page    5

 --------------------------------------------------------------------------------------------------------------------------------
| LN NUMBER |              NAME              |CURRENT RATE |ORIG  DT|APPRAISAL AMT|PRPTY|2ndCD|DELNQ1|MARGIN|i CHG|PLAN| O RATE  |
| BRANCH/INV|         STREET ADDRESS         |CURRENT P&I  |1STPMTDT| SALES PRICE |OCCUP|BALLN|DELNQ2|PERCAP|p CHG|INDX| O P&I   |
| DOCUMENTS |   CITY,  STATE,  ZIP, COUNTY   |ORIG BALANCE |MAT   DT|  ORIG LTV   |LPURP|PARTF|#30+YR|LFECAP|iCHDT|ADJC| O INDEX |
|   POOL    |                                |CURR BALANCE |PAIDTODT|  CURR LTV   |LTYPE|PART%|FORECL|LFE FL|pCHDT|NGAM| NEGAM % |
|           |          /          /          |PMT PER/RTERM|ORIG TRM|  PMI CODE   |#UNIT|CNVT |SVSFEE|PAYCAP|1stDT|RNDC| RND FTR |
|===========|================================|=============|========|=============|=====|=====|======|======|=====|====|=========|
|01621933   |LAM       PA                    |     08.625% |  /  /  |   261,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |807 MEREDITH LANE               |     1,623.40|01/92   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CUYAHOGA FL,  OH,  44223,  153 |   208,720.00|12/21   |   079.9 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   199,148.18|11/95/01|   076.24%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01622207   |LORMAN    BR                    |     07.375% |  /  /  |   315,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |1384 CRYSTAL LAKE DR            |     1,668.13|07/93   |         0.00|  I  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CUYAHOGA FL,  OH,  44224,  153 |   237,103.76|09/21   |   075.2 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   230,569.44|11/95/01|   073.13%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  339   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01622741   |JUMBERT   GE                    |     07.375% |  /  /  |   550,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |611 SAN PIER DRIVE              |     1,940.88|05/92   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | AKRON      ,  OH,  44333,  153 |   280,000.00|04/22   |   050.9 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   270,082.69|10/95/01|   049.10%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01622944   |BIONDI    JO                    |     07.375% |  /  /  |   465,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |737 PINE POINT DRIVE            |     2,484.14|05/92   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | AKRON      ,  OH,  44313,  153 |   358,000.00|04/22   |   076.9 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   345,661.09|11/95/01|   074.25%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01623285   |MELLION   NI                    |     07.375% |  /  /  |   660,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |8715 BANEBERRY CIRCLE N W       |     3,162.10|06/93   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CLINTON    ,  OH,  44216,  151 |   460,000.00|01/14   |   069.6 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   377,584.84|11/95/01|   057.13%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  248   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01623533   |MCPHERSON SE                    |     08.750% |  /  /  |   333,500.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |759 WHITE TAIL RIDGE            |     2,047.01|10/92   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | AKRON      ,  OH,  44333,  153 |   260,800.00|09/22   |   078.2 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   253,677.75|11/95/01|   076.06%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01623998   |CHERVENIC DA                    |     06.625% |  /  /  |   268,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |3160 N. DOVER ROAD              |     1,875.58|01/93   |         0.00|  I  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CUYAHOGA FL,  OH,  44224,  153 |   215,000.00|12/08   |   080.2 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   194,014.82|11/95/01|   072.37%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  192   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01624691   |FEDOROVICHRI                    |     07.625% |  /  /  |   390,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |999 MERRIMAN ROAD               |     1,870.48|06/93   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | AKRON      ,  OH,  44303,  153 |   230,000.00|05/13   |   058.9 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   216,528.74|11/95/01|   055.45%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  240   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------|--------------------------------|-------------|--------|-------------|-----|-----|------|------|-----|----|---------|

 Salomon Brothers Inc
 12/11/95                  /mortgage6/d_fifth.third.bank.oh.1095/d_sbmsi7-1995-2-3/d_final.1195/sbmsi952                  Page    6

 --------------------------------------------------------------------------------------------------------------------------------
| LN NUMBER |              NAME              |CURRENT RATE |ORIG  DT|APPRAISAL AMT|PRPTY|2ndCD|DELNQ1|MARGIN|i CHG|PLAN| O RATE  |
| BRANCH/INV|         STREET ADDRESS         |CURRENT P&I  |1STPMTDT| SALES PRICE |OCCUP|BALLN|DELNQ2|PERCAP|p CHG|INDX| O P&I   |
| DOCUMENTS |   CITY,  STATE,  ZIP, COUNTY   |ORIG BALANCE |MAT   DT|  ORIG LTV   |LPURP|PARTF|#30+YR|LFECAP|iCHDT|ADJC| O INDEX |
|   POOL    |                                |CURR BALANCE |PAIDTODT|  CURR LTV   |LTYPE|PART%|FORECL|LFE FL|pCHDT|NGAM| NEGAM % |
|           |          /          /          |PMT PER/RTERM|ORIG TRM|  PMI CODE   |#UNIT|CNVT |SVSFEE|PAYCAP|1stDT|RNDC| RND FTR |
|===========|================================|=============|========|=============|=====|=====|======|======|=====|====|=========|
|01624886   |MONTGOMERYDA                    |     07.375% |  /  /  |   595,000.00|01 SF|     |001000| 0.000|  00 |    | 00.000% |
|    052    |3583 IRA RD.                    |     3,282.11|10/93   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | AKRON      ,  OH,  44333,  153 |   473,000.00|09/23   |   079.4 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   463,218.51|11/95/01|   077.76%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01624915   |SPARACINO GE                    |     07.625% |  /  /  |   400,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |34 BRADLEY DRIVE                |     2,258.80|09/93   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | HUDSON     ,  OH,  44236,  153 |   270,000.00|05/12   |   067.5 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   254,056.18|11/95/01|   063.51%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  225   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01625109   |WINKLER   CH                    |     07.250% |  /  /  |   273,500.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |1747 SAWGRASS DR.               |     1,499.73|08/93   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | UNIONTOWN  ,  OH,  44685,  153 |   218,800.00|07/23   |   080.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   213,771.66|11/95/01|   078.16%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01625117   |SANTORO   ST                    |     07.000% |  /  /  |   337,000.00|01 SF|     |001001| 0.000|  00 |    | 00.000% |
|    052    |7541 WOODSPRING LANE            |     1,580.09|10/93   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | HUDSON     ,  OH,  44236,  153 |   237,500.00|09/23   |   070.4 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   230,691.89|10/95/01|   068.38%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01625192   |HELSTROM  CA                    |     08.000% |  /  /  |   310,000.00|01 SF|     |001000| 0.000|  00 |    | 00.000% |
|    052    |2775 SERFASS ROAD               |     1,819.74|10/93   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CLINTON    ,  OH,  44216,  153 |   248,000.00|09/23   |   080.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   243,183.17|12/95/01|   078.45%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01625360   |CODREA    JO                    |     06.625% |  /  /  |   313,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |6563 OLDE EIGHT RD              |     1,396.97|10/93   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | HUDSON     ,  OH,  44236,  153 |   217,000.00|09/23   |   069.3 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   192,094.53|11/95/01|   061.35%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01625803   |FOSTER    MI                    |     06.750% |  /  /  |   280,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |S/L 27 RAINTREE CIRCLE          |     1,426.92|08/94   |         0.00|  I  |     |000000| 0.000|  00 | 00 |     0.00|
|           | UNIONTOWN  ,  OH,  44685,  153 |   220,000.00|07/24   |   078.5 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   216,837.99|11/95/01|   077.37%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01625985   |STROUD    JO                    |     07.125% |  /  /  |   378,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |4188 SWAN LAKE DRIVE            |     2,021.16|05/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | RICHFIELD  ,  OH,  44286,  153 |   300,000.00|04/24   |   079.3 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   295,189.73|11/95/01|   078.03%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------|--------------------------------|-------------|--------|-------------|-----|-----|------|------|-----|----|---------|

 Salomon Brothers Inc
 12/11/95                  /mortgage6/d_fifth.third.bank.oh.1095/d_sbmsi7-1995-2-3/d_final.1195/sbmsi952                  Page    7

 --------------------------------------------------------------------------------------------------------------------------------
| LN NUMBER |              NAME              |CURRENT RATE |ORIG  DT|APPRAISAL AMT|PRPTY|2ndCD|DELNQ1|MARGIN|i CHG|PLAN| O RATE  |
| BRANCH/INV|         STREET ADDRESS         |CURRENT P&I  |1STPMTDT| SALES PRICE |OCCUP|BALLN|DELNQ2|PERCAP|p CHG|INDX| O P&I   |
| DOCUMENTS |   CITY,  STATE,  ZIP, COUNTY   |ORIG BALANCE |MAT   DT|  ORIG LTV   |LPURP|PARTF|#30+YR|LFECAP|iCHDT|ADJC| O INDEX |
|   POOL    |                                |CURR BALANCE |PAIDTODT|  CURR LTV   |LTYPE|PART%|FORECL|LFE FL|pCHDT|NGAM| NEGAM % |
|           |          /          /          |PMT PER/RTERM|ORIG TRM|  PMI CODE   |#UNIT|CNVT |SVSFEE|PAYCAP|1stDT|RNDC| RND FTR |
|===========|================================|=============|========|=============|=====|=====|======|======|=====|====|=========|
|01626128   |MUNGO     JA                    |     06.750% |  /  /  |   410,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |905 ROBINWOOD HILLS DRIVE       |     1,945.79|03/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | AKRON      ,  OH,  44333,  153 |   300,000.00|02/24   |   073.1 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   294,259.69|11/95/01|   071.70%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01626224   |FIRMAN    RU                    |     07.250% |  /  /  |   230,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |1763 FAIRWAY                    |     1,412.10|05/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | UNIONTOWN  ,  OH,  44685,  153 |   207,000.00|04/24   |   090.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   203,759.30|11/95/01|   088.59%   | 04  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |     06      | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01626347   |UBER      JO                    |     07.000% |  /  /  |   295,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |S/L 34 FOX CHASE                |     1,571.30|04/94   |         0.00|  I  |     |000000| 0.000|  00 | 00 |     0.00|
|           | MEDINA     ,  OH,  44256,  103 |   235,000.00|03/24   |   079.6 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   232,115.73|11/95/01|   078.62%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01626371   |KORNICK   JE                    |     07.500% |  /  /  |   285,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |2329 AMESBURY RD                |     1,887.88|05/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | AKRON      ,  OH,  44313,  153 |   270,000.00|04/24   |   094.7 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   265,970.85|11/95/01|   093.29%   | 04  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |     15      | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01626953   |MEYERSON  AD                    |     07.625% |  /  /  |   313,500.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |218 HARVEST DR                  |     1,775.15|09/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | AKRON      ,  OH,  44333,  153 |   250,800.00|08/24   |   080.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   247,952.63|11/95/01|   079.09%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01627905   |SHARMA    HE                    |     08.750% |  /  /  |   303,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |2711 CARRIAGE HILL              |     1,903.81|04/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CUYAHOGA FL,  OH,  44223,  153 |   242,000.00|03/25   |   079.8 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   239,709.10|11/95/01|   079.04%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01642996   |PEET      JA                    |     06.875% |  /  /  |   436,000.00|01 SF|     |002000| 0.000|  00 |    | 00.000% |
|    052    |LOT #141 CANTERBURY ON-THE-LAK  |     2,302.48|07/94   |         0.00|  I  |     |000000| 0.000|  00 | 00 |     0.00|
|           | HUDSON     ,  OH,  44236,  153 |   348,700.00|06/24   |   079.9 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   345,113.35|11/95/01|   079.08%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01643526   |MCCOY     GO                    |     07.125% |  /  /  |   275,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |1122 BRANDYWINE DRIVE           |     1,489.43|06/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | MEDINA     ,  OH,  44256,  103 |   220,000.00|05/24   |   080.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   217,450.98|11/95/01|   079.07%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------|--------------------------------|-------------|--------|-------------|-----|-----|------|------|-----|----|---------|

 Salomon Brothers Inc
 12/11/95                  /mortgage6/d_fifth.third.bank.oh.1095/d_sbmsi7-1995-2-3/d_final.1195/sbmsi952                  Page    8

 --------------------------------------------------------------------------------------------------------------------------------
| LN NUMBER |              NAME              |CURRENT RATE |ORIG  DT|APPRAISAL AMT|PRPTY|2ndCD|DELNQ1|MARGIN|i CHG|PLAN| O RATE  |
| BRANCH/INV|         STREET ADDRESS         |CURRENT P&I  |1STPMTDT| SALES PRICE |OCCUP|BALLN|DELNQ2|PERCAP|p CHG|INDX| O P&I   |
| DOCUMENTS |   CITY,  STATE,  ZIP, COUNTY   |ORIG BALANCE |MAT   DT|  ORIG LTV   |LPURP|PARTF|#30+YR|LFECAP|iCHDT|ADJC| O INDEX |
|   POOL    |                                |CURR BALANCE |PAIDTODT|  CURR LTV   |LTYPE|PART%|FORECL|LFE FL|pCHDT|NGAM| NEGAM % |
|           |          /          /          |PMT PER/RTERM|ORIG TRM|  PMI CODE   |#UNIT|CNVT |SVSFEE|PAYCAP|1stDT|RNDC| RND FTR |
|===========|================================|=============|========|=============|=====|=====|======|======|=====|====|=========|
|01645943   |PINSKY    HO                    |     08.000% |  /  /  |   450,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |287 OVERWOOD ROAD               |     2,614.16|07/93   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | AKRON      ,  OH,  44313,  153 |   348,425.91|05/21   |   077.4 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   339,502.17|11/95/01|   075.42%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  335   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01646305   |RHODES    RO                    |     08.250% |  /  /  |   330,000.00|01 SF|     |001000| 0.000|  00 |    | 00.000% |
|    052    |157 BRANDYWINE                  |     1,991.09|05/92   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | HUDSON     ,  OH,  44236,  153 |   264,000.00|10/21   |   080.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   254,112.36|11/95/01|   077.00%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  354   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01647375   |STEPHENS  TE                    |     06.750% |  /  /  |   290,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |7992 COOLEY RD                  |     1,764.04|08/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | RAVENNA    ,  OH,  44266,  133 |   232,000.00|07/14   |   080.0 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   224,313.84|11/95/01|   077.35%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  240   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01652780   |STRONG    RI                    |     08.625% |  /  /  |   265,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |8406 WILHITE DR                 |     1,821.56|10/92   |         0.00|  I  |     |000000| 0.000|  00 | 00 |     0.00|
|           | WADSWORTH  ,  OH,  44281,  103 |   207,872.39|09/12   |   078.4 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   180,576.65|11/95/01|   068.11%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  240   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01653265   |VAN       RI                    |     07.250% |  /  /  |   384,500.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |6371 PADERBORNE DR              |     1,782.13|05/93   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | HUDSON     ,  OH,  44236,  153 |   260,000.00|04/23   |   067.6 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   254,316.24|11/95/01|   066.12%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01653281   |DENNING   JE                    |     07.250% |  /  /  |   415,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |LOT #15 FOREST RIDGE PHASE I    |     1,816.40|12/93   |         0.00|  I  |     |000000| 0.000|  00 | 00 |     0.00|
|           | RICHFIELD  ,  OH,  44286,  153 |   265,000.00|05/23   |   063.8 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   259,513.34|11/95/01|   062.48%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  354   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01653310   |JORDAN    KE                    |     07.625% |  /  /  |   550,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |2524 DEER HOLLOW DR             |     1,840.26|09/93   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | HUDSON     ,  OH,  44236,  153 |   260,000.00|08/23   |   047.2 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   254,476.42|10/95/01|   046.20%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01653580   |BAECHLE   JO                    |     06.875% |  /  /  |   415,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |2519 BRASSINGTON WAY            |     1,980.92|06/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | HUDSON     ,  OH,  44236,  153 |   300,000.00|05/24   |   072.2 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   296,489.29|11/95/01|   071.36%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------|--------------------------------|-------------|--------|-------------|-----|-----|------|------|-----|----|---------|

 Salomon Brothers Inc
 12/11/95                  /mortgage6/d_fifth.third.bank.oh.1095/d_sbmsi7-1995-2-3/d_final.1195/sbmsi952                  Page    9

 --------------------------------------------------------------------------------------------------------------------------------
| LN NUMBER |              NAME              |CURRENT RATE |ORIG  DT|APPRAISAL AMT|PRPTY|2ndCD|DELNQ1|MARGIN|i CHG|PLAN| O RATE  |
| BRANCH/INV|         STREET ADDRESS         |CURRENT P&I  |1STPMTDT| SALES PRICE |OCCUP|BALLN|DELNQ2|PERCAP|p CHG|INDX| O P&I   |
| DOCUMENTS |   CITY,  STATE,  ZIP, COUNTY   |ORIG BALANCE |MAT   DT|  ORIG LTV   |LPURP|PARTF|#30+YR|LFECAP|iCHDT|ADJC| O INDEX |
|   POOL    |                                |CURR BALANCE |PAIDTODT|  CURR LTV   |LTYPE|PART%|FORECL|LFE FL|pCHDT|NGAM| NEGAM % |
|           |          /          /          |PMT PER/RTERM|ORIG TRM|  PMI CODE   |#UNIT|CNVT |SVSFEE|PAYCAP|1stDT|RNDC| RND FTR |
|===========|================================|=============|========|=============|=====|=====|======|======|=====|====|=========|
|01653695   |BUSH      MI                    |     07.125% |  /  /  |   280,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |LOT #9 ASHBROOKE WEST           |       886.89|01/95   |         0.00|  I  |     |000000| 0.000|  00 | 00 |     0.00|
|           | HUDSON     ,  OH,  44236,  153 |   236,000.00|06/24   |   084.2 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   124,895.23|11/95/01|   044.56%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  354   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01656167   |MISKALO   ST                    |     07.250% |  /  /  |   400,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |2900 ARBORRY HILL ROAD          |     2,056.30|06/93   |         0.00|  I  |     |000000| 0.000|  00 | 00 |     0.00|
|           | AKRON      ,  OH,  44333,  153 |   300,000.00|05/23   |   075.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   293,793.23|11/95/01|   073.45%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01659077   |RAYBURN   DU                    |     07.750% |  /  /  |   418,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |4183 LOCHNESS CIRCLE NW         |     2,150.86|06/93   |         0.00|  I  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CANTON     ,  OH,  44718,  151 |   296,195.92|11/21   |   070.8 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   288,133.29|11/95/01|   068.87%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  342   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01660078   |SLICK     GA                    |     07.125% |  /  /  |   270,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |3426 SADDLEBORO                 |     1,441.76|01/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | UNIONTOWN  ,  OH,  44685,  153 |   214,000.00|12/23   |   079.2 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   209,795.81|11/95/01|   077.64%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01660289   |CLEVELAND HO                    |     07.000% |  /  /  |   310,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |7524 WARREN POINT LANE LOT 130  |     1,537.87|04/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | HUDSON     ,  OH,  44236,  153 |   230,000.00|03/24   |   074.1 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   226,581.84|11/95/01|   073.00%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01662284   |WILSON    DO                    |     06.625% |  /  /  |   395,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |673 HIGHLANDS DR - LOT #9       |     2,705.91|06/93   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | AKRON      ,  OH,  44333,  153 |   300,000.00|06/08   |   075.9 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   276,696.58|11/95/01|   070.00%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  181   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01663789   |EILERTSON DO                    |     07.750% |  /  /  |   270,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |500 LAKE OF THE WOODS           |     1,551.21|08/93   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | AKRON      ,  OH,  44333,  153 |   215,456.40|01/23   |   079.7 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   210,258.79|11/95/01|   077.78%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  354   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01663826   |MELIAN    JO                    |     07.250% |  /  /  |   352,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |960 MERRIMAN RD                 |     1,910.09|05/93   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | AKRON      ,  OH,  44303,  153 |   280,000.00|04/23   |   079.5 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   272,577.85|11/95/01|   077.39%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------|--------------------------------|-------------|--------|-------------|-----|-----|------|------|-----|----|---------|

 Salomon Brothers Inc
 12/11/95                  /mortgage6/d_fifth.third.bank.oh.1095/d_sbmsi7-1995-2-3/d_final.1195/sbmsi952                  Page   10

 --------------------------------------------------------------------------------------------------------------------------------
| LN NUMBER |              NAME              |CURRENT RATE |ORIG  DT|APPRAISAL AMT|PRPTY|2ndCD|DELNQ1|MARGIN|i CHG|PLAN| O RATE  |
| BRANCH/INV|         STREET ADDRESS         |CURRENT P&I  |1STPMTDT| SALES PRICE |OCCUP|BALLN|DELNQ2|PERCAP|p CHG|INDX| O P&I   |
| DOCUMENTS |   CITY,  STATE,  ZIP, COUNTY   |ORIG BALANCE |MAT   DT|  ORIG LTV   |LPURP|PARTF|#30+YR|LFECAP|iCHDT|ADJC| O INDEX |
|   POOL    |                                |CURR BALANCE |PAIDTODT|  CURR LTV   |LTYPE|PART%|FORECL|LFE FL|pCHDT|NGAM| NEGAM % |
|           |          /          /          |PMT PER/RTERM|ORIG TRM|  PMI CODE   |#UNIT|CNVT |SVSFEE|PAYCAP|1stDT|RNDC| RND FTR |
|===========|================================|=============|========|=============|=====|=====|======|======|=====|====|=========|
|01663965   |SCHULTE   JA                    |     07.750% |  /  /  |   265,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |1055 S HAMETOWN RD              |     1,518.79|07/93   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | AKRON      ,  OH,  44321,  153 |   212,000.00|06/23   |   080.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   207,244.81|11/95/01|   078.21%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01664124   |RAMSEY    RO                    |     07.125% |  /  /  |   370,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |871 MERRIMAN ROAD               |     1,603.45|04/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | AKRON      ,  OH,  44303,  153 |   238,000.00|03/24   |   064.3 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   233,686.09|11/95/01|   063.13%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01664730   |CHULIK    JO                    |     08.250% |  /  /  |   410,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |4000 SHAW ROAD                  |     1,540.10|05/95   |         0.00|  I  |     |000000| 0.000|  00 | 00 |     0.00|
|           | AKRON      ,  OH,  44333,  153 |   205,000.00|04/25   |   050.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   204,065.84|11/95/01|   049.77%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01668942   |LOTZ      RO                    |     07.250% |  /  /  |   290,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |30 BLACKBERRY                   |     1,773.66|09/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | HUDSON     ,  OH,  44236,  153 |   260,000.00|08/24   |   089.6 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   256,825.50|11/95/01|   088.51%   | 04  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |     06      | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01669339   |DAVIS     JA                    |     07.750% |  /  /  |   324,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |21 STEEPLEVIEW DR               |     2,077.60|07/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | HUDSON     ,  OH,  44236,  153 |   290,000.00|06/24   |   089.5 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   280,018.41|11/95/01|   086.42%   | 04  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |     15      | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01669662   |JAWORSKI  JA                    |     08.000% |  /  /  |   272,500.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |330 LAKE OF THE WOODS           |     1,599.61|10/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | AKRON      ,  OH,  44333,  153 |   218,000.00|09/24   |   080.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   215,486.12|11/95/01|   079.08%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01670276   |PETRILLA  EU                    |     08.625% |  /  /  |   345,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |SUBLOT #31 HUNT CLUB FARMS      |     2,158.50|07/95   |         0.00|  I  |     |000000| 0.000|  00 | 00 |     0.00|
|           | MEDINA     ,  OH,  44256,  103 |   276,000.00|09/24   |   080.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   275,153.36|11/95/01|   079.75%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  351   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01672431   |BURKHARDT WI                    |     08.125% |  /  /  |   490,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |3943 DAVENTRY ST NW             |     2,227.50|08/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | NORTH CANTO,  OH,  44720,  151 |   300,000.00|07/25   |   061.2 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   299,094.73|11/95/01|   061.02%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------|--------------------------------|-------------|--------|-------------|-----|-----|------|------|-----|----|---------|

 Salomon Brothers Inc
 12/11/95                  /mortgage6/d_fifth.third.bank.oh.1095/d_sbmsi7-1995-2-3/d_final.1195/sbmsi952                  Page   11

 --------------------------------------------------------------------------------------------------------------------------------
| LN NUMBER |              NAME              |CURRENT RATE |ORIG  DT|APPRAISAL AMT|PRPTY|2ndCD|DELNQ1|MARGIN|i CHG|PLAN| O RATE  |
| BRANCH/INV|         STREET ADDRESS         |CURRENT P&I  |1STPMTDT| SALES PRICE |OCCUP|BALLN|DELNQ2|PERCAP|p CHG|INDX| O P&I   |
| DOCUMENTS |   CITY,  STATE,  ZIP, COUNTY   |ORIG BALANCE |MAT   DT|  ORIG LTV   |LPURP|PARTF|#30+YR|LFECAP|iCHDT|ADJC| O INDEX |
|   POOL    |                                |CURR BALANCE |PAIDTODT|  CURR LTV   |LTYPE|PART%|FORECL|LFE FL|pCHDT|NGAM| NEGAM % |
|           |          /          /          |PMT PER/RTERM|ORIG TRM|  PMI CODE   |#UNIT|CNVT |SVSFEE|PAYCAP|1stDT|RNDC| RND FTR |
|===========|================================|=============|========|=============|=====|=====|======|======|=====|====|=========|
|01750292   |CARDER,LANE E                   |     09.500% |  /  /  |   325,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    043    |1390 JAMAICA RD                 |     2,186.23|10/89   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | MARCO ISLAN,  FL,  33937,  000 |   260,000.00|09/19   |   080.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   245,805.53|11/95/01|   075.63%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01752909   |BUENTE LINDA                    |     07.125% |  /  /  |   325,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |6210 NUEVELLE DRIVE             |     1,724.73|10/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45243,  061 |   256,000.00|09/25   |   078.7 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   255,589.32|11/95/01|   078.57%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|01754496   |PARROTT, JR.                    |     08.000% |  /  /  |   600,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |3994 ROSEHILL AVE               |     3,411.99|10/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45229,  061 |   465,000.00|09/25   |   077.5 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   464,373.94|11/95/01|   077.40%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|06055192   |WOODS LARRY                     |     07.625% |  /  /  |   290,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    028    |4234 GOLDENSEAL WAY             |     1,482.26|02/93   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | HILLIARD   ,  OH,  43026,  049 |   217,500.00|01/23   |   075.0 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   199,060.64|12/95/01|   068.64%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|06151408   |LAGREW J&L                      |     07.125% |  /  /  |   325,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |4001 SHANNON ROAD               |       199.87|12/90   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | VERSAILLES ,  KY,  40383,  239 |   208,000.00|11/20   |   064.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |    27,522.93|11/95/01|   008.47%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|06277086   |HANSEN WM R                     |     08.750% |  /  /  |   302,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    034    |2249 HEATHERWOOD DR             |     1,888.08|01/92   |         0.00|  I  |     |000000| 0.000|  00 | 00 |     0.00|
|           | FINDLAY    ,  OH,  45840,  063 |   240,000.00|12/21   |   079.4 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   226,313.73|11/95/01|   074.87%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|06278513   |HUMPHREY D D                    |     08.500% |  /  /  |   305,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    034    |2638 SPRINGWATER DR             |     1,722.37|03/92   |         0.00|  I  |     |000000| 0.000|  00 | 00 |     0.00|
|           | TOLEDO     ,  OH,  43617,  095 |   224,000.00|02/22   |   073.4 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   202,462.31|11/95/01|   066.34%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|06453975   |BACON CLAYTON                   |     07.250% |  /  /  |   343,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    070    |4600 KITAMAT TR                 |     1,975.08|06/92   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | LIMA       ,  OH,  45805,  003 |   218,200.00|06/08   |   063.6 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   195,261.05|11/95/01|   056.91%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  193   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------|--------------------------------|-------------|--------|-------------|-----|-----|------|------|-----|----|---------|

 Salomon Brothers Inc
 12/11/95                  /mortgage6/d_fifth.third.bank.oh.1095/d_sbmsi7-1995-2-3/d_final.1195/sbmsi952                  Page   12

 --------------------------------------------------------------------------------------------------------------------------------
| LN NUMBER |              NAME              |CURRENT RATE |ORIG  DT|APPRAISAL AMT|PRPTY|2ndCD|DELNQ1|MARGIN|i CHG|PLAN| O RATE  |
| BRANCH/INV|         STREET ADDRESS         |CURRENT P&I  |1STPMTDT| SALES PRICE |OCCUP|BALLN|DELNQ2|PERCAP|p CHG|INDX| O P&I   |
| DOCUMENTS |   CITY,  STATE,  ZIP, COUNTY   |ORIG BALANCE |MAT   DT|  ORIG LTV   |LPURP|PARTF|#30+YR|LFECAP|iCHDT|ADJC| O INDEX |
|   POOL    |                                |CURR BALANCE |PAIDTODT|  CURR LTV   |LTYPE|PART%|FORECL|LFE FL|pCHDT|NGAM| NEGAM % |
|           |          /          /          |PMT PER/RTERM|ORIG TRM|  PMI CODE   |#UNIT|CNVT |SVSFEE|PAYCAP|1stDT|RNDC| RND FTR |
|===========|================================|=============|========|=============|=====|=====|======|======|=====|====|=========|
|06456682   |MEINERDINGWIL                   |     07.750% |  /  /  |   250,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    070    |CANAL ROAD                      |     1,510.97|08/92   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | FORT LORAMI,  OH,  45845,  149 |   210,000.00|07/22   |   084.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   197,418.14|10/95/01|   078.97%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|06503215   |CLEMONS DOUGL                   |     08.250% |  /  /  |   595,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    048    |LOT172 COUNTRY SQUIRE ESTATES   |     2,629.45|07/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | FT MITCHELL,  KY,  41017,  117 |   350,000.00|06/24   |   058.8 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   345,989.54|11/95/01|   058.13%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|06589469   |OWEN                            |     09.750% |  /  /  |   392,000.00|01 SF|     |002000| 0.000|  00 |    | 00.000% |
|    034    |7248 FOREST BROOK DRIVE         |     2,913.25|05/88   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | SYLVANIA   ,  OH,  43560,  095 |   275,000.00|01/04   |   070.1 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   182,225.30|10/95/01|   046.45%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  189   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|06599229   |BEECHER                         |     08.375% |  /  /  |   270,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    034    |5957 LYNWOOD CT                 |     1,634.92|03/92   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | WHITEHOUSE ,  OH,  43571,  095 |   215,100.00|02/22   |   079.6 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   207,407.79|11/95/01|   076.75%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|06600138   |ANITPORDA                       |     07.875% |  /  /  |   245,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    034    |2827 SPRINGWATER DR             |     1,595.99|12/91   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | TOLEDO     ,  OH,  43617,  095 |   219,600.00|11/21   |   089.6 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   211,601.59|11/95/01|   086.34%   | 04  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |     08      | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|06612614   |FLYNN P                         |     06.625% |  /  /  |   370,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    034    |9478 DOUGLAS                    |     1,899.69|07/92   |         0.00|  I  |     |000000| 0.000|  00 | 00 |     0.00|
|           | TEMPERANCE ,  MI,  48182,  115 |   296,000.00|06/22   |   080.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   284,674.95|11/95/01|   076.94%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|06625212   |FELLER D L                      |     08.250% |  /  /  |   301,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    034    |3530 STONEBROOKE                |     1,697.86|12/92   |         0.00|  S  |     |000000| 0.000|  00 | 00 |     0.00|
|           | MAUMEE     ,  OH,  43537,  095 |   226,000.00|11/22   |   075.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   211,161.13|12/95/01|   070.08%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|06627779   |WRAY T K                        |     06.750% |  /  /  |   320,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    034    |11172 BIRCHE POINTE DR          |     1,669.16|01/94   |         0.00|  I  |     |000000| 0.000|  00 | 00 |     0.00|
|           | WHITEHOUSE ,  OH,  43571,  095 |   256,000.00|06/23   |   080.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   244,209.84|11/95/01|   076.32%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  354   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------|--------------------------------|-------------|--------|-------------|-----|-----|------|------|-----|----|---------|

 Salomon Brothers Inc
 12/11/95                  /mortgage6/d_fifth.third.bank.oh.1095/d_sbmsi7-1995-2-3/d_final.1195/sbmsi952                  Page   13

 --------------------------------------------------------------------------------------------------------------------------------
| LN NUMBER |              NAME              |CURRENT RATE |ORIG  DT|APPRAISAL AMT|PRPTY|2ndCD|DELNQ1|MARGIN|i CHG|PLAN| O RATE  |
| BRANCH/INV|         STREET ADDRESS         |CURRENT P&I  |1STPMTDT| SALES PRICE |OCCUP|BALLN|DELNQ2|PERCAP|p CHG|INDX| O P&I   |
| DOCUMENTS |   CITY,  STATE,  ZIP, COUNTY   |ORIG BALANCE |MAT   DT|  ORIG LTV   |LPURP|PARTF|#30+YR|LFECAP|iCHDT|ADJC| O INDEX |
|   POOL    |                                |CURR BALANCE |PAIDTODT|  CURR LTV   |LTYPE|PART%|FORECL|LFE FL|pCHDT|NGAM| NEGAM % |
|           |          /          /          |PMT PER/RTERM|ORIG TRM|  PMI CODE   |#UNIT|CNVT |SVSFEE|PAYCAP|1stDT|RNDC| RND FTR |
|===========|================================|=============|========|=============|=====|=====|======|======|=====|====|=========|
|06739906   |DIGIOVANNI V                    |     06.875% |  /  /  |   337,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |3951 HAMMERSMYTH                |     1,670.80|01/92   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | LOVELAND   ,  OH,  45140,  025 |   253,400.00|12/21   |   075.1 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   240,940.84|11/95/01|   071.41%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|06785662   |KOHN B                          |     07.375% |  /  /  |   525,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |12 HICKORY HOLLOW               |     1,944.13|02/92   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45241,  061 |   280,000.00|01/22   |   053.3 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   269,983.74|11/95/01|   051.39%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|06847915   |BECK LEE                        |     09.125% |  /  /  |   350,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |1670 N LIBERTY-KEUTER RD        |     2,115.44|08/92   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | LEBANON    ,  OH,  45036,  165 |   260,000.00|07/22   |   074.2 %   |  RE |     |      |00.000|00/00|    | 00.000% |
|           |                                |   253,560.15|11/95/01|   072.36%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|06872387   |WEY HOWARD                      |     07.875% |  /  /  |   300,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |3319 COLE ROAD                  |     1,606.33|12/92   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | NEW RICHMON,  OH,  45157,  025 |   230,400.00|11/22   |   076.8 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   212,678.91|11/95/01|   070.89%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|06926277   |KREHBIEL JR C                   |     07.375% |  /  /  |   510,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |8225 BRILL ROAD                 |     1,899.37|07/93   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45243,  061 |   275,000.00|06/23   |   053.9 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   268,379.02|11/95/01|   052.60%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|06941573   |SMITH C DANIE                   |     07.875% |  /  /  |   280,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |12101 HEATHERTREE CT            |     1,801.08|09/93   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45249,  061 |   248,400.00|08/23   |   088.7 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   243,368.01|11/95/01|   086.90%   | 04  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |     01      | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|06962796   |CODY THOMAS                     |     07.500% |  /  /  | 1,750,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |195 GREEN HILLS DR              |     8,810.05|11/93   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45208,  061 | 1,260,000.00|10/23   |   072.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                | 1,234,783.55|11/95/01|   070.56%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|06970315   |BRANSOM ROB                     |     07.500% |  /  /  |   360,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |9885 HAMPSTEAD COURT            |     1,953.57|11/93   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45241,  017 |   242,500.00|10/13   |   067.3 %   |  RE |     |      |00.000|00/00|    | 00.000% |
|           |                                |   230,689.51|11/95/01|   064.02%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  240   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------|--------------------------------|-------------|--------|-------------|-----|-----|------|------|-----|----|---------|

 Salomon Brothers Inc
 12/11/95                  /mortgage6/d_fifth.third.bank.oh.1095/d_sbmsi7-1995-2-3/d_final.1195/sbmsi952                  Page   14

 --------------------------------------------------------------------------------------------------------------------------------
| LN NUMBER |              NAME              |CURRENT RATE |ORIG  DT|APPRAISAL AMT|PRPTY|2ndCD|DELNQ1|MARGIN|i CHG|PLAN| O RATE  |
| BRANCH/INV|         STREET ADDRESS         |CURRENT P&I  |1STPMTDT| SALES PRICE |OCCUP|BALLN|DELNQ2|PERCAP|p CHG|INDX| O P&I   |
| DOCUMENTS |   CITY,  STATE,  ZIP, COUNTY   |ORIG BALANCE |MAT   DT|  ORIG LTV   |LPURP|PARTF|#30+YR|LFECAP|iCHDT|ADJC| O INDEX |
|   POOL    |                                |CURR BALANCE |PAIDTODT|  CURR LTV   |LTYPE|PART%|FORECL|LFE FL|pCHDT|NGAM| NEGAM % |
|           |          /          /          |PMT PER/RTERM|ORIG TRM|  PMI CODE   |#UNIT|CNVT |SVSFEE|PAYCAP|1stDT|RNDC| RND FTR |
|===========|================================|=============|========|=============|=====|=====|======|======|=====|====|=========|
|06972847   |ADLER JOHN                      |     07.500% |  /  /  |   650,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |31 CAMARGO CANYON DR            |     3,356.21|11/93   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45243,  061 |   480,000.00|10/23   |   073.8 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   470,393.71|11/95/01|   072.32%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|06977699   |MCNEESE WILLI                   |     07.000% |  /  /  |   415,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |7574 PINEHURST DRIVE            |     1,929.37|03/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45244,  061 |   290,000.00|02/24   |   069.8 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   284,705.98|11/95/01|   068.53%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08136586   |QUATMAN III G                   |     06.750% |  /  /  |   408,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    070    |2480 MILLS ROAD                 |     1,621.50|03/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | LIMA       ,  OH,  45806,  003 |   250,000.00|02/24   |   061.2 %   |  RE |     |      |00.000|00/00|    | 00.000% |
|           |                                |   245,216.20|11/95/01|   060.03%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08165926   |SHORT DAN                       |     06.875% |  /  /  |   350,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    038    |4300 LEXINGTON ROAD             |     1,471.74|03/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | PARIS      ,  KY,  40361,  017 |   221,700.00|02/23   |   063.3 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   217,215.18|11/95/01|   062.02%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  348   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08181678   |BRYDEN JOHN                     |     07.625% |  /  /  |   402,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    038    |1260 TODDS STATION              |     2,123.37|10/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | LEXINGTON  ,  KY,  40509,  067 |   300,000.00|09/25   |   074.6 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   299,564.38|11/95/01|   074.49%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08203961   |REYNOLDS MYRO                   |     06.875% |  /  /  |   288,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    065    |9102 ANCHOR BAY DRIVE           |     1,511.35|02/93   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | INDIANAPOLI,  IN,  46236,  097 |   230,000.00|01/23   |   079.8 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   222,753.30|11/95/01|   077.29%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08220155   |FERGER LAWREN                   |     08.500% |  /  /  |   800,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    065    |5955 N STAFFORD RD              |     4,844.14|09/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | INDIANAPOLI,  IN,  46208,  097 |   630,000.00|08/24   |   078.7 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   623,982.65|11/95/01|   077.95%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08222310   |EPPERSON GARY                   |     07.625% |  /  /  |   265,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    065    |7224 ELM RIDGE DR.              |     1,500.52|10/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | INDIANAPOLI,  IN,  46236,  097 |   212,000.00|09/25   |   080.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   211,692.15|11/95/01|   079.88%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------|--------------------------------|-------------|--------|-------------|-----|-----|------|------|-----|----|---------|

 Salomon Brothers Inc
 12/11/95                  /mortgage6/d_fifth.third.bank.oh.1095/d_sbmsi7-1995-2-3/d_final.1195/sbmsi952                  Page   15

 --------------------------------------------------------------------------------------------------------------------------------
| LN NUMBER |              NAME              |CURRENT RATE |ORIG  DT|APPRAISAL AMT|PRPTY|2ndCD|DELNQ1|MARGIN|i CHG|PLAN| O RATE  |
| BRANCH/INV|         STREET ADDRESS         |CURRENT P&I  |1STPMTDT| SALES PRICE |OCCUP|BALLN|DELNQ2|PERCAP|p CHG|INDX| O P&I   |
| DOCUMENTS |   CITY,  STATE,  ZIP, COUNTY   |ORIG BALANCE |MAT   DT|  ORIG LTV   |LPURP|PARTF|#30+YR|LFECAP|iCHDT|ADJC| O INDEX |
|   POOL    |                                |CURR BALANCE |PAIDTODT|  CURR LTV   |LTYPE|PART%|FORECL|LFE FL|pCHDT|NGAM| NEGAM % |
|           |          /          /          |PMT PER/RTERM|ORIG TRM|  PMI CODE   |#UNIT|CNVT |SVSFEE|PAYCAP|1stDT|RNDC| RND FTR |
|===========|================================|=============|========|=============|=====|=====|======|======|=====|====|=========|
|08227701   |GOETZ WILLIAM                   |     07.375% |  /  /  |   376,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    065    |9693 RESTON LANE                |     2,207.42|09/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | MC CORDSVIL,  IN,  46055,  059 |   319,600.00|08/25   |   085.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   318,865.87|11/95/01|   084.80%   | 04  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |     13      | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08227808   |COSTAKIS THOM                   |     07.625% |  /  /  |   302,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    065    |5114 HUMMINGBIRD CIRCLE         |     1,521.75|09/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CARMEL     ,  IN,  46033,  057 |   215,000.00|08/25   |   071.1 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   214,530.22|11/95/01|   070.94%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08228878   |JACKSON MICHA                   |     07.750% |  /  /  |   375,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    065    |12607 BAY RUN CIRCLE #1         |     2,417.90|11/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | INDIANAPOLI,  IN,  46236,  097 |   337,500.00|10/25   |   090.0 %   |  RE |     |      |00.000|00/00|    | 00.000% |
|           |                                |   337,261.79|11/95/01|   089.94%   | 04  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |     15      | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08229854   |FULFORD WILLI                   |     07.750% |  /  /  |   390,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    065    |9803 SPRINGSTONE ROAD           |     2,122.73|11/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | MC CORDSVIL,  IN,  46055,  059 |   296,300.00|10/25   |   075.9 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   296,090.87|11/95/01|   075.85%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08323453   |BARDASH JEFFR                   |     08.250% |  /  /  |   328,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    028    |5756 MEDALLION DRIVE            |     1,945.79|05/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | WESTERVILLE,  OH,  43082,  041 |   259,000.00|04/24   |   078.9 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   255,659.94|11/95/01|   077.88%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08324456   |MARBRY JOHN                     |     07.500% |  /  /  |   290,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    028    |4881 CHATELAINE DRIVE           |     1,441.44|10/93   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | DUBLIN     ,  OH,  43017,  049 |   206,150.00|09/23   |   071.0 %   |  RE |     |      |00.000|00/00|    | 00.000% |
|           |                                |   201,845.04|11/95/01|   069.52%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08337660   |WING RICHARD                    |     07.000% |  /  /  |   410,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    028    |2625 CLAIRMONT COURT            |     2,128.96|05/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | COLUMBUS   ,  OH,  43220,  049 |   320,000.00|04/24   |   078.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   314,745.95|11/95/01|   076.72%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08338815   |OVERLY ROBINS                   |     07.250% |  /  /  |   455,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    028    |10442 E WINDROSE                |     2,251.20|04/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | SCOTTSDALE ,  AZ,  85259,  013 |   330,000.00|03/24   |   072.5 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   324,544.48|11/95/01|   071.30%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------|--------------------------------|-------------|--------|-------------|-----|-----|------|------|-----|----|---------|

 Salomon Brothers Inc
 12/11/95                  /mortgage6/d_fifth.third.bank.oh.1095/d_sbmsi7-1995-2-3/d_final.1195/sbmsi952                  Page   16

 --------------------------------------------------------------------------------------------------------------------------------
| LN NUMBER |              NAME              |CURRENT RATE |ORIG  DT|APPRAISAL AMT|PRPTY|2ndCD|DELNQ1|MARGIN|i CHG|PLAN| O RATE  |
| BRANCH/INV|         STREET ADDRESS         |CURRENT P&I  |1STPMTDT| SALES PRICE |OCCUP|BALLN|DELNQ2|PERCAP|p CHG|INDX| O P&I   |
| DOCUMENTS |   CITY,  STATE,  ZIP, COUNTY   |ORIG BALANCE |MAT   DT|  ORIG LTV   |LPURP|PARTF|#30+YR|LFECAP|iCHDT|ADJC| O INDEX |
|   POOL    |                                |CURR BALANCE |PAIDTODT|  CURR LTV   |LTYPE|PART%|FORECL|LFE FL|pCHDT|NGAM| NEGAM % |
|           |          /          /          |PMT PER/RTERM|ORIG TRM|  PMI CODE   |#UNIT|CNVT |SVSFEE|PAYCAP|1stDT|RNDC| RND FTR |
|===========|================================|=============|========|=============|=====|=====|======|======|=====|====|=========|
|08341782   |SHRIDER CHARL                   |     08.250% |  /  /  |   505,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    028    |5241 RESERVE DRIVE              |     2,404.07|08/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | DUBLIN     ,  OH,  43017,  049 |   320,000.00|07/24   |   063.3 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   316,561.00|11/95/01|   062.62%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08418671   |KASSIGKEIT HE                   |     08.500% |  /  /  |   540,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |2633 GINGER WREN                |     3,075.64|01/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CLEVELAND  ,  OH,  44124,  035 |   400,000.00|12/24   |   074.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   397,238.19|11/95/01|   073.49%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08422507   |SPENCER RANDY                   |     07.875% |  /  /  |   228,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |20775 WAKEFIELD CIRCLE          |     1,486.40|09/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | STRONGSVILL,  OH,  44136,  035 |   205,000.00|08/25   |   089.9 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   204,573.95|11/95/01|   089.71%   | 04  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |     15      | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08422873   |SCHNEIDER BRU                   |     07.500% |  /  /  |   275,500.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |7722 HUDSON PARK DRIVE          |     1,529.89|09/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | HUDSON     ,  OH,  44236,  153 |   218,800.00|08/25   |   079.4 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   218,309.78|11/95/01|   079.22%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08422881   |MONDA GARY                      |     07.875% |  /  /  |   390,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |509 FAWN COURT                  |     1,631.41|10/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CHAGRIN FAL,  OH,  44022,  035 |   225,000.00|09/25   |   059.02%   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   224,689.29|11/95/01|   058.94%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08423139   |ROMITO FRANK                    |     08.375% |  /  /  |   367,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |8648 DUNBAR LANE                |     2,067.40|10/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | BRECKSVILLE,  OH,  44141,  035 |   272,000.00|09/25   |   074.1 %   |  RE |     |      |00.000|00/00|    | 00.000% |
|           |                                |   271,660.68|10/95/01|   074.01%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08423323   |HUNT BERNARD                    |     07.500% |  /  /  |   575,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |3948 PINE LAKE CIRCLE           |     1,719.38|10/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | RICHFIELD  ,  OH,  44286,  153 |   245,903.00|09/25   |   042.7 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   245,536.88|11/95/01|   042.64%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08425564   |WAICKMAN MARK                   |     07.625% |  /  /  |   310,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |115 WOLCOTT                     |     1,599.61|10/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | AKRON      ,  OH,  44313,  153 |   226,000.00|09/25   |   072.9 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   225,671.82|11/95/01|   072.79%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------|--------------------------------|-------------|--------|-------------|-----|-----|------|------|-----|----|---------|

 Salomon Brothers Inc
 12/11/95                  /mortgage6/d_fifth.third.bank.oh.1095/d_sbmsi7-1995-2-3/d_final.1195/sbmsi952                  Page   17

 --------------------------------------------------------------------------------------------------------------------------------
| LN NUMBER |              NAME              |CURRENT RATE |ORIG  DT|APPRAISAL AMT|PRPTY|2ndCD|DELNQ1|MARGIN|i CHG|PLAN| O RATE  |
| BRANCH/INV|         STREET ADDRESS         |CURRENT P&I  |1STPMTDT| SALES PRICE |OCCUP|BALLN|DELNQ2|PERCAP|p CHG|INDX| O P&I   |
| DOCUMENTS |   CITY,  STATE,  ZIP, COUNTY   |ORIG BALANCE |MAT   DT|  ORIG LTV   |LPURP|PARTF|#30+YR|LFECAP|iCHDT|ADJC| O INDEX |
|   POOL    |                                |CURR BALANCE |PAIDTODT|  CURR LTV   |LTYPE|PART%|FORECL|LFE FL|pCHDT|NGAM| NEGAM % |
|           |          /          /          |PMT PER/RTERM|ORIG TRM|  PMI CODE   |#UNIT|CNVT |SVSFEE|PAYCAP|1stDT|RNDC| RND FTR |
|===========|================================|=============|========|=============|=====|=====|======|======|=====|====|=========|
|08426006   |KARAM ELIAS                     |     07.500% |  /  /  |   400,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    052    |2646 DEER RIDGE RUN             |     1,869.65|11/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CUYAHOGA FL,  OH,  44223,  153 |   253,000.00|10/20   |   063.2 %   |  RE |     |      |00.000|00/00|    | 00.000% |
|           |                                |   252,711.60|11/95/01|   063.13%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  300   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08601505   |CODY B D                        |     08.375% |  /  /  |   390,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    034    |BRINT AND HOLT RD               |     2,380.46|11/94   |         0.00|  I  |     |000000| 0.000|  00 | 00 |     0.00|
|           | SYLVANIA   ,  OH,  43560,  095 |   312,000.00|07/24   |   080.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   307,846.39|11/95/01|   078.93%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  357   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08631501   |HAIDAR HANI                     |     09.000% |  /  /  |   243,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    034    |2331 EVERSHAM  CT.              |     1,834.54|10/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | TOLEDO     ,  OH,  43617,  095 |   228,000.00|09/24   |   095.00%   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   226,168.85|11/95/01|   094.24%   | 04  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |     17      | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08664768   |REILLY M ANN                    |     09.750% |  /  /  |   269,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |7 MARINERS COVE                 |     1,848.91|06/91   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45249,  061 |   215,200.00|05/21   |   080.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   199,165.28|11/95/01|   074.04%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08683010   |PAUL LAURA B                    |     10.750% |  /  /  |   600,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |6670 WYMAN LN                   |     2,800.45|03/89   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45243,  061 |   300,000.00|02/19   |   050.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   211,128.47|11/95/01|   035.19%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08683037   |BALLARD II E                    |     10.500% |  /  /  |   255,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |3769 SHERBROOKE                 |     2,082.87|04/89   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45241,  061 |   227,700.00|03/19   |   089.2 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   206,446.90|10/95/01|   080.87%   | 04  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |     01      | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08683379   |POWELL WILLIA                   |     10.000% |  /  /  |   355,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |681 REISLING KNOLL              |     2,281.69|08/91   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45226,  061 |   260,000.00|07/21   |   073.2 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   252,551.69|11/95/01|   071.10%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08683504   |SHIELS MARC F                   |     08.750% |  /  /  |   686,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |8680 KUGLER MILL RD             |     3,343.48|05/92   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45243,  061 |   425,000.00|04/22   |   061.9 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   407,873.31|11/95/01|   059.41%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------|--------------------------------|-------------|--------|-------------|-----|-----|------|------|-----|----|---------|

 Salomon Brothers Inc
 12/11/95                  /mortgage6/d_fifth.third.bank.oh.1095/d_sbmsi7-1995-2-3/d_final.1195/sbmsi952                  Page   18

 --------------------------------------------------------------------------------------------------------------------------------
| LN NUMBER |              NAME              |CURRENT RATE |ORIG  DT|APPRAISAL AMT|PRPTY|2ndCD|DELNQ1|MARGIN|i CHG|PLAN| O RATE  |
| BRANCH/INV|         STREET ADDRESS         |CURRENT P&I  |1STPMTDT| SALES PRICE |OCCUP|BALLN|DELNQ2|PERCAP|p CHG|INDX| O P&I   |
| DOCUMENTS |   CITY,  STATE,  ZIP, COUNTY   |ORIG BALANCE |MAT   DT|  ORIG LTV   |LPURP|PARTF|#30+YR|LFECAP|iCHDT|ADJC| O INDEX |
|   POOL    |                                |CURR BALANCE |PAIDTODT|  CURR LTV   |LTYPE|PART%|FORECL|LFE FL|pCHDT|NGAM| NEGAM % |
|           |          /          /          |PMT PER/RTERM|ORIG TRM|  PMI CODE   |#UNIT|CNVT |SVSFEE|PAYCAP|1stDT|RNDC| RND FTR |
|===========|================================|=============|========|=============|=====|=====|======|======|=====|====|=========|
|08683563   |WEBB CHERYLE                    |     08.250% |  /  /  |   475,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |7000 DRAKE RD                   |     3,114.27|12/92   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45243,  061 |   358,000.00|11/11   |   075.3 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   331,429.46|11/95/01|   069.71%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  228   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08730622   |GARRISON LARR                   |     07.125% |  /  /  |   280,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |331 WARREN AVE                  |     1,414.82|05/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45220,  061 |   210,000.00|04/24   |   075.0 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   206,632.64|11/95/01|   073.80%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08736717   |FISHER MICHAE                   |     07.625% |  /  /  |   830,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |6915 WINDING WAY                |     4,246.74|06/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45236,  061 |   600,000.00|05/24   |   072.2 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   591,746.87|11/95/01|   071.21%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08737154   |PARTRIDGE, JR                   |     07.750% |  /  /  |   550,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |415 SUNNY ACRES DRIVE           |     2,550.42|06/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45255,  061 |   356,000.00|05/24   |   064.7 %   |  RE |     |      |00.000|00/00|    | 00.000% |
|           |                                |   351,220.41|11/95/01|   063.83%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08737357   |SMITH JAMES                     |     07.750% |  /  /  |   272,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |580 BELLE MEADE FARM DRIVE      |     1,647.75|07/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | LOVELAND   ,  OH,  45140,  025 |   230,000.00|06/24   |   084.5 %   |  RE |     |      |00.000|00/00|    | 00.000% |
|           |                                |   226,199.37|11/95/01|   083.10%   | 04  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |     01      | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08742172   |KULESZA GEORG                   |     06.500% |  /  /  |   480,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |8611 HETHERIDGE LANE            |     1,580.18|07/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45249,  061 |   250,000.00|06/24   |   052.0 %   |  RE |     |      |00.000|00/00|    | 00.000% |
|           |                                |   245,986.68|11/95/01|   051.17%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08742754   |PELLMAN DENNI                   |     08.250% |  /  /  |   324,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |2417 QUAIL RUN FARM LANE        |     2,178.69|06/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45233,  061 |   290,000.00|05/24   |   089.5 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   286,469.20|11/95/01|   088.41%   | 04  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |     01      | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08744047   |HUBER PAUL                      |     08.000% |  /  /  |   335,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |49 THOMAS ROAD                  |     1,966.48|06/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | GRANVILLE  ,  OH,  43023,  089 |   268,000.00|05/24   |   080.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   264,573.26|11/95/01|   078.98%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------|--------------------------------|-------------|--------|-------------|-----|-----|------|------|-----|----|---------|

 Salomon Brothers Inc
 12/11/95                  /mortgage6/d_fifth.third.bank.oh.1095/d_sbmsi7-1995-2-3/d_final.1195/sbmsi952                  Page   19

 --------------------------------------------------------------------------------------------------------------------------------
| LN NUMBER |              NAME              |CURRENT RATE |ORIG  DT|APPRAISAL AMT|PRPTY|2ndCD|DELNQ1|MARGIN|i CHG|PLAN| O RATE  |
| BRANCH/INV|         STREET ADDRESS         |CURRENT P&I  |1STPMTDT| SALES PRICE |OCCUP|BALLN|DELNQ2|PERCAP|p CHG|INDX| O P&I   |
| DOCUMENTS |   CITY,  STATE,  ZIP, COUNTY   |ORIG BALANCE |MAT   DT|  ORIG LTV   |LPURP|PARTF|#30+YR|LFECAP|iCHDT|ADJC| O INDEX |
|   POOL    |                                |CURR BALANCE |PAIDTODT|  CURR LTV   |LTYPE|PART%|FORECL|LFE FL|pCHDT|NGAM| NEGAM % |
|           |          /          /          |PMT PER/RTERM|ORIG TRM|  PMI CODE   |#UNIT|CNVT |SVSFEE|PAYCAP|1stDT|RNDC| RND FTR |
|===========|================================|=============|========|=============|=====|=====|======|======|=====|====|=========|
|08752039   |ARCECI ROBERT                   |     08.750% |  /  /  |   325,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |15 WENTWORTH AVE                |     2,045.43|08/94   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45215,  061 |   260,000.00|07/24   |   080.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   257,471.00|11/95/01|   079.22%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08766959   |SCHLOSSER PAU                   |     07.750% |  /  /  |   339,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |1262 AINTREE CT.                |     1,934.31|09/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | MAINEVILLE ,  OH,  45039,  165 |   270,000.00|08/25   |   079.6 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   269,424.62|11/95/01|   079.43%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08771475   |HOWARD RANDY                    |     08.000% |  /  /  |   457,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |8119 WYCLIFFE DRIVE             |     2,656.69|08/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45244,  061 |   362,065.00|07/25   |   079.2 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   361,083.56|11/95/01|   078.99%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08776049   |SINGLETON-FIL                   |     09.000% |  /  /  |   305,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |1207 BEECHWOOD DRIVE            |     1,840.57|07/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45215,  061 |   228,750.00|06/25   |   075.0 %   |  RE |     |      |00.000|00/00|    | 00.000% |
|           |                                |   228,115.83|11/95/01|   074.79%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08778503   |MATTHEWS WILL                   |     08.500% |  /  /  |   292,500.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |10 BERWICK CT                   |     1,793.87|08/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | MIAMISBURG ,  OH,  45342,  113 |   233,300.00|07/25   |   079.7 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   232,728.65|11/95/01|   079.50%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08780881   |BARLOW BOBBY                    |     09.000% |  /  /  |   270,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |548 ACORN DRIVE                 |     1,955.23|06/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | DAYTON     ,  OH,  45419,  113 |   243,000.00|05/25   |   090.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   242,188.53|11/95/01|   089.70%   | 04  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |     13      | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08782692   |ROTHCHILD BAR                   |     07.750% |  /  /  |   438,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |4952 MUIRWOODS COURT            |     1,700.05|09/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45241,  061 |   237,300.00|08/25   |   054.1 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   236,794.28|11/95/01|   053.98%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08783409   |ORMOND PAUL                     |     08.250% |  /  /  |   375,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |300 MCCRAY BLVD.                |     2,223.76|09/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | SPRINGBORO ,  OH,  45066,  165 |   296,000.00|08/25   |   078.9 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   295,429.82|11/95/01|   078.75%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------|--------------------------------|-------------|--------|-------------|-----|-----|------|------|-----|----|---------|

 Salomon Brothers Inc
 12/11/95                  /mortgage6/d_fifth.third.bank.oh.1095/d_sbmsi7-1995-2-3/d_final.1195/sbmsi952                  Page   20

 --------------------------------------------------------------------------------------------------------------------------------
| LN NUMBER |              NAME              |CURRENT RATE |ORIG  DT|APPRAISAL AMT|PRPTY|2ndCD|DELNQ1|MARGIN|i CHG|PLAN| O RATE  |
| BRANCH/INV|         STREET ADDRESS         |CURRENT P&I  |1STPMTDT| SALES PRICE |OCCUP|BALLN|DELNQ2|PERCAP|p CHG|INDX| O P&I   |
| DOCUMENTS |   CITY,  STATE,  ZIP, COUNTY   |ORIG BALANCE |MAT   DT|  ORIG LTV   |LPURP|PARTF|#30+YR|LFECAP|iCHDT|ADJC| O INDEX |
|   POOL    |                                |CURR BALANCE |PAIDTODT|  CURR LTV   |LTYPE|PART%|FORECL|LFE FL|pCHDT|NGAM| NEGAM % |
|           |          /          /          |PMT PER/RTERM|ORIG TRM|  PMI CODE   |#UNIT|CNVT |SVSFEE|PAYCAP|1stDT|RNDC| RND FTR |
|===========|================================|=============|========|=============|=====|=====|======|======|=====|====|=========|
|08784081   |STERNSTEIN AM                   |     08.000% |  /  /  |   915,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |6980 GIVEN RD                   |     5,283.08|08/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45243,  061 |   720,000.00|07/25   |   078.6 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   718,048.27|11/95/01|   078.39%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08784305   |DEWITT THOMAS                   |     08.250% |  /  /  |   345,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |8912 SANDYMAR DRIVE             |     2,043.46|07/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45242,  061 |   272,000.00|06/25   |   078.8 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   271,120.70|11/95/01|   078.55%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08787020   |LESHNER ROBER                   |     08.000% |  /  /  |   950,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |3437 ASTON PLACE                |     5,576.58|11/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45241,  061 |   760,000.00|10/25   |   080.0 %   |  RE |     |      |00.000|00/00|    | 00.000% |
|           |                                |   759,490.09|11/95/01|   079.95%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08788541   |TREBBI GEORGE                   |     08.250% |  /  /  |   750,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |7710 INDIAN HILL RD             |     4,094.43|08/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45243,  061 |   545,000.00|07/25   |   072.6 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   543,595.38|11/95/01|   072.41%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08789018   |SCHRADER STEV                   |     07.375% |  /  /  |   248,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |6656 MIAMI TRAILS DRIVE         |     1,502.92|09/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | LOVELAND   ,  OH,  45140,  025 |   217,600.00|08/25   |   087.7 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   217,100.17|11/95/01|   087.50%   | 04  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |     06      | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08789739   |DARLING MARC                    |     07.750% |  /  /  |   355,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |7739 KENNDEY LANE               |     1,836.16|09/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45242,  061 |   256,300.00|08/25   |   072.1 %   |  RE |     |      |00.000|00/00|    | 00.000% |
|           |                                |   255,753.82|11/95/01|   071.95%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08789907   |BURKE MD MILE                   |     07.750% |  /  /  | 1,040,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |8475 SLEEPY HOLLOW DRIVE        |     5,473.38|09/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45243,  061 |   764,000.00|08/25   |   073.4 %   |  RE |     |      |00.000|00/00|    | 00.000% |
|           |                                |   762,371.89|11/95/01|   073.24%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08789990   |O'LEARY-KELLY                   |     07.750% |  /  /  |   239,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |9681 FEATHERWOOD LANE           |     1,626.26|09/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | DAYTON     ,  OH,  45458,  113 |   227,000.00|08/25   |   094.9 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   226,516.24|11/95/01|   094.70%   | 04  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |     14      | 001 |     | 0.000|00.000|00/00|    |         |
|-----------|--------------------------------|-------------|--------|-------------|-----|-----|------|------|-----|----|---------|

 Salomon Brothers Inc
 12/11/95                  /mortgage6/d_fifth.third.bank.oh.1095/d_sbmsi7-1995-2-3/d_final.1195/sbmsi952                  Page   21

 --------------------------------------------------------------------------------------------------------------------------------
| LN NUMBER |              NAME              |CURRENT RATE |ORIG  DT|APPRAISAL AMT|PRPTY|2ndCD|DELNQ1|MARGIN|i CHG|PLAN| O RATE  |
| BRANCH/INV|         STREET ADDRESS         |CURRENT P&I  |1STPMTDT| SALES PRICE |OCCUP|BALLN|DELNQ2|PERCAP|p CHG|INDX| O P&I   |
| DOCUMENTS |   CITY,  STATE,  ZIP, COUNTY   |ORIG BALANCE |MAT   DT|  ORIG LTV   |LPURP|PARTF|#30+YR|LFECAP|iCHDT|ADJC| O INDEX |
|   POOL    |                                |CURR BALANCE |PAIDTODT|  CURR LTV   |LTYPE|PART%|FORECL|LFE FL|pCHDT|NGAM| NEGAM % |
|           |          /          /          |PMT PER/RTERM|ORIG TRM|  PMI CODE   |#UNIT|CNVT |SVSFEE|PAYCAP|1stDT|RNDC| RND FTR |
|===========|================================|=============|========|=============|=====|=====|======|======|=====|====|=========|
|08790043   |HENDRICKS KAR                   |     07.250% |  /  /  |   660,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |11449 GRANDSTONE LANE           |     3,574.63|10/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45249,  061 |   524,000.00|09/25   |   079.3 %   |  RE |     |      |00.000|00/00|    | 00.000% |
|           |                                |   523,179.93|11/95/01|   079.18%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08791329   |WALTON EDWARD                   |     07.875% |  /  /  |   328,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |178 LEXINGTON DRIVE             |     1,899.69|10/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | LOVELAND   ,  OH,  45140,  061 |   262,000.00|09/25   |   079.8 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   261,638.19|11/95/01|   079.69%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08791839   |LAWTON GREGOR                   |     07.625% |  /  /  | 1,150,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |2363 GRANDIN ROAD               |     4,600.64|10/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45208,  061 |   650,000.00|09/25   |   056.5 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   649,056.15|11/95/01|   056.42%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08792217   |BLACK TIMOTHY                   |     07.875% |  /  /  |   300,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |701 BETULA AVE                  |     1,529.90|10/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45229,  061 |   211,000.00|09/25   |   070.3 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   210,708.62|11/95/01|   070.20%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08793199   |WAGNER JR RIC                   |     07.875% |  /  /  |   650,000.00|35 CO|     |000000| 0.000|  00 |    | 00.000% |
|    001    |1201 EDGECLIFF PLACE #1062      |     2,225.97|10/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45206,  061 |   307,000.00|09/25   |   047.2 %   |  RE |     |      |00.000|00/00|    | 00.000% |
|           |                                |   306,576.05|11/95/01|   047.13%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08793893   |WIENER MICHAE                   |     08.375% |  /  /  | 1,200,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |264 SUNNY ACRE DR               |     4,370.42|10/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45255,  061 |   575,000.00|09/25   |   047.9 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   574,282.71|11/95/01|   047.84%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08794239   |GROSSMAN MARK                   |     07.625% |  /  /  |   295,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |1017 WINDSOR COURT              |     1,642.09|10/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45245,  025 |   232,000.00|09/25   |   078.6 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   231,663.09|11/95/01|   078.49%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08795899   |MALONEY MICHA                   |     07.750% |  /  /  |   425,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |6875 MARBLEHEAD DRIVE           |     2,159.99|09/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45243,  061 |   301,500.00|08/25   |   070.9 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   300,857.46|11/95/01|   070.75%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------|--------------------------------|-------------|--------|-------------|-----|-----|------|------|-----|----|---------|

 Salomon Brothers Inc
 12/11/95                  /mortgage6/d_fifth.third.bank.oh.1095/d_sbmsi7-1995-2-3/d_final.1195/sbmsi952                  Page   22

 --------------------------------------------------------------------------------------------------------------------------------
| LN NUMBER |              NAME              |CURRENT RATE |ORIG  DT|APPRAISAL AMT|PRPTY|2ndCD|DELNQ1|MARGIN|i CHG|PLAN| O RATE  |
| BRANCH/INV|         STREET ADDRESS         |CURRENT P&I  |1STPMTDT| SALES PRICE |OCCUP|BALLN|DELNQ2|PERCAP|p CHG|INDX| O P&I   |
| DOCUMENTS |   CITY,  STATE,  ZIP, COUNTY   |ORIG BALANCE |MAT   DT|  ORIG LTV   |LPURP|PARTF|#30+YR|LFECAP|iCHDT|ADJC| O INDEX |
|   POOL    |                                |CURR BALANCE |PAIDTODT|  CURR LTV   |LTYPE|PART%|FORECL|LFE FL|pCHDT|NGAM| NEGAM % |
|           |          /          /          |PMT PER/RTERM|ORIG TRM|  PMI CODE   |#UNIT|CNVT |SVSFEE|PAYCAP|1stDT|RNDC| RND FTR |
|===========|================================|=============|========|=============|=====|=====|======|======|=====|====|=========|
|08797210   |ANNEKEN WILLI                   |     07.500% |  /  /  | 1,450,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |7397 SOUTHPOINTE DRIVE          |     6,151.23|10/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45233,  061 |   879,739.00|09/25   |   060.6 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   878,429.20|11/95/01|   060.51%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08798168   |PFARR MICHAEL                   |     07.250% |  /  /  |   345,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |2885 TIMBERCREEK DR             |     1,765.15|11/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | LEBANON    ,  OH,  45036,  165 |   258,750.00|10/25   |   075.0 %   |  CO |     |      |00.000|00/00|    | 00.000% |
|           |                                |   258,548.13|11/95/01|   074.94%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08798600   |KAGAN MD RICH                   |     07.625% |  /  /  |   570,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |3160 VICTORIA AVE               |     3,206.29|11/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45208,  061 |   453,000.00|10/25   |   079.4 %   |  RE |     |      |00.000|00/00|    | 00.000% |
|           |                                |   452,571.51|11/95/01|   079.32%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08799005   |BARRETT PAUL                    |     08.000% |  /  /  |   250,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |171 RYAN STREET                 |     1,650.96|10/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | OXFORD     ,  OH,  45056,  017 |   225,000.00|09/25   |   090.0 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   224,697.07|11/95/01|   089.88%   | 04  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |     17      | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08799136   |DOWLING, JR.                    |     07.750% |  /  /  |   322,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |3020 VICTORIA BLVD              |     1,895.20|11/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45208,  061 |   257,000.00|10/22   |   079.8 %   |  RE |     |      |00.000|00/00|    | 00.000% |
|           |                                |   256,764.59|11/95/01|   079.73%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  324   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08799531   |SCHOTT R GREG                   |     07.875% |  /  /  |   450,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    001    |1184 APPLEHILL ROAD             |     2,487.00|11/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45230,  061 |   343,000.00|10/25   |   076.2 %   |  RE |     |      |00.000|00/00|    | 00.000% |
|           |                                |   342,763.94|11/95/01|   076.15%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08824768   |CHAMBERS RAND                   |     08.500% |  /  /  |   279,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    048    |607 LEGENDARY LN                |     1,876.15|01/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45255,  061 |   244,000.00|12/24   |   087.4 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   242,315.19|11/95/01|   086.80%   | 04  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |     08      | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08835424   |BERBERICH, II                   |     08.125% |  /  /  |   376,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    048    |786 ABBOTSBURY PLACE            |     2,075.29|08/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | FT MITCHELL,  KY,  41017,  117 |   279,500.00|07/25   |   074.3 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   278,761.17|11/95/01|   074.10%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------|--------------------------------|-------------|--------|-------------|-----|-----|------|------|-----|----|---------|

 Salomon Brothers Inc
 12/11/95                  /mortgage6/d_fifth.third.bank.oh.1095/d_sbmsi7-1995-2-3/d_final.1195/sbmsi952                  Page   23

 --------------------------------------------------------------------------------------------------------------------------------
| LN NUMBER |              NAME              |CURRENT RATE |ORIG  DT|APPRAISAL AMT|PRPTY|2ndCD|DELNQ1|MARGIN|i CHG|PLAN| O RATE  |
| BRANCH/INV|         STREET ADDRESS         |CURRENT P&I  |1STPMTDT| SALES PRICE |OCCUP|BALLN|DELNQ2|PERCAP|p CHG|INDX| O P&I   |
| DOCUMENTS |   CITY,  STATE,  ZIP, COUNTY   |ORIG BALANCE |MAT   DT|  ORIG LTV   |LPURP|PARTF|#30+YR|LFECAP|iCHDT|ADJC| O INDEX |
|   POOL    |                                |CURR BALANCE |PAIDTODT|  CURR LTV   |LTYPE|PART%|FORECL|LFE FL|pCHDT|NGAM| NEGAM % |
|           |          /          /          |PMT PER/RTERM|ORIG TRM|  PMI CODE   |#UNIT|CNVT |SVSFEE|PAYCAP|1stDT|RNDC| RND FTR |
|===========|================================|=============|========|=============|=====|=====|======|======|=====|====|=========|
|08836195   |ORCHARD JAMES                   |     07.750% |  /  /  |   360,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    048    |915 RIVA RIDGE                  |     2,051.80|09/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | UNION      ,  KY,  41091,  015 |   286,400.00|08/25   |   079.5 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   285,789.68|11/95/01|   079.33%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08836996   |OETJEN GARY                     |     07.625% |  /  /  |   310,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    048    |7547 FAIRWAY GLEN DRIVE         |     1,521.75|09/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | CINCINNATI ,  OH,  45248,  061 |   215,000.00|08/25   |   069.3 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   214,530.22|11/95/01|   069.15%   | 01  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |             | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|08838190   |MCANDREW MICH                   |     07.500% |  /  /  |   241,000.00|01 SF|     |000000| 0.000|  00 |    | 00.000% |
|    048    |1723 COVE CIRCLE                |     1,494.58|10/95   |         0.00|  P  |     |000000| 0.000|  00 | 00 |     0.00|
|           | LAWRENCEBUR,  IN,  47025,  029 |   213,750.00|09/25   |   088.6 %   |  PU |     |      |00.000|00/00|    | 00.000% |
|           |                                |   213,431.73|11/95/01|   088.47%   | 04  |000.0|  00  |00.000|00/00|    | 00.00 % |
|           |          /          /          |  01 /       |  360   |     13      | 001 |     | 0.000|00.000|00/00|    |         |
|-----------+--------------------------------+-------------+--------+-------------+-----+-----+------+------+-----+----+---------|
|  179 Loans                                       7.7745%  00/00/00                                   0.000              0.000% |
|                                                389,491.88 06/94                                      0.000                     |
|                                             53,348,955.58 03/23        73.717%                      00.000 00/00        0.000% |
|                                             51,308,115.81 10/95/31     71.668%                       0.000 00/00               |
|                                                  00.000     346                              0.0000  0.000                     |
|--------------------------------------------------------------------------------------------------------------------------------|